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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
THE INTERPUBLIC GROUP OF COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE INTERPUBLIC GROUP OF COMPANIES, INC.
1271 Avenue of the Americas
New York, New York 10020

April 23, 2004

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of The Interpublic Group of Companies, Inc., to be held at 9:30 A.M. Eastern Time, on Tuesday, May 18, 2004. The meeting will be held in the MT&R Theater of The Museum of Television & Radio, 25 West 52nd Street, New York, New York.

        The business to be considered is described in the attached notice of the meeting and Proxy Statement. In addition to these matters, we will present a report on the state of our company.

        Last year was an important period in the history of Interpublic, as we began a necessary turnaround under a new management team. Our initial efforts proved very successful in stabilizing the company and paving the way for its recovery. We began to change the corporate culture to one focused on organic growth and governed by greater accountability. We will continue on this path as we look to reinvent Interpublic and make it into the organization that best understands and leverages the new realities that are transforming how our clients approach marketing.

        Major corporate accomplishments in 2003 spanned a number of key areas:

  •
  We clearly communicated a turnaround plan and time frame to all constituencies, including employees, clients, the financial community and the media. Five strategic pillars were identified and consistently referenced so as to keep all shareholders apprised of the company's progress. These strategic priorities were supplemented in the fourth quarter by our new financial metrics.

  •
  Important financing activities in March and December were extremely well received, raising approximately $1.5 billion. We also divested a number of nonstrategic assets and investments. Together, these initiatives allowed us to significantly strengthen the company's financial condition. Today, we can unequivocally state that Interpublic has one of the strongest balance sheets in our sector.

  •
  The restructuring program begun at midyear began to take hold and drive improvements in the company's margin performance, as evident in the fourth quarter results. We are pleased to note that the benefits of the restructuring should continue to flow through our operating results in 2004 and beyond.

  •
  Compared to the prior quarter, each of the final three quarters of 2003 showed sequential improvement in organic growth. This trend dovetails with the arrival of the new management team and its efforts to change the culture and promote collaborative activity among our many companies. The gap between Interpublic and the competition reflects some unique challenges, such as cycling through the large number of acquisitions that were poorly integrated into the group. Our companies must also continue to deliver best-in-class solutions in their respective disciplines for us to achieve growth parity with our peers.

  •
  Ours is a business in which talent, more than any other factor, is the key driver of future success. The company was therefore pleased to have attracted a significant number of world-class senior executives to its ranks, at both the corporate and operating unit levels. These include our Chief Operating Officer and Chief Financial Officer, Chris Coughlin, as well as many new regional and creative leaders at all three of our global advertising groups.

  •
  Importantly, we resolved a number of lingering legacy issues. We reached agreement on a proposed settlement with shareholders pursuing class action lawsuits arising from the restatement of earnings in 2002. We also made great progress in keeping our commitment to exit motor sports businesses acquired in the late 1990s. In 2003, we sold go-karting and motorcycle racing operations, in January of 2004, four auto racing tracks at our Brands Hatch Circuits unit in the United Kingdom. In April 2004, we terminated our obligations to promote the British Grand Prix at the Silverstone race track, leaving only our Silverstone lease obligations. We are pleased to have moved closer to completing our exit from the motor sports business.

Much was accomplished at Interpublic in the past year. We established a solid base from which to launch the second phase of the turnaround program. There remains much work to be done. We look forward to discussing our progress and our plans with you at the Annual Meeting. We will also provide an opportunity for shareholders to voice questions or comments. And we will share a sampling of work recently produced by a range of our companies.

        We hope you will be able to attend.

Sincerely,
David A. Bell Chairman of the Board, President and Chief Executive Officer

THE INTERPUBLIC GROUP OF COMPANIES, INC.
1271 Avenue of the Americas
New York, New York 10020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 18, 2004

        The Annual Meeting of Stockholders of The Interpublic Group of Companies, Inc. ("Interpublic") will be held in the MT&R Theater of The Museum of Television & Radio (the "Museum"), 25 West 52nd Street, New York, New York, on Tuesday, May 18, 2004, at 9:30 A.M., Eastern Time, for the following purposes:

  1.
  To elect ten directors;

  2.
  To consider and act upon a proposal to adopt the 2004 Performance Incentive Plan of Interpublic;

  3.
  To consider and act upon a proposal to adopt the Interpublic Non-Management Directors' Stock Incentive Plan;

  4.
  To consider and act upon a proposal to confirm the appointment of PricewaterhouseCoopers LLP as independent auditors of Interpublic for the year 2004;

  5.
  To consider and act upon a proposed stockholder resolution regarding Northern Ireland; and

  6.
  To transact such other business as may properly come before the meeting and any adjournment thereof.

        The close of business on March 26, 2004 has been designated as the record date for the determination of stockholders entitled to notice of and to vote at this meeting and any adjournment thereof.

By Order of the Board of Directors,
Nicholas J. Camera Secretary

Dated: April 23, 2004

        Whether or not you plan to attend the meeting in person, please fill in, sign, date and promptly return the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States. The proxy is revocable, so that you may still vote your shares in person if you attend the meeting and wish to do so.

        The use of the Museum's facilities does not constitute endorsement by the Museum of any views expressed during this Annual Meeting of Stockholders.

i

THE INTERPUBLIC GROUP OF COMPANIES, INC.

PROXY STATEMENT

GENERAL

Introduction

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Interpublic Group of Companies, Inc. ("Interpublic") of proxies to be voted at the Annual Meeting of Stockholders, which will be held in the MT&R Theater of The Museum of Television & Radio (the "Museum"), 25 West 52nd Street, New York, New York, at 9:30 A.M., Eastern Time, on Tuesday, May 18, 2004. (The use of the Museum's facilities does not constitute endorsement by the Museum of any views expressed at the Annual Meeting.)

        The address of Interpublic's principal executive office is 1271 Avenue of the Americas, New York, NY 10020. This Proxy Statement and the enclosed form of proxy, together with Interpublic's Annual Report to Stockholders, are first being sent to stockholders on or about April 23, 2004.

        Any proxy given in response to this solicitation may be revoked at any time before it has been exercised. The giving of the proxy will not affect your right to vote in person if you attend the meeting. If you do not attend the Annual Meeting, or if you attend and do not vote in person, the shares represented by your proxy will be voted in accordance with your instructions on the matters set forth in items 1 through 5. If no voting instructions are given with respect to any one or more of the items, a duly executed proxy will be voted on the uninstructed matter or matters as follows:

  •
  FOR the Board's nominees for election as directors,

  •
  FOR the adoption of the 2004 Performance Incentive Plan of Interpublic,

  •
  FOR the adoption of The Interpublic Non-Management Directors' Stock Incentive Plan,

  •
  FOR the confirmation of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as independent auditors for 2004, and

  •
  AGAINST the stockholder resolution regarding Northern Ireland.

        A duly executed proxy also may be voted in the discretion of the proxy holders on any other matter submitted to a vote at the meeting.

Outstanding Shares

        The record date for the Annual Meeting is March 26, 2004. The outstanding capital stock of Interpublic at the close of business on March 26, 2004 consisted of 418,034,182 shares of Common Stock and 7,475,000 shares of 5 3/8% Series A Mandatory Convertible Preferred Stock (the "Series A Preferred Stock"). Holders of Interpublic's Common Stock are the only security holders entitled to vote at this meeting of stockholders. Each share of Common Stock is entitled to one vote on each matter that is submitted to a vote of stockholders at the meeting. The following table sets forth information concerning direct and indirect beneficial ownership of Interpublic's Common Stock as of December 31, 2003 by persons known to Interpublic to have beneficial ownership of more than 5% of the Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (1)	Percent of Class
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	46,147,140(2)	11.1%
Capital Group International Inc 11100 Santa Monica Boulevard Los Angeles, CA 90025	31,578,160(3)	7.6%
Harris Associates L.P Harris Associates, Inc. Two North LaSalle Street Suite 500 Chicago, Illinois 60602	27,049,592(4)	6.9%
Pacific Financial Research, Inc 9601 Wilshire Boulevard Suite 800 Beverly Hills, California 90210	25,812,605(5)	6.20%
Barclays Global Investors NA 45 Fremont Street San Francisco, CA 94105	22,191,105(6)	5.25%

(1)
The rules of the Securities Exchange Commission ("SEC") deem a person to be the beneficial owner of a security (for purposes of proxy statement disclosure) if that person has or shares either or both voting or dispositive power with respect to such security. Additionally, a security is deemed to be beneficially owned by a person who has the right to acquire beneficial ownership thereof within 60 days—for example, through the conversion of notes.

(2)
This disclosure is based on information supplied by Capital Research and Management Company ("Capital") in an amended Schedule 13G filed with the SEC on February 13, 2004, in which Capital reported that it is an investment adviser that has sole dispositive power with respect to 46,147,140 shares of Common Stock including 758,950 shares issuable upon the conversion of 250,000 shares of the Series A Preferred Stock and 143,890 shares issuable upon the conversion of $8,168,000 principal amount of Interpublic's 1.87% Convertible Subordinated Notes due 2006.

(3)
This disclosure is based on information supplied by Capital Group International Inc. ("CGI") in an amended Schedule 13G filed with the SEC on February 13, 2004, in which CGI reported that it is a holding company of a group of investment management companies that has sole voting power with respect to 29,031,460 shares of Common Stock and sole dispositive power with respect to 31,578,160 shares of Common Stock, including 856,100 shares issuable upon the conversion of 282,000 shares of Series A Preferred Stock.

(4)
This disclosure is based on information supplied by Harris Associates L.P. ("Harris") and Harris Associates Inc., as the general partner of Harris, in an amended Schedule 13G filed with the SEC on February 13, 2004. In this Schedule 13G, Harris reported that it is an investment adviser to various clients and also serves as investment adviser to Harris Associates Investment Trust, and that it has shared voting power with respect to 27,049,592 shares of Common Stock, sole dispositive power with respect to 19,254,592 shares of Common Stock and shared dispositive power with respect to 7,795,000 shares of Common Stock.

(5)
This disclosure is based on information supplied by Pacific Financial Research, Inc. ("Pacific") in an amended Schedule 13G filed with the SEC on February 12, 2004, in which Pacific reported that it is an investment adviser that has sole voting power with respect to 24,105,905 shares of Common Stock, shared voting power with respect to 1,706,700 shares of Common Stock and sole dispositive power with respect to 25,812,605 shares of Common Stock.

(6)
This disclosure is based on information supplied by Barclays Bank PLC and a number of its affiliates in a Schedule 13G filed with the SEC on February 17, 2004, in which Barclays Bank PLC and such affiliates report that collectively they have sole voting power with respect to 20,422,333 shares of Common Stock and sole dispositive power with respect to 20,443,733 shares of Common Stock.

        The following table sets forth information concerning the direct and indirect beneficial ownership of Interpublic's Common Stock as of March 26, 2004 by each director, each nominee for election as a director, each executive officer named in the Summary Compensation Table below, and all directors and executive officers of Interpublic as a group:

Name of Beneficial Owner(1)	Common Stock Ownership (2)(3)(4)	Options Exercisable Within 60 Days (4)	Total
David A. Bell	629,354	159,828	789,182
Frank J. Borelli	15,300	12,934	28,234
Reginald K. Brack	26,850	8,510	35,360
Brian J. Brooks	157,661	0	157,661
Nicholas J. Camera	23,929	122,200	146,129
Jill M. Considine	13,800	8,510	22,310
Christopher J. Coughlin	28,500	0	28,500
John J. Dooner, Jr.	1,155,466	654,440	1,809,906
Richard A. Goldstein	11,831	0	11,831
H. John Greeniaus	42,820	0	42,820
Philippe Krakowsky	58,000	0	58,000
Bruce S. Nelson	75,000	43,000	118,000
Michael I. Roth	12,800	0	12,800
J. Phillip Samper	18,000	15,756	33,756
Gunnar Wilmot	21,060	57,440	78,500
All directors and executive officers as a group	2,343,776	1,082,618	3,426,394

(1)
Mr. Brooks resigned his position from, and became a consultant to, Interpublic, effective February 27, 2004.

(2)
The rules of the SEC deem a person to be the beneficial owner of a security (for purposes of proxy statement disclosure) if that person has or shares either or both voting or dispositive power with respect to such security. Additionally, a security is deemed to be beneficially owned by a person who has the right to acquire beneficial ownership thereof within 60 days—for example, through the exercise of a stock option. Common Stock ownership set forth in this table includes unvested shares of restricted stock awarded under the 2002 Performance Incentive Plan, the 1997 Performance Incentive Plan and the Interpublic Outside Directors' Stock Incentive Plan due to the right of the persons identified to exercise voting power with respect to the shares. Except as otherwise indicated, each person has sole voting and sole dispositive power over the shares.

(3)
No individual identified in the table has beneficial ownership of more than 1% of the outstanding shares of Common Stock. The directors and executive officers as a group do not beneficially own more than 1% of the outstanding shares.

(4)
Includes for Mr. Bell, 13,004 shares owned by a family trust.

Includes for Mr. Dooner, 2,000 shares owned by his children.

Includes for Mr. Goldstein, 800 shares owned by his spouse.

Includes for Mr. Wilmot, 99 shares owned by a minor child. Includes for Mr. Wilmot an option that he has purchased to acquire at any time through January 20, 2006, 1,000 shares of common stock at $10.00 per share.

Voting

        Election of directors will be decided by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote. Approval of Items 2 through 5 will require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Interpublic's transfer agent tabulates the votes. Abstentions and broker non-votes are each tabulated separately and are counted as shares present for the purpose of determining whether there is a quorum present for the conduct of business at the Annual Meeting. For Items 2 through 5, shares that are the subject of an abstention are included, as shares entitled to vote on the matter and, therefore, have the same effect as a vote against the matter, and shares, if any, that are the subject of a broker non-vote with respect to a particular matter are not included as shares entitled to vote on that matter.

Stockholder Proposals To Be Presented At 2005 Annual Meeting

        Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders scheduled to be held on May 17, 2005, must be received by Interpublic by December 27, 2004, and must comply with applicable SEC regulations, in order to be considered for inclusion in Interpublic's Proxy Statement and form of proxy relating to that meeting. If notice of a proposal intended to be presented at the Annual Meeting is not received by Interpublic before March 14, 2005, the persons named as proxies in Interpublic's 2005 proxy material will have the discretionary authority to vote on the matter in accordance with their best judgment without disclosure in the proxy statement of such matter or of how the proxy holders intend to exercise their discretionary authority to vote on the matter.

1. ELECTION OF DIRECTORS

        The Board of Directors, on the recommendation of the Corporate Governance Committee, has nominated the individuals listed below as its candidates for election as directors at the Annual Meeting. Persons elected as directors at the Annual Meeting will hold office until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualify or until their earlier death, resignation or removal. Certain biographical information concerning each of the nominees is provided below. All of the nominees are currently serving as directors of Interpublic. The Board of Directors believes that each of the nominees will be available and able to serve as a director. However, if for any reason any of the nominees is unable to serve, all proxies will be voted for the remainder of the nominees and, unless the size of the Board of Directors is reduced, for a replacement nominee designated by the Board of Directors having due regard for any recommendation of the Corporate Governance Committee.

        The following information with respect to the principal occupation or employment, recent employment history, age and directorships in other companies is as of March 26, 2004, and has been furnished or confirmed to Interpublic by the respective nominees. The information provided also identifies the committees of the Board of Directors on which each director serves.

        DAVID A. BELL became Chairman of the Board, President and Chief Executive Officer of Interpublic, effective February 27, 2003. Prior to that time, he was Vice Chairman of Interpublic from June 2001 to February 2003. Mr. Bell also served as a director of Interpublic between June 2001 and February 2002. Mr. Bell served as Chairman and Chief Executive Officer of True North Communications, Inc. ("True North") from April 1999 through June 2001. From 1994 through March 1999, Mr. Bell served as President and Chief Executive Officer of Bozell Group, Inc. (formerly Bozell Worldwide, Inc.), a subsidiary of True North. Mr. Bell has been a director of Interpublic since February 2003. He is a director of Primedia Inc. and Warnaco Inc. Age 60.

        Chairman of Executive Committee.

        FRANK J. BORELLI has been Senior Adviser to Marsh & McLennan Companies, Inc. ("Marsh & McLennan") since his retirement on January 2, 2001. Prior to that time he was Senior Vice President of Marsh & McLennan from January through December 2000 and was Senior Vice President and Chief Financial Officer from 1984 through 1999. He is a Director of Express Scripts, Inc. and was a Director of Marsh & McLennan until September 30, 2000. Mr. Borelli is past Chairman and Director of the Financial Executives International and is also a member of the Board of Trustees of the National Multiple Sclerosis Society, a Trustee of St. Thomas Aquinas College and Chairman of the Nyack Hospital. Mr. Borelli has been a director of Interpublic since 1995. Age 68.

        Presiding Director. Member of the Executive Committee.

        REGINALD K. BRACK is the Former Chairman and Chief Executive Officer of Time, Inc. From September 1994 to June 1997, Mr. Brack was Chairman of Time, Inc. and was its Chairman, President and Chief Executive Officer from December 1986 until August 1994. Mr. Brack is also a director of Quebecor World, Inc. Mr. Brack has been a director of Interpublic since 1996. Age 66.

  Chairman of the Compensation Committee. Member of the Audit, Executive and Corporate Governance Committees.

        JILL M. CONSIDINE has been Chairman and Chief Executive Officer of The Depository Trust & Clearing Corporation since November 1999. The Depository Trust & Clearing Corporation is a holding company that is the parent of various securities clearing corporations and The Depository Trust Company which is a large securities depository limited purpose trust company and clearing corporation. She has been Chairman and Chief Executive Officer of The Depository Trust Company since January 1999. She was President of the New York Clearing House Association from 1993 to 1998. She is a trustee of Atlantic Mutual Insurance Companies. She also is a director of Ambac Financial Group, Inc. Ms. Considine has been a director of Interpublic since February 1997. Age 59.

        Chairman of the Corporate Governance Committee. Member of the Audit and Finance Committees.

        CHRISTOPHER J. COUGHLIN became Executive Vice President and Chief Operating Officer of Interpublic in June 2003 and was elected Chief Financial Officer of Interpublic, effective August 31, 2003. Mr. Coughlin served as Executive Vice President and Chief Financial Officer of Pharmacia Corporation, a pharmaceutical company, from 1998 to 2003. From 1997 to 1998, Mr. Coughlin served as President of Nabisco International, a unit of Nabisco, Inc. In 1996, Mr. Coughlin joined Nabisco, Inc. as Executive Vice President and Chief Financial Officer. Mr. Coughlin has been a director of Interpublic since July 2003. Age 51.

        JOHN J. DOONER, JR. became Chairman and Chief Executive Officer of Interpublic's McCann-Erickson WorldGroup, effective February 27, 2003. Prior to that time, Mr. Dooner served as Chairman of the Board, President and Chief Executive Officer of Interpublic, from December 2000 to February 2003. Mr. Dooner was President and Chief Operating Officer of Interpublic from April 1, 2000 through

December 14, 2000. Mr. Dooner was Chairman and Chief Executive Officer of McCann-Erickson WorldGroup from 1995 through March 2000 and previously was Chief Executive Officer of McCann-Erickson Advertising Worldwide from 1994 to 1995. From 1992 to 1994, Mr. Dooner was President of McCann-Erickson Advertising Worldwide. He served as President of McCann-Erickson North America from 1988 to 1992. Mr. Dooner has been a director of Interpublic since 1995. Age 55.

        Member of the Finance Committee.

        RICHARD A. GOLDSTEIN became Chairman and Chief Executive Officer of International Flavors & Fragrances Inc. in June 2000. He served as Business Group President of Unilever North American Foods from 1996 to June 2000 and as President and Chief Executive Officer of Unilever United States, Inc. from 1989 to June 2000. Prior to that time, Mr. Goldstein served as Chairman and Chief Executive Officer of Unilever Canada Limited from 1984 to 1989. Mr. Goldstein has been a director of Interpublic since 2001. He also is a director of Legacy Hotel, Fiduciary Trust Company International and Continuum Health Partners. Age 62.

  Chairman of the Finance Committee. Member of the Audit and Corporate Governance Committees.

        H. JOHN GREENIAUS has been President of G-Force, Inc. since 1998. He was Chairman and Chief Executive Officer of Nabisco, Inc. from 1993 through 1997. Mr. Greeniaus has been a director of Interpublic since December 2001. He is a director of Primedia Inc. Age 59.

        Member of the Audit, Compensation and Finance Committees.

        MICHAEL I. ROTH has been Chairman and Chief Executive Officer of The MONY Group Inc. since February 1994. Mr. Roth has been a director of Interpublic since February 2002. He is also a director of Pitney Bowes Inc. and Gaylord Entertainment Company. Age 58.

        Chairman of the Audit Committee. Member of the Compensation and Finance Committees.

        J. PHILLIP SAMPER has been Founding Partner of Gabriel Venture Partners L.L.C. since December 1998 and was Chief Executive Officer and President of Avistar Systems Corp. from 1997 to October 1998. Prior to that time, Mr. Samper was Chairman, Chief Executive Officer and President of Quadlux, Inc. from 1996 to 1997. He was Chairman and Chief Executive Officer of Cray Research, Inc. during 1995 and was President of Sun Microsystems Computer Corporation from 1994 to 1995. Mr. Samper was Vice Chairman and Executive Officer of the Eastman Kodak Company from 1986 to 1989 and a member of the Board of Directors from 1983 to 1989. He was President and Chief Executive Officer of Kinder-Care Learning Centers from 1990 to 1991. Mr. Samper has been a director of Interpublic since 1990. Age 69.

  Member of the Audit, Compensation and Corporate Governance Committees.

CORPORATE GOVERNANCE PRACTICES AND BOARD MATTERS

Corporate Governance Guidelines

        Interpublic has a strong commitment to sustaining sound corporate governance practices. Interpublic's Corporate Governance Guidelines are available free of charge on Interpublic's website at http://www.interpublic.com or by writing to The Interpublic Group of Companies, Inc., 1271 Avenue of the Americas, New York, NY 10020, Attention: Secretary.

Board Structure, Committees and Independence

        Interpublic has ten directors, three of whom are employees of Interpublic or one of its subsidiaries (those employee Directors are referred to hereinafter in this Proxy Statement as "Management Directors") and seven of whom are not employees of Interpublic or its subsidiaries (those non-employee Directors are referred to hereinafter in this Proxy Statement as the "Non-Management Directors" or "Outside Directors"). Committees of the Board include the Executive Committee, the Finance

Committee, the Compensation Committee, the Corporate Governance Committee and the Audit Committee. The activities of the Compensation Committee, the Corporate Governance Committee and the Audit Committee are each governed by a charter that is available free of charge on Interpublic's website at http://www.interpublic.com or by writing to The Interpublic Group of Companies, Inc., 1271 Avenue of the Americas, New York, NY 10020, Attention: Secretary. A description of the responsibilities of each Committee of the Board is provided in this Proxy Statement under the heading "Principal Committees of the Board of Directors". All of the members of the Compensation, Corporate Governance and Audit Committees are Non-Management Directors. Of the seven Non-Management Directors, the Board has determined that Ms. Considine and Messrs. Brack, Goldstein, Greeniaus, Roth and Samper are each independent under the independence standards set forth in Interpublic's Corporate Governance Guidelines, and under the applicable rules of the SEC and the New York Stock Exchange ("NYSE") listing standards which will take effect for Interpublic as of May 18, 2004 (the "NYSE Listing Standards"). Under the NYSE Listing Standards, Mr. Borelli, Interpublic's Presiding Director as described below, is not deemed to be independent because his son is a principal of Deloitte & Touche, to which Interpublic has outsourced its internal audit function. Mr. Borelli's son is not engaged in providing services to Interpublic.

Presiding Director

        Interpublic created the position of Presiding Director of the Board in November 2002. The Presiding Director of the Board helps to coordinate communications between the Board and management of Interpublic. Specifically, the Presiding Director convenes and chairs meetings of the Non-Management Directors, coordinates and develops the agenda for, and chairs executive sessions of, the Non-Management Directors, coordinates feedback to the Chairman and Chief Executive Officer on behalf of the Non-Management Directors regarding business issues and management, and coordinates and develops with the Chairman of the Board and Chief Executive Officer the agendas and presentations for meetings of the Board together with the informational needs associated with those agendas and presentations. In addition, the Presiding Director meets monthly with Interpublic's major business units to ensure an understanding of their issues and needs and to communicate observations to the Non-Management Directors. The Non-Management Directors have elected Mr. Borelli as Presiding Director for a second term of one year, effective as of November 2003.

        The NYSE Listing Standards require that if the group of Non-Management Directors includes one or more directors that is not independent, then at least once annually, the Non-Management Directors should hold an executive session that includes only independent Directors. At the meeting of the Board in February 2004, the independent Directors met in executive session without Mr. Borelli. Ms. Considine served as the Chairperson of that executive session of the Non-Management Directors.

Communications with the Board of Directors and Non-Management Directors

        Interested parties may contact Interpublic's Board of Directors, or the Non-Management Directors as a group, at the following address:

  Board of Directors or Non-Management Directors, as applicable
  The Interpublic Group of Companies, Inc.
  1271 Avenue of the Americas
  New York, NY 10020

        Communications may also be sent to individual directors at the above address. Communications to the Board, the Non-Management Directors or to any individual director that relate to Interpublic's accounting, internal accounting controls or auditing matters will also be referred to the Chairperson of the Audit Committee. Other communications will be referred to the Presiding Director or the appropriate committee chairperson.

Director Selection Process

        The Corporate Governance Committee is charged with the responsibilities described in this Proxy Statement under the heading "Principal Committees of the Board of Directors—Corporate Governance Committee".

        One of the Committee's responsibilities is to identify and recommend to the Board candidates for election as directors. The Committee considers candidates suggested by its members, other directors, senior management and shareholders as necessary in anticipation of upcoming director elections or due to Board vacancies. The Committee is given broad authorization to retain, at the expense of Interpublic, external legal, accounting or other advisers including the retention of search firms to identify candidates and to perform "background reviews" of potential candidates. The Committee is expected to provide guidance to search firms it retains about the particular qualifications the Board is then seeking. No search firms or other advisers were retained in the past fiscal year to identify director candidates.

        All director candidates, including those recommended by shareholders, are evaluated on the same basis. Candidates are considered in light of the entirety of their credentials, including:

  •
  their business and professional achievements, knowledge, experience and background, particularly in light of the principal current and prospective businesses of Interpublic and the strategic challenges facing Interpublic and its industry as a whole;

  •
  their integrity and independence of judgment;

  •
  their ability and willingness to devote sufficient time to Board duties;

  •
  their qualifications for membership on one or more of the committees of the Board;

  •
  their potential contribution to the diversity and culture of the Board;

  •
  their educational background;

  •
  their independence from management under NYSE Listing Standards and Interpublic's Corporate Governance Guidelines;

  •
  the needs of the Board and Interpublic; and

  •
  the Board's policies regarding the number of boards on which a director may sit, director tenure, retirement and succession as set out in Interpublic's Corporate Governance Guidelines.

        In determining the needs of the Board and Interpublic, the Committee considers the qualifications of sitting directors and consults with other members of the Board (including as part of the Board's annual self-evaluation), the CEO and other members of senior management and, where appropriate, external advisers. The Corporate Governance Committee recently has extended the mandatory retirement age of a director from 70 to 74 years old in order to encourage continuity of Board membership at a time when Interpublic and its subsidiaries are engaged in an ambitious turnaround effort. All directors are expected to exemplify the highest standards of personal and professional integrity and to assume the responsibility of challenging management through their active and constructive participation and questioning in meetings of the Board and its various committees, as well as in less formal contacts with management.

        Director candidates, other than sitting directors, are interviewed by each of the members of the Committee and by other directors, the CEO and other key management personnel, and the results of those interviews are considered by the Committee in its deliberations. The Committee also reviews sitting directors whose terms are nearing expiration, and who are considered potential candidates for re-election, in light of the above considerations and their past contributions to the Board.

        Shareholders wishing to recommend a director candidate to the Committee for its consideration should write to the Committee, in care of its Chairperson, at The Interpublic Group of Companies, Inc., 1271 Avenue of the Americas, New York, NY 10020. Any recommendations will be considered for the next annual election of directors in 2005. A recommendation should include the candidate's name, biographical data and a description of his or her qualifications in light of the above criteria. If Interpublic receives in a timely manner, in accordance with the SEC requirements, any recommendation of a director candidate from a shareholder, or group of shareholders, that beneficially owns more than 5% of Interpublic's Common Stock for at least one year as of the date of recommendation, as determined under SEC rules, Interpublic will disclose in its proxy statement the names of the recommending shareholder(s) and the candidate if the shareholder (or each member of the group) and the candidate consent in writing to that disclosure.

Principal Committees of The Board of Directors

        Executive Committee—The Executive Committee is authorized, when the Board of Directors is not in session, to exercise all powers of the Board of Directors which, under Delaware law and the By-Laws of Interpublic, may properly be delegated to a committee, except certain powers that have been delegated to other committees of the Board of Directors. Due to the frequency in number of meetings of the Board and other committees of the Board, the Executive Committee did not hold any meetings in 2003.

        Finance Committee—The Finance Committee is authorized to review the financial affairs of Interpublic and make recommendations with respect thereto to the Board of Directors. It also approves capital budgets, guarantees by Interpublic of obligations of subsidiaries and affiliates and certain capital transactions (including mergers and acquisitions), and is the committee that administers the Interpublic Retirement Account Plan. The Finance Committee held five meetings in 2003.

        Compensation Committee—The Compensation Committee is responsible for the adoption and periodic review of a remuneration strategy for Interpublic and its subsidiaries which ensures that executive compensation for key senior executives is designed to incentivize and reward long-term growth, profitability and return to stockholders. The Compensation Committee is responsible for approving the compensation paid to senior executives of Interpublic and its subsidiaries. For these purposes, compensation is deemed to include: (1) salary, (2) deferred compensation, (3) bonuses and other extra compensation of all types, including long-term performance incentive awards under Interpublic's 2002 Performance Incentive Plan, (4) insurance paid for by Interpublic or any of its subsidiaries other than group plans, (5) annuities and individual retirement arrangements, (6) Special Deferred Benefit Agreements, (7) Interpublic's Senior Executive Retirement Income Plan ("SERIP"), and (8) Interpublic's Capital Accumulation Plan. The Compensation Committee also administers the 2002 Performance Incentive Plan (and its predecessors, the 1997 Performance Incentive Plan, the Long-Term Performance Incentive Plan, the Management Incentive Compensation Plan, the 1996 Stock Incentive Plan and the 1986 Stock Incentive Plan), the 1986 United Kingdom Stock Option Plan and the Employee Stock Purchase Plan (1995). The Committee approves any newly adopted or major changes made to these plans and makes recommendations to the Board with respect to incentive-compensation plans and equity-based plans. The Committee also reviews initiatives of Interpublic and its subsidiaries to retain and develop key employees on an ongoing basis and coordinates, manages and reports to the Board on the annual performance evaluation of key executives of Interpublic. In addition, the Committee is authorized, if appropriate, to hire experts or other independent advisers or legal counsel to assist the Committee in the discharge of its duties. The Compensation Committee held seven meetings in 2003.

        Corporate Governance Committee—The Corporate Governance Committee is responsible for recommending to the Board of Directors the persons to be nominated for election to the Board of Directors and the membership and chairman of each Board committee. The other responsibilities of the Corporate Governance Committee include the establishment of criteria for membership on the Board and its committees, the review and recommendation to the Board as to the independence of Non-Management Directors under the standards set forth in Interpublic's Corporate Governance Guidelines and the NYSE Listing Standards, the evaluation on an annual basis of the collective performance of the Board and the Board's committees, the recommendation to the Board of compensation and benefits for Non-Management Directors, and the review, the continual assessment and the recommendation to the Board of the best practices in corporate governance matters generally. The Corporate Governance Committee held four meetings in 2003.

        The Audit Committee—The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to stockholders and the SEC; (ii) the system of internal controls that management has established; and (iii) the internal and external audit processes. In addition, the Audit Committee provides an avenue for communication among internal audit, the independent auditors, financial management and the Board. The Audit Committee also is responsible for the selection and retention of Interpublic's independent auditors and the review of their compensation, subject to approval of the Board of Directors. Specific activities of the Committee are described in the Audit Committee Report below. In light of the importance of the Audit Committee, on the recommendation of the Corporate Governance Committee, each independent Non-Management Director is a member of the Audit Committee. The Board has determined that each member of the Audit Committee qualifies as an "audit committee financial expert" within the meaning of applicable SEC rules. The Audit Committee held eight meetings in 2003.

AUDIT COMMITTEE REPORT

        The primary function of the Audit Committee is to assist the Board of Directors in its oversight of Interpublic's financial reporting process. The Committee operates pursuant to a Charter approved by the Board. A copy of the Charter is included as Appendix A of this Proxy Statement.

        Management is responsible for Interpublic's consolidated financial statements and overall reporting process, including the system of internal controls. PricewaterhouseCoopers LLP, the independent auditor of Interpublic, is responsible for conducting annual audits and timely quarterly reviews of Interpublic's consolidated financial statements and expressing an opinion as to the conformity of the annual consolidated financial statements with generally accepted accounting principles. With respect to the year ended December 31, 2003, the Audit Committee has:

  •
  Reviewed and discussed the audited consolidated financial statements with management;

  •
  Reviewed and discussed with PricewaterhouseCoopers the scope, staffing and general extent of the audit;

  •
  Reviewed with management and PricewaterhouseCoopers the selection, application and disclosure of Interpublic's critical accounting policies used in the preparation of Interpublic's annual audited financial statements;

  •
  Evaluated PricewaterhouseCoopers' performance, qualifications and quality control procedures;

  •
  Pre-approved all services, both audit (including all audit engagement fees and terms) and permitted, non-audit services performed by PricewaterhouseCoopers;

  •
  Established clear policies with management for the hiring of current or former employees of PricewaterhouseCoopers who participate in any capacity in Interpublic's audit;

  •
  Overseen compliance with Interpublic's Code of Ethics and procedures for the confidential and anonymous submission by employees of Interpublic and others of complaints about accounting, internal controls or auditing matters;

  •
  Reviewed with management, Interpublic's internal auditors and PricewaterhouseCoopers, Interpublic's significant internal accounting and financial reporting controls and any significant deficiencies or material weaknesses relating to such internal accounting and financial reporting controls;

  •
  Reviewed and discussed with management, Interpublic's internal auditors and PricewaterhouseCoopers, any disclosures made to the Committee by Interpublic's Chief Executive Officer and Chief Financial Officer in connection with the certifications required by SEC rules to be made by each such officer in Interpublic's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

  •
  Discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, as amended by SAS 90 (Codification of Statements on Auditing Standards AU Section 380), as may be modified or supplemented; and

  •
  Received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with PricewaterhouseCoopers matters relating to that firm's independence and considered whether performance by PricewaterhouseCoopers of non-audit services for Interpublic is compatible with maintaining PricewaterhouseCoopers' independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Interpublic's Annual Report on Form 10-K for the year ended December 31, 2003.

Michael I. Roth, Chairman Reginald K. Brack Jill M. Considine Richard A. Goldstein H. John Greeniaus J. Phillip Samper

Attendance at Board of Directors and Committee Meetings

        The Board of Directors has articulated in its Corporate Governance Guidelines its policy with respect to attendance of each director at Board meetings. Specifically, the Corporate Governance Guidelines provide that each director is expected to prepare for, attend and participate in, at least 75% of all meetings of the Board, absent special circumstances. The Board of Directors of Interpublic held fourteen meetings in 2003 and committees of the Board held a total of twenty-four meetings. During 2003, each director attended 75% or more of the total number of meetings of the Board of Directors and committees on which he or she served, except for Mr. Samper who attended 72% (representing 21 out of 29) of the meetings of the Board and committees on which he served.

Attendance at Annual Meeting of Stockholders

        Interpublic does not have a specific policy for attendance by directors at the Annual Meeting of Stockholders. However, all directors who are currently members of the Board and who are standing for re-election attended the 2003 Annual Meeting.

Non-Management Directors' Compensation

        Each Non-Management Director receives as cash compensation for services rendered, an annual retainer of $40,000, an annual retainer of $2,000 for each committee on which he or she serves, a fee of $1,500 for each meeting of the Board attended and a fee of $1,500 for each committee meeting attended. The Chairperson of the Compensation Committee, the Chairperson of the Finance Committee and the Chairperson of the Corporate Governance Committee each receives an additional retainer of $7,500 per year and the Chairperson of the Audit Committee receives an additional retainer of $10,000 per year.

        As Presiding Director of the Board, Mr. Borelli receives an annual retainer of $200,000.

        Each Non-Management Director also receives, as consideration for services rendered as a member of the Board, stock-based compensation under the Interpublic Outside Directors' Stock Incentive Plan (formerly called the Interpublic Outside Directors' Stock Option Plan), which was approved by the stockholders in 1994 (the "Outside Directors' Plan"). Effective August 1, 2003, the Board amended the Outside Directors' Plan to provide for an annual grant to each Non-Management Director of (i) 800 shares of Interpublic Common Stock that are not subject to transfer restrictions or forfeiture (the "Freely Tradeable Shares") and (ii) 1,600 restricted shares of Interpublic Common Stock ("Restricted Shares"). The amendment provided that the initial grants would be made in August 2003 and subsequent grants would be made each January while the Plan remains in effect. With respect to the Restricted Shares, the recipient has all rights of ownership, including the right to vote and to receive dividends, except that, prior to the expiration of a three-year period after the date of grant (the "Restricted Period"), the recipient is prohibited from selling or otherwise transferring the shares. If, on or after the first anniversary of the grant, the recipient's service as a director terminates for any reason (including death) during the Restricted Period, the restrictions on transfer will lapse immediately in proportion that the number of months that have elapsed since the date of grant bears to the total number of months of the Restricted Period, and the remainder of such Restricted Shares will be forfeited. If the recipient's service as a director terminates for any reason (including death) before the first anniversary of the date of grant, all such Restricted Shares will be forfeited. The Corporate Governance Committee, which is responsible for the administration of the Outside Directors' Plan, may in its discretion direct Interpublic to make cash payments to the recipient of Restricted Shares to assist in satisfying the federal income tax liability with respect to the receipt or vesting of the Restricted Shares.

        On August 1, 2003, each of Ms. Considine and Messrs. Borelli, Brack, Goldstein, Greeniaus, Roth and Samper received a grant of 800 Freely-Tradeable Shares of Common Stock and a grant of 1,600 Restricted Shares. In 2004, in accordance with the Plan, each of Ms. Considine and Messrs. Borelli, Brack, Goldstein, Greeniaus, Roth and Samper received an additional grant of 800 Freely-Tradeable Shares and 1,600 Restricted Shares.

        Mr. Goldstein and Ms. Considine each has an agreement with Interpublic for the deferral of all fees that the individual is entitled to receive as a director or as a member of any committee of the Board of Directors. The amounts deferred earn credits equivalent to interest in accordance with the terms of Interpublic's Plan for Credits Equivalent to Interest on Balances of Deferred Compensation Owing under Employment Agreements. Payments of the amounts deferred, together with accrued interest, will be made to the director, or his designated beneficiaries as the case may be, in a lump-sum upon the director's death, disability or retirement from the Board.

        Each outside director who, as of December 31, 1995, had accumulated at least five years of service is entitled to receive an annual retirement benefit under the Interpublic Outside Directors' Pension Plan (the "Outside Directors' Pension Plan"). In general, the benefit becomes payable in the month following the month the director leaves the Board. The benefit is equal to the amount of the annual retainer paid to the director as a Board member in the year in which he or she ceased to serve as a director and will be paid for the same number of years as the director's years of service, up to a maximum of 15 years. In the event of the death of a director with a vested retirement benefit, the then present value of the director's unpaid retirement benefits will be paid to the surviving spouse or the estate of the director. Effective December 31, 1995, the Outside Directors' Pension Plan was terminated, except to the extent benefits were accrued prior to termination. As a result there have been no further accruals for the benefit of existing directors under the Outside Directors' Pension Plan for subsequent years. Any director with fewer than five years of service on the date that the Plan was terminated will not receive any benefits under the Plan. Mr. Samper is the only current director who participates in this plan.

CODE OF CONDUCT

        Interpublic has adopted a code of ethics, known as the Code of Conduct, which applies to all employees of Interpublic and its subsidiaries and affiliates. Interpublic's Corporate Governance Guidelines provide that members of the Board of Directors and officers (which includes Interpublic's Chief Executive Officer, Chief Financial Officer, Controller and other persons performing similar functions) must comply with the Code of

Conduct. In addition, the Corporate Governance Guidelines state that the Board will not waive any provision of the Code of Conduct for any Director or executive officer. The Code of Conduct, including future amendments, is available free of charge on Interpublic's website at http://www.interpublic.com or by writing to The Interpublic Group of Companies, Inc., 1271 Avenue of the Americas, New York, NY 10020, Attention: Secretary.

CHANGE OF ADDRESS

        Interpublic will be moving its corporate headquarters during the second quarter of 2004. Please consult Interpublic's website at http://www.interpublic.com for the effective date of the move. After the move, all written communication to members of the Board of Directors or a Chairperson of a Board Committee, as applicable, should be sent to The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, NY 10036. After the move, any written requests for Interpublic's Corporate Governance Guidelines, By-Laws or Code of Conduct should be sent to the attention of Interpublic's Secretary at the new address provided above.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth information concerning the compensation paid by Interpublic and its subsidiaries to (i) Messrs. Bell and Dooner, each of whom served as the Chief Executive Officer during 2003, (ii) each of the four most highly compensated executive officers of Interpublic other than either CEO (based on aggregate salary and bonus in 2003), who were serving as executive officers on December 31, 2003 and (iii) two additional individuals who ceased to be executive officers during 2003 who, based on their 2003 compensation, would have been among the four most highly compensated executive officers of Interpublic for 2003 if they had been serving as executive officers on December 31, 2003 (the "named executive officers"). In each instance, this compensation shown is for services rendered in all capacities for the three-year period ended on December 31, 2003. As used in this Proxy Statement, the executive officers of Interpublic include any director of Interpublic who served as the chief executive officer of McCann-Erickson WorldGroup, a significant operating unit of Interpublic.

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long Term Compensation
						Awards		Payouts
Name and Principal Position	Fiscal Year	Salary(2)(3)	Bonus(4)	Other Annual Compen- sation(5)		Restricted Stock Awards(6)	Securities Underlying Options(7)	LTIP Payouts(8)	All Other Compen- sation(9)
David A. Bell(1) Chairman of the Board, President and Chief Executive Officer	2003 2002 2001	$1,000,000 1,000,000 491,667	$1,300,000 0 200,000		$75,658 — —	$0 294,750 2,064,375	200,000 55,000 256,100	$0 0 —	$13,745 212,472 19,165
John J. Dooner, Jr.(1) Chairman and CEO of McCann-Erickson WorldGroup, Director of Interpublic and Former Chairman, President and CEO of Interpublic	2003 2002 2001	$1,250,000 1,250,000 1,250,000	$750,000 0 500,000		$73,029 80,046 73,246	$0 2,947,500 0	176,709 375,000 100,000	$0 2,480,000 1,550,100	$82,904 9,927 9,146
Brian J. Brooks(1) Former Executive Vice President, Chief Talent and Human Resources Officer	2003 2002 2001	$463,750 52,500 —	$160,000 250,000 —	$	— — —	$1,893,699 420,450 —	24,800 56,000 —	$0 — —	$6,240 1,148 —
Nicholas J. Camera Senior Vice President, General Counsel and Secretary	2003 2002 2001	$361,250 328,750 297,500	$220,000 0 75,000	$	— 39,497 —	$0 316,325 107,610	15,000 36,000 22,000	$0 350,000 280,000	$8,773 7,735 6,204
Christopher J. Coughlin(1) Executive Vice President, Chief Operating Officer, Chief Financial Officer and Director	2003 2002 2001	$433,333 — —	$900,000 — —	$	— — —	$0 — —	200,000 — —	$0 — —	$3,120 — —
Philippe Krakowsky(1) Senior Vice President, Director of Corporate Communications	2003 2002 2001	$375,000 279,167 —	$225,000 100,000 —	$	— 40,364 —	$466,250 225,000 —	18,000 25,000 —	$0 0 —	$6,240 3,573 —
Bruce S. Nelson Executive Vice President and Chief Marketing Officer	2003 2002 2001	$600,000 500,000 500,000	$400,000 0 225,000	$	— 50,971 —	$402,775 442,125 0	30,000 83,500 30,000	$0 437,500 0	$9,048 9,719 8,260
Gunnar P. Wilmot Chief Operating Officer of Lowe + Draft and Former Senior Vice President, Planning and Business Development of Interpublic	2003 2002 2001	$516,570 449,167 430,000	$100,000 0 90,000	$	— 52,739 52,896	$0 147,375 102,075	20,000 14,500 18,000	$0 160,000 71,000	$28,935 109,702 8,154

(1)
On February 27, 2003, David Bell succeeded John J. Dooner, Jr. as Interpublic's Chairman and CEO and became a member of Interpublic's Board of Directors.

On February 27, 2003, Mr. Dooner stepped down from the position of Chairman and CEO of Interpublic and instead assumed an active operating role as Chairman and CEO of McCann-Erickson WorldGroup. Mr. Dooner retained his seat on Interpublic's Board of Directors.

No compensation information for Mr. Brooks is included in the Summary Compensation Table in 2001 because he was first hired by Interpublic in 2002.

Mr. Coughlin joined Interpublic on June 16, 2003 and his compensation is reported from and after that date. Consequently, no compensation information for Mr. Coughlin is included in the Summary Compensation Table for 2001 and 2002.

No compensation information for Mr. Krakowsky is included in the Summary Compensation Table in 2001 because he was first hired by Interpublic in 2002.

(2)
The salaries of executive officers continuing to serve in the same position are generally reviewed every two years.

(3)
Does not include annual salary in the amount of $112,500 that Mr. Bell has elected to forgo in 2003 in consideration for the receipt of a Special Deferred Benefit Agreement which is more fully described in this Proxy Statement under the heading "Special Deferred Benefit Agreements".

Does not include annual salary in the amount of $13,750, $15,000 and $15,000 that Mr. Camera has elected to forgo in 2003, 2002 and 2001, respectively, in consideration for the receipt of a Special Deferred Benefit Agreement which is more fully described in this Proxy Statement under the heading "Special Deferred Benefit Agreements".

Does not include annual salary in the amount of $54,167 that Mr. Coughlin has elected to forgo in 2003 in consideration for receipt of a Special Deferred Benefit Agreement which is more fully described in this Proxy Statement under the heading "Special Deferred Benefit Agreements".

Does not include annual salary in the amount of $50,000 and $45,833 that Mr. Krakowsky has elected to forgo in 2003 and 2002, respectively, in consideration for receipt of a Special Deferred Benefit Agreement which is more fully described in this Proxy Statement under the heading "Special Deferred Benefit Agreements".

Does not include annual salary in the amount of $156,667, $100,000 and $100,000 that Mr. Nelson has elected to forgo in 2003, 2002 and 2001, respectively, in consideration for the receipt of two Special Deferred Benefit Agreements which are more fully described in this Proxy Statement under the heading "Special Deferred Benefit Agreements".

Does not include annual salary in the amount of $108,125, $80,000 and $50,000 that Mr. Wilmot has elected to forgo in 2003, 2002 and 2001, respectively, in consideration for the receipt of four Special Benefit Deferred Agreements which are more fully described in this Proxy Statement under the heading "Special Deferred Benefit Agreements".

(4)
The bonus shown for Mr. Bell in 2003 includes a cash sign-on bonus of $100,000 that was paid to him shortly after he assumed the position of Chairman, CEO and President of Interpublic. The bonus in 2003 for Mr. Coughlin includes a sign-on bonus consisting of unrestricted shares of Interpublic Common Stock with a fair market value of $400,000 on June 16, 2003, his date of hire. The bonuses, for Messrs. Brooks and Krakowsky in 2002 consist of sign-on cash bonuses of $250,000 and $100,000, respectively, paid in each instance shortly after the executive became employed by Interpublic.

(5)
In accordance with SEC rules, information is shown in this column only if as to any named executive officer the aggregate value of perquisites and other personal benefits received during the year exceeds the lesser of (i) $50,000 and (ii) 10% of the named executive officer's total salary and bonus for that year. SEC rules further require that if the value of perquisites and other personal benefits are required to be reported for any year, the type and amount of any perquisite or other personal benefit that exceeds 25% of total perquisites and other personal benefits must be described.

Other Annual Compensation for 2003 includes $28,755 in premiums for medical/dental coverage and $26,885 in respect of club dues paid on behalf of Mr. Bell (including a one-time club initiation fee); and $28,755 in premiums for medical/dental coverage and $19,108 in club dues paid on behalf of Mr. Dooner.

Other Annual Compensation for 2002 includes $28,272 in premiums for medical/dental coverage and $22,887 of club dues paid on behalf of Mr. Dooner; $28,272 in premiums for medical/dental coverage and a $10,000 automobile allowance for Mr. Camera; $25,916 in premiums for medical/dental coverage and a $10,000 automobile allowance for Mr. Krakowsky; $28,272 in premiums for medical/dental coverage for Mr. Nelson; and $28,272 in premiums for medical/dental coverage for Mr. Wilmot.

Other Annual Compensation for 2001 includes $21,744 in premiums for medical/dental coverage and $24,813 for club dues paid on behalf of Mr. Dooner; $21,744 in premiums for medical/dental coverage and $31,152 as a market differential allowance paid on behalf of Mr. Wilmot during his employment in London.

(6)
The aggregate number and value of shares of restricted stock held by the named executive officers at December 31, 2003 (based on the closing price of the Common Stock on December 31, 2003) are as follows: Mr. Bell—85,000 shares ($1,326,000); Mr. Dooner—780,000 shares ($12,168,000); Mr. Brooks—154,833 shares ($2,415,395); Mr. Camera—13,000 shares ($202,800); Mr. Krakowsky—58,000 shares ($904,800); Mr. Nelson—75,000 shares ($1,170,000) and Mr. Wilmot—14,000 shares ($218,400). Mr. Bell and Mr. Dooner have announced publicly that they will not sell any of their shares of restricted stock when the transfer restrictions are released until the shares of Interpublic Common Stock reach a price of $20.00 per share.

The shares of restricted stock shown in the table as awarded to each named executive officer generally have at least a three-year vesting period, subject to the discretion of the Compensation Committee to release the restrictions not earlier than one year after the grant date, except for the following grants:

Mr. Brooks has received the following awards of restricted stock that vest, in whole or in part, in less than three years:

•
An award of 4,800 shares on November 18, 2002 which vested in its entirety on November 18, 2003.

•
An award of 3,900 shares on November 18, 2002 which is scheduled to vest in its entirety on November 18, 2004.

•
An award of 25,000 shares on April 1, 2003, as to which 8,333 vested on April 1, 2004, 8,333 shares are scheduled to vest on April 1, 2005, and 8,334 shares are scheduled to vest on April 1, 2006, (the "April 2003 Award").

Effective as of February 27, 2004, Mr. Brooks entered into a Confidential Separation Agreement and General Release with Interpublic, pursuant to which he resigned from each of his officer positions ("the Separation Agreement"). See "Employment Agreements, Termination of Employment and Change-In-Control Arrangements—Termination and Change In Control Agreements—Brian Brooks' Separation Agreement". This Agreement provides for the continued vesting of his shares of restricted stock for a one-year severance period. Under the agreement (i) a restricted stock award granted on November 18, 2002 in the amount of 21,300 shares will vest as to 15,975 shares on February 28, 2005; (ii) 13,309 shares of the April 2003 Award will vest on February 28, 2005; (iii) a restricted stock award granted on November 10, 2003 in the amount of 102,233 shares (the "November 2003 Award") will vest as to 18,255 shares on February 28, 2005; and (iv) a restricted stock award granted on November 18, 2003 in the amount of 2,400 shares will vest as to 600 shares on February 28, 2005. The restricted stock awards that do not vest on an accelerated basis under the Separation Agreement will be forfeited by Mr. Brooks, except for the November 2003 Award which will vest in full on January 31, 2008 if Mr. Brooks abides by a non-solicitation provision of the Separation Agreement through that date. The November 2003 Award was originally granted to Mr. Brooks together with a retirement benefit under The Interpublic Senior Executive Retirement Income Plan as consideration for his cancellation of a Special Deferred Benefit Agreement that Interpublic provided him at the time he had joined Interpublic in recognition of his forfeiture of certain benefits that he had received from his prior employer.

Mr. Krakowsky received an award of 50,000 shares of restricted stock on April 1, 2003, 16,500 shares of which vested on April 1, 2004 and another 16,500 shares of which will vest on April 1, 2005. The balance will vest on April 1, 2006. This award was made to Mr. Krakowsky at the time of his periodic review in recognition of his performance.

Mr. Nelson received an award of 25,000 shares of restricted stock on April 1, 2003, 8,250 shares of which vested on April 1, 2004 and 8,250 of which will vest on April 1, 2005. The balance will vest on April 1, 2006. He also received an award of 15,000 shares of restricted stock on April 29, 2003, 4,950 shares of which will vest on April 29, 2004, and another 4,950 shares will vest on April 29, 2005. The balance will vest on April 29, 2006. These awards were made to Mr. Nelson at the time of his periodic review in recognition of his performance.

Dividends on restricted stock are paid on the same basis as ordinary dividends on the Common Stock. No ordinary dividends were paid on the Common Stock during 2003.

(7)
Options granted in 2001 include an option to purchase 131,100 shares of Interpublic Common Stock issued to Mr. Bell in replacement of stock options held by him under a stock option plan of True North. This option was granted in connection with Interpublic's acquisition of True North. During 2003, Mr. Bell voluntarily cancelled 131,100 of the 256,100 shares of Interpublic's Common Stock underlying stock options that he received in 2001. He relinquished these option awards with the express intent of permitting the underlying shares to be issued to other employees of Interpublic under the 2002 Performance Incentive Plan.

During 2003, Mr. Dooner voluntarily cancelled option awards with respect to 248,000 shares and 252,000 shares of Common Stock that were granted to him on March 24, 2000 and December 15, 2000, respectively. These awards are not required to be reported in this Proxy Statement but were reported in previous years. Mr. Dooner relinquished these grants with the express intent of permitting the underlying shares to be issued to employees of an Interpublic subsidiary under the 2002 Performance Incentive Plan.

On March 26, 2003, the award of stock options granted to Mr. Nelson was cancelled by Interpublic, in exchange for a grant of 15,000 shares of restricted Common Stock that he received on April 29, 2003.

During 2003, Mr. Wilmot voluntarily cancelled a stock option award with respect to 18,000 shares of Common Stock that he received in 2001 and a stock option award with respect to 8,000 shares that he received in 2000. The 2000 stock option award was reported last year in Interpublic's Proxy Statement. He relinquished these option awards with the express intent of permitting the underlying shares to be issued to employees of an Interpublic subsidiary under the 2002 Performance Incentive Plan.

In addition to Messrs. Dooner, Bell and Wilmot, several executives of Interpublic's subsidiaries also voluntarily cancelled options with the express intent of permitting the underlying shares to be issued to other employees of Interpublic and its subsidiaries under the 2002 Performance Incentive Plan. Options to purchase a total of 1,350,348 shares were cancelled (including those awards described above for Messrs. Bell, Dooner and Wilmot). Of this amount, approximately 641,598 shares remain available for reallocation to other employees of Interpublic and its subsidiaries.

(8)
Payouts under the Long-Term Performance Incentive Plan ("LTPIP") prior to 2002 were made at the end of four-year performance periods. In 2002, the original 1999-2002 performance period was shortened to three years in order to institute a new performance plan. Payouts received in 2002 were calculated based on the value of the 1999-2001 performance period at the end of 2001 after giving effect to Interpublic's restructuring costs taken in 2001.

The total payout for the 1997-2000 LTPIP performance period was made in the first quarter of 2001.

(9)
All Other Compensation for 2003 consisted of: (i) the following amounts paid to the named executive officers: matching contributions under the Interpublic Savings Plan—Mr. Bell—$9,000; Mr. Dooner—$9,000; Mr. Brooks—$6,000; Mr. Camera—$6,975; Mr. Coughlin—$3,000; Mr. Krakowsky—$6,000; Mr. Nelson—$9,000; and Mr. Wilmot—$9,000; (ii) premiums paid by Interpublic on group life insurance—Mr. Bell—$4,745; Mr. Dooner—$48; Mr. Brooks—$240; Mr. Camera—$240; Mr. Coughlin—$120;Mr. Krakowsky—$240; Mr. Nelson—$48; and Mr. Wilmot—$240; (iii) supplemental compensation plan payout—Mr. Dooner—$23,856; (iv) supplemental compensation plan payout—Mr. Wilmot—$19,695 (v) premiums paid by Interpublic on a life insurance policy for Mr. Dooner—$50,000; and (vi) anniversary award for Mr. Camera in the amount of $1,558.

Stock Option Grants In 2003

        The following table provides information on grants of stock options in 2003 to the named executive officers and the estimated grant date present value of the options.

Individual Grants

Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees In Fiscal Year		Exercise Price ($/Sh)		Expiration Date	Grant Date Present Value ($)(9)
David A. Bell	200,000	(1)	3.19%			$9.6400	03/26/13		$900,000
John J. Dooner, Jr.	176,709	(2)	2.82%			$9.6400	03/26/13		$795,191
Brian J. Brooks	20,000 4,800	(3) (3)	0.32 0.08	% %	$ $	9.6400 14.8250	03/26/13 11/18/13	$ $	90,000 33,984
Nicholas J. Camera	15,000	(4)	0.24%			$9.6400	03/26/13		$67,500
Christopher J. Coughlin	200,000	(5)	3.19%			$14.0350	06/16/13		$1,322,000
Philippe Krakowsky	18,000	(6)	0.29%			$9.6400	03/26/13		$81,000
Bruce S. Nelson	30,000	(7)	0.48%			$9.6400	03/26/13		$135,000
Gunnar P. Wilmot	20,000	(8)	0.32%			$9.6400	03/26/13		$90,000

(1)
Mr. Bell was granted a stock option award covering 200,000 shares of Common Stock on March 26, 2003. The option becomes exercisable as to (i) 66,000 shares of Common Stock on March 26, 2005, (ii) 66,000 shares of Common Stock on March 26, 2006 and (iii) 68,000 shares of Common Stock on March 26, 2007.

The option has a ten-year term and has an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

(2)
Mr. Dooner was granted a stock option award covering 176,709 shares of Common Stock on March 26, 2003. The option becomes exercisable as to (i) 58,313 shares of Common Stock on March 26, 2005, (ii) 58,313 shares of Common Stock on March 26, 2006 and (iii) 60,083 shares of Common Stock on March 26, 2007.

The option has a ten-year term and has an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

(3)
Mr. Brooks was granted a stock option award covering 20,000 shares of Common Stock on March 26, 2003 (the "March 2003 Option"). The option, as originally granted, became exercisable as to (i) 6,600 shares of Common Stock on March 26, 2005, (ii) 6,600 shares of Common Stock on March 26, 2006 and (iii) 6,800 shares of Common Stock on March 26, 2007. Mr. Brooks received another stock option award covering 4,800 shares on November 18, 2003 (the "November 2003 Option"). This option, as originally granted, became exercisable as to (i) 1,584 shares of Common Stock on November 18, 2005, (ii) 1,584 shares of Common Stock on November 18, 2006 and (iii) 1,632 shares of Common Stock on November 18, 2007.

Each option has a ten-year term and has an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

Subsequent to the grant of the March 2003 Option and the November 2003 Option, Mr. Brooks entered into a Confidential Separation Agreement and General Release with Interpublic. Under that agreement, on February 28, 2005, the March 2003 Option will become exercisable as to 6,388 shares of Common Stock and the November 2003 Option will become exercisable as to 1,000 shares of Common Stock. Mr. Brooks will have a period of 90 days from February 28, 2005 to exercise these options. The balance of the March 2003 Option and November 2003 Option were forfeited by

  Mr. Brooks, see "Employment Agreements, Termination of Employment and Change-In-Control Agreements—Termination and Change in Control Agreements—Brian Brooks' Separation Agreement".

(4)
Mr. Camera was granted a stock option award covering 15,000 shares of Common Stock on March 26, 2003. The option becomes exercisable as to (i) 4,950 shares of Common Stock on March 26, 2005, (ii) 4,950 shares of Common Stock on March 26, 2006, and (iii) 5,100 shares of Common Stock on March 26, 2007.

The option has a ten-year term and has an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

(5)
Mr. Coughlin was granted a stock option award covering 200,000 shares of Common Stock on June 16, 2003. The option becomes exercisable as to (i) 66,000 shares of Common Stock on June 16, 2005, (ii) 66,000 shares of Common Stock on June 16, 2006, and (iii) 68,000 shares of Common Stock on June 16, 2007.

The option has a ten-year term and has an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

(6)
Mr. Krakowsky was granted a stock option award covering 18,000 shares of Common Stock on March 26, 2003. The option becomes exercisable as to (i) 5,940 shares of Common Stock on March 26, 2005, (ii) 5,940 shares of Common Stock on March 26, 2006, and (iii) 6,120 shares of Common Stock on March 26, 2007.

The option has a ten-year term and has an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

(7)
Mr. Nelson was granted a stock option award of Common Stock covering 30,000 shares on March 26, 2003. The option originally became exercisable as to (i) 9,900 shares of Common Stock on March 26, 2005, (ii) 9,900 shares of Common Stock on March 26, 2006, and (iii) 10,200 shares of Common Stock on March 26, 2007. The option had a ten-year term and had an exercise price equal to 100% of the fair market value on the date of grant. This award was cancelled by Interpublic on the date of grant. In lieu of an award of stock options, Mr. Nelson received a grant of 15,000 shares of restricted Interpublic Common Stock on April 29, 2003.

(8)
Mr. Wilmot was granted a stock option award of Common Stock covering 20,000 shares on March 26, 2003. The option becomes exercisable as to (i) 6,600 shares of Common Stock on March 26, 2005, (ii) 6,600 shares of Common Stock on March 26, 2006, and (iii) 6,800 shares of Common Stock on March 26, 2007.

The option has a ten-year term and has an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

(9)
The grant date present value of each of the stock option awards to the named executive officers is calculated using the Black Scholes Option Pricing Model and assumes the options are held for six years. The options awarded to the named executive officers on March 26, 2003 include the following assumptions: volatility of 43.51%, dividend yield of 0% and risk-free rate of return of 3.38%. The option awarded to Mr. Coughlin on June 16, 2003 includes the following assumptions: volatility of 46.07%, dividend yield of 0% and risk-free rate of return of 2.54%. The option awarded to Mr. Brooks on November 18, 2003 includes the following assumptions: volatility of 44.85%, dividend yield of 0% and risk-free rate of return of 3.46%.

Aggregated Option Exercises in 2003 and Fiscal Year-End Option Values

        The following table provides information on stock option exercises and the number and the year-end value of options held by the named executive officers.

			Number of Shares of Common Stock Underlying Unexercised Options At December 31, 2003 (#)		Value of Unexercised In-the-Money Options at December 31, 2003 ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David A. Bell	None	0	159,828	380,000	$0	$1,242,750
John J. Dooner, Jr.	None	0	654,440	680,509	811,742	1,053,186
Brian J. Brooks	None	0	0	80,800	0	211,680
Nicholas J. Camera	None	0	119,800	73,000	84,285	89,400
Christopher J. Coughlin	None	0	0	200,000	0	313,000
Philippe Krakowsky	None	0	0	43,000	0	107,280
Bruce S. Nelson	None	0	43,000	140,500	0	60,900
Gunnar P. Wilmot	None	0	56,440	34,500	0	119,200

(1)
Calculated based on the closing price of $15.6000 for the Common Stock on December 31, 2003.

Long-Term Incentive Plan Awards in 2003

        The following table presents information regarding awards made to each of the named executive officers under the LTPIP in 2003. However, in December 2003, the Compensation Committee decided to terminate the LTPIP. In order to prepare for the implementation of a new incentive compensation program, and because it became apparent that the performance goals of Interpublic and its subsidiaries for the 2003–2005 performance period would not be achieved, the Committee also decided to determine the payout under the awards made in 2003 in advance of the completion of the performance period. Accordingly, as more fully described below, the information in the table with respect to the estimated future payouts pursuant to the 2003 awards, which is provided in accordance with Securities and Exchange Commission rules, does not reflect the payment, if any, that actually will be received.

				Estimated Future Payouts Under Non-Stock Price Based Plans
			Performance or Other Period Until Maturation Or Payout
Name (1)	Allocation of Performance Units	Number of Performance Units (#)		Threshold ($)	Target ($)	Maximum ($)
David A. Bell	IPG Worldwide	20,000	2003-2005	$400,000	$2,300,000	$4,500,000
John J. Dooner, Jr.	McCann-Erickson WorldGroup Worldwide	20,000	2003-2005	$400,000	$2,300,000	$4,500,000
Brian J. Brooks (1)	IPG Worldwide	5,000	2003-2005	$100,000	$575,000	$1,125,000
Nicholas J. Camera	IPG Worldwide	4,000	2003-2005	$80,000	$460,000	$900,000
Christopher J. Coughlin	IPG Worldwide	10,000	2003-2005	$200,000	$1,150,000	$2,250,000
Philippe Krakowsky	IPG Worldwide	4,000	2003-2005	$80,000	$460,000	$900,000
Bruce S. Nelson	IPG Worldwide	5,000	2003-2005	$100,000	$575,000	$1,125,000
Gunnar P. Wilmot	IPG Worldwide	4,000	2003-2005	$80,000	$460,000	$900,000

(1)
Under a Confidential Separation Agreement and General Release, Mr. Brooks will be entitled to retain 3,611 of the 5,000 performance units granted to him under the LTPIP for the 2003-2005 Performance Period. Any amounts payable with respect to these performance units are subject to the terms of the LTPIP. See "Employment Agreements, Termination of Employment and Change-In-Control Arrangements—Termination and Change In Control Agreements—Brian Brooks' Separation Agreement".

        The LTPIP as in effect in 2003 provided for annual awards of "performance units" to select employees of Interpublic or its subsidiaries. The value of the performance units, which are settled in cash, was tied to the annual growth of operating income of the office, agency or regional or worldwide agency system with which the employee is principally associated. The performance units awarded in 2003 could increase in value to as much as $225, or could decrease to as little as zero, with the increase or decrease depending in each case on the extent to which the growth rates of operating income of the applicable operating components exceed or fall short of the pre-established compound growth rates in operating income over a period of three calendar years (a "performance period").

        The estimated payout shown on the table is based on an assumed 4% growth in cumulative compound operating income of an operating component during the performance period, resulting in a threshold payout of $20 per performance unit. Failure to reach the threshold growth rate would result in a zero award. A target growth rate of 10% is assumed for purposes of this presentation. This growth rate would result in a target payout of $115 per performance unit. The maximum growth rate objective was 20% resulting in a maximum payout of $225 per performance unit.

        In December 2003, in connection with its decision to terminate the LTPIP, the Compensation Committee assigned a payout value of $38.33 per unit to the 2003 awards made to Interpublic executives other than those employed by one of the operating divisions and valued the 2003 awards to be made to operating division employees using 2003 actual results and 2004 budgeted performance. In accordance with the original payment schedule: (i) one third of the award will be paid in early 2005 and (ii) the remaining two-thirds of the award will be paid in early 2006. Based on these determinations, the payment to the named executive officers in respect of their 2003 LTPIP awards will be as follows:

Name	Payout Amount
David A. Bell	$766,600
John J. Dooner, Jr.	0
Brian J. Brooks (1)	138,410
Nicholas J. Camera	153,320
Christopher J. Coughlin	383,300
Philippe Krakowsky	153,320
Bruce S. Nelson	191,650
Gunnar P. Wilmot	153,320

(1)
Reflects that Mr. Brooks' award was prorated to 3,611 out of 5,000 performance units granted to him under the LTPIP for the 2003-2005 Performance Period. See "Employment Agreements Termination of Employment and Change-In-Control Arrangements—Termination and Change In Control Agreements—Brian Brooks' Separation Agreement".

Securities Authorized for Issuance under Equity Compensation Plans

        The following table provides information regarding the shares of Common Stock to be issued or which may be issued under the equity compensation plans of Interpublic.

Equity Compensation Plan Information

Plan Category	Number of shares of Common Stock to be Issued Upon Exercise of Outstanding Stock Options (a)	Weighted-Average Exercise Price of Outstanding Stock Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Holders	40,842,736	$25.94	8,492,960
Equity Compensation Plans Not Approved by Security Holders (1)	1,017,000	$27.53	0

(1)
Special stock option grants awarded to certain True North executives following Interpublic's acquisition of True North (the "True North Options"). The True North Options were granted at the fair market value of Interpublic's common stock on the date of the grant. The terms and conditions of these stock option awards are governed by Interpublic's 1997 Performance Incentive Plan which provides that stock options are exercisable as determined by the Compensation Committee of the Board of Directors. Generally, options become exercisable between two and five years after the date of the grant and expire ten years from the grant date. The True North Options generally will vest 40% on August 23, 2004, 30% on August 23, 2005 and 30% on August 23, 2006.

EMPLOYMENT AGREEMENTS, TERMINATION OF
EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Employment Agreements

        Each of the following named executive officers has an employment agreement with Interpublic. Each employment agreement includes provisions describing the named executive officer's position and responsibilities, his salary and eligibility for incentive compensation. Each agreement also includes covenants pursuant to which the named executive officer agrees not to divulge confidential information of Interpublic and its subsidiaries and agrees for a period of time after termination of employment to refrain from soliciting employees of Interpublic and its subsidiaries and from soliciting or handling the business of clients of Interpublic. The annual salary and the termination date of the respective employment agreements are set forth below:

Name	Salary	Expiration Date
David A. Bell	$1,000,000	March 1, 2005
John J. Dooner, Jr.	1,250,000	None*
Brian J. Brooks	495,000	**
Nicholas J. Camera	375,000	None*
Christopher J. Coughlin	800,000	None*
Philippe Krakowsky	400,000	December 31, 2006
Bruce S. Nelson	650,000	None*

*
The Executive's employment has no termination date. However, under the terms of the employment agreement, Interpublic may terminate the executive's employment either (i) by giving twelve months' prior written notice; or (ii) by written notice coupled with a severance payment equal to the amount by which the salary to which the executive is entitled over a twelve month period exceeds the salary paid to the executive from the date of notice of termination to the date of termination.

**
Mr. Brooks' Employment Agreement has been terminated. See "Employment Agreements Termination of Employment and Change-In-Control Arrangements—Termination and Change In Control Agreements—Brian Brooks' Separation Agreement".

        Mr. Bell's Employment Agreement may terminate earlier than March 1, 2005 upon the occurrence of a Qualifying Termination. See "Termination and Change In Control Agreements—David Bell Severance Agreement".

        Messrs. Camera, Dooner and Nelson have the right to terminate their respective Employment Agreements upon twelve months' prior written notice to Interpublic. Mr. Coughlin has the right to terminate his Employment Agreement upon ninety days' prior written notice to Interpublic. Mr. Krakowsky has the right to terminate his Employment Agreement upon six months' prior written notice to Interpublic.

Deferred Benefit Arrangements

Bell Deferred Compensation Arrangement

        Mr. Bell is a participant in the True North Communications Inc. Deferred Compensation Plan, which provides that if he dies while he is employed by Interpublic, his beneficiaries will receive $60,000 annually for 15 years. In addition, upon Mr. Bell's retirement at any age or the termination of his employment Interpublic will pay him $60,000 per year for 15 years. Mr. Bell no longer makes any deferred payments to this Plan.

        After Mr. Bell's employment terminates, if he were to die before all applicable payments were made under this arrangement, Interpublic would make the remaining payments to his beneficiaries.

Krakowsky Special Deferred Compensation Agreement

        Mr. Krakowsky entered into a Special Deferred Compensation Agreement with Interpublic as of April 1, 2002 that provides that he is entitled to receive on the earlier to occur of his termination of employment (whether by death, disability or otherwise) or April 1, 2004, a lump-sum payment of $140,000 plus credits equivalent to interest in accordance with the terms of Interpublic's Plan for Credits Equivalent to Interest on Balances of Deferred Compensation owing under Employment Agreements. This payment recently was made to Mr. Krakowsky.

Special Deferred Benefit Agreements

        In addition to an employment contract, each of the following named executive officers has entered into special deferred benefit agreements with Interpublic as described below.

        In 2003, Mr. Bell entered into an agreement with Interpublic which provides that if he dies while he is employed by Interpublic $232,500 per year will be paid to his beneficiaries for 15 years following his death. In addition, this agreement provides if he retires, resigns or is no longer in the employment of Interpublic on or after his 68th birthday, but before his 69th birthday, he will receive payments of $204,600 per year for a period of 15 years, and if he retires, resigns or is no longer in the employment of Interpublic on or after his 69th birthday, he will receive payments of $232,500 per year for a period of 15 years. If he ceases to be employed by Interpublic prior to his 68th birthday for any reason other than his death, he will receive a lump sum payment of $150,000 for each full year, (and a prorata portion for each partial year) that he was employed by Interpublic beginning from the date he entered into the agreement.

        After Mr. Bell's employment terminates, if he were to die before all applicable payments were made under the agreement, Interpublic would make the remaining payments to his beneficiaries.

        Mr. Dooner is a party to three agreements which in the aggregate provide that if he dies while he is employed by Interpublic $2,186,000 per year will be paid to his beneficiaries for 15 years following his death. In addition, these agreements provide that if Mr. Dooner's employment is terminated due to him becoming disabled $2,186,000 per year will be paid to him for 15 years following such termination. Alternatively, if he retires, resigns or is otherwise no longer in the employment of Interpublic on or after his 55th birthday he will receive payments for 15 years ranging from $930,200 to $2,186,000 per year, depending upon the year his employment terminates. In the event Mr. Dooner's employment terminates prior to his 55th birthday (other than by reason of death or disability) he will be paid lesser sums but not less than an aggregate of $540,000. Mr. Dooner is a party to a fourth agreement that provides that if he dies while he is employed by Interpublic, $240,000 per year will be paid to his beneficiaries for 15 years following his death. Alternatively, if he retires, resigns or is otherwise no longer in the employment of Interpublic on or after his 56th birthday he will receive payments for 15 years ranging from $153,600 to $240,000 per year, depending upon the year his employment terminates. In the event Mr. Dooner's employment terminates prior to his 56th birthday (other than by reason of death), he will be paid lesser sums but not less than an aggregate of $700,000. Interpublic also has entered into an agreement with Mr. Dooner which provides that if he dies while he is employed by Interpublic, his beneficiaries will receive $88,500 annually for 15 years. In addition, if Mr. Dooner's employment is terminated due to him becoming disabled $88,500 per year will be paid to him for 15 years following such termination. Alternatively, when he retires from Interpublic, Interpublic will pay him retirement benefits at the rate of $88,500 per year for 15 years.

        After Mr. Dooner's employment terminates, if he were to die before all applicable payments were made under these agreements, Interpublic would make the remaining payments to his beneficiaries.

        Mr. Camera is a party to an agreement which provides that if he dies while he is employed by Interpublic, $36,000 per year will be paid for fifteen years to his beneficiaries. If he retires from employment with Interpublic on or after his 60th birthday, Interpublic will make payments for 15 years of $36,000 per year. If he retires, resigns or is terminated from his employment with Interpublic on or after his 57th birthday but prior to his 60th birthday, he will receive payments for 15 years ranging from $27,360 to $33,840 per year, depending upon the year of termination of employment.

        If Mr. Camera were to die before all payments were made under the agreement, Interpublic would pay the remaining benefits to his beneficiaries.

        Mr. Coughlin is a party to an agreement with Interpublic that provides if he dies while employed by Interpublic, his beneficiaries will be paid $200,000 per year for 15 years. If he retires from employment with Interpublic on or after his 60th birthday, Interpublic will make payments to him for 15 years of $200,000 per year, and if he retires, resigns or is terminated from employment with Interpublic on or after his 59th birthday but prior to his 60th birthday, he will receive payments for 15 years of $176,000 per year. If he ceased to be employed by Interpublic (other than by reason of death) prior to his 59th birthday, he will receive lesser sums but not less than $75,000. If his employment is terminated prior to June 16, 2005 (other than for cause or voluntary resignation), then in addition to any other payments to which he would be entitled under the agreement he would receive an annuity payment of $50,000 per year for 15 years commencing on his 60th birthday.

        If Mr. Coughlin were to die before all payments were made to him under this agreement, Interpublic would make the remainder of the payments to his beneficiaries.

        Mr. Krakowsky is party to an agreement with Interpublic that provides if he dies while employed by Interpublic, his beneficiaries would receive payments of $245,000 per year for fifteen years. If he retires from Interpublic on or after his 60th birthday, Interpublic will make payments to him for 15 years of $245,000 per year, and if he retires, resigns or is terminated from employment with Interpublic on or after his 55th birthday, but prior to his 60th birthday, he will receive payments for 15 years ranging from $171,500 to $230,300 per year, depending upon the year of his termination. If his employment terminates (other than by reason of death) prior to his 55th birthday, he would receive lesser amounts but not less than $100,000.

        If he were to die before all payments were made under the agreement, the remaining payments would be made to his beneficiaries.

        Mr. Nelson is a party to three agreements with Interpublic. The first agreement provides that if he dies while he is employed by Interpublic, $280,000 per year will be paid to his beneficiaries for 15 years following his death. If he retires, on or after his 60th birthday, Interpublic will make payments to him for 15 years of $280,000 per year. If he retires, resigns or his employment is terminated with Interpublic on or after his 50th birthday but prior to his 60th birthday, he will receive payments for 15 years ranging from $156,000 to $270,160, depending upon the year his employment terminates. The second agreement provides that if he dies while he is employed by Interpublic, $120,000 per year will be paid to his beneficiaries for 15 years following his death. If he retires on or after his 60th birthday, Interpublic will pay him a benefit of $120,000 per year for 15 years. If he retires, resigns or his employment with Interpublic terminates on or after his 55th birthday but prior to his 60th birthday, Interpublic will make payments to him for 15 years ranging from $62,400 to $112,800, depending upon the year he leaves Interpublic. If Mr. Nelson's employment with Interpublic terminates (other than by reason of death) prior to his 55th birthday, he will receive lesser sums not to exceed $600,000.

        The third agreement provides that if he dies while employed by Interpublic, his beneficiaries will receive $85,000 per year for 15 years following his death. If he retires on or after his 61st birthday, Interpublic will make payments to him for 15 years of $85,000 per year, and if he retires, resigns or is terminated by Interpublic on or after his 60th birthday but prior to his 61st birthday, he will receive payments for 15 years of $80,750 per year. If he ceases to be employed by Interpublic for any reason (other than death) prior to his 60th birthday, he will receive a maximum payment of $680,000.

        After Mr. Nelson's employment terminates, if he were to die before all applicable payments were made under these agreements, Interpublic would make the remaining payments to his beneficiaries.

        Mr. Wilmot is a party to four agreements which provide that if he dies while he is employed by Interpublic, an aggregate of $314,000 will be paid to his beneficiaries for 15 years following his death. Alternatively, if he retires, resigns or is otherwise no longer employed by Interpublic on or after his 55th birthday, Interpublic will make payments to him for 15 years in the aggregate ranging from $208,340 to $314,000 per year, depending upon the year his employment terminates. Two of these agreements provide that in the event Mr. Wilmot's employment terminates prior to his 55th birthday (other than by reason of death) he will be paid lesser sums than described above, but not less than $335,000. The third agreement provides that in the event that Mr. Wilmot's employment terminates prior to his 55th birthday (other than by reason of death) he will be paid lesser sums not to exceed $240,000. The fourth agreement provides that if Mr. Wilmot's employment terminates prior to his 55th birthday (other than by reason of death) he would receive a maximum payment of $360,000. Interpublic also has entered into another agreement with Mr. Wilmot which provides that if he dies while employed by Interpublic, $66,000 will be paid to his beneficiaries for 15 years following his death. If he retires, resigns or is otherwise no longer employed by Interpublic on or after his 58th birthday, Interpublic will make payments to him for 15 years ranging from $54,120 to $66,000 per year, depending upon the year that his employment terminates. If Mr. Wilmot's employment terminates prior to his 58th birthday (other than by reason of death) he will be paid lesser sums than described above for this agreement, but not less than $30,000.

        After Mr. Wilmot's employment terminates, if he were to die before all applicable payments were made under these agreements, Interpublic would make the remaining payments to his beneficiaries.

Termination and Change in Control Agreements

David Bell Severance Arrangement

        Effective February 27, 2003, David Bell became Chairman and Chief Executive Officer of Interpublic. Mr. Bell has an employment agreement with True North Communications, Inc. ("True North"), dated January 1, 2000, to which Interpublic became a party when it acquired True North in June of 2001. As amended, the employment agreement provides for the employment of Mr. Bell through March 1, 2005 (the "Employment Period").

        The employment agreement also provides that upon (i) the expiration of the Employment Period, if Mr. Bell retires, or Interpublic does not extend the Employment Period or (ii) if Mr. Bell resigns from Interpublic prior to the expiration of the Employment Period (other than upon a Qualifying Termination) (as defined below), Mr. Bell shall become a consultant to Interpublic for a period of five years (the "Consulting Period"). During the Consulting Period, Mr. Bell is required to make himself available, upon reasonable notice, to provide services that are commensurate with his years of experience and level of skill for up to ten full business days during any calendar quarter. As compensation for his consulting services, Mr. Bell will receive an annual consulting fee equal to 75% of the average of his annual base salary for the last three full calendar years of his employment ("Consulting Payments"). During the Consulting Period, stock option grants and restricted stock awards made to Mr. Bell prior to becoming a consultant will continue to vest. The Consulting Period will terminate and the Consulting Payments will immediately cease to be paid prior to the end of the five-year Consulting Period upon the material failure of Mr. Bell to perform the duties requested of him by Interpublic during the Consulting Period or upon a material breach by Mr. Bell of the employment agreement or other action by Mr. Bell that constitutes "cause", as defined below. If, however, Mr. Bell were to die or become permanently disabled during the Consulting Period, then his benefits would continue to be paid to him or to his estate, as applicable, for the remainder of the Consulting Period.

        If Mr. Bell's employment terminates prior to the expiration of the Employment Period under the circumstances constituting a Qualifying Termination, Mr. Bell, or his executor as the case may be, is entitled to receive the following benefits: (a) annual incentive compensation for the calendar year in which such termination occurs, prorated through the termination date (based on actual results for the full year); and (b) the right to exercise each stock option granted after January 1, 2001, to the extent that it is vested at the date of termination for up to three years after the date of termination but in no case beyond ten years following the date that the stock option was granted.

        If the Qualifying Termination is for any reason, other than death or disability, Mr. Bell also is entitled to: (a) receive for a period of three years (the "Severance Period") a cash severance of an amount equal to (i) his base salary at the rate payable to him on the date of his termination and (ii) the higher of the annual incentive compensation payable to Mr. Bell for the calendar year in which he is terminated or the average annual incentive during the three full calendar years prior to the year his employment is terminated; (b) the vesting of all stock options granted to Mr. Bell after January 1, 2001; and (c) receipt of Consulting Payments for a period of two years after the end of the Severance Period. Alternatively, if the Qualifying Termination is due to disability, Mr. Bell will be entitled to the receipt of Consulting Payments for a period of five years after the date of termination.

        A Qualifying Termination means the occurrence of any of the following events prior to the expiration of the Employment Period: (a) the termination of Mr. Bell's employment by Interpublic without "cause" (as defined below) where Interpublic does not either provide Mr. Bell with twelve months notice of termination or pay his salary for twelve months in lieu of such notice; (b) the termination by Mr. Bell of his employment due to the occurrence of any of the following events, without his written consent: (i) an assignment of duties that are inconsistent in any material respect with his position, duties, responsibilities or status or a material diminution in his responsibilities, (ii) a material adverse change in his reporting responsibilities, title or offices with Interpublic, (iii) a material breach by Interpublic of its obligations under the employment agreement, (iv) a decrease in his base salary, or (v) a material change in the location where he is based; (c) the disability of Mr. Bell for a period of more than six consecutive months; or (d) Mr. Bell's death.

        The employment agreement provides that Interpublic shall have "cause" to terminate Mr. Bell, if Mr. Bell: (a) engages in conduct that violates a material provision of the employment agreement or any significant policy of Interpublic after Mr. Bell is notified of such violations, (b) fails to perform his duties or carry out directions from the Board of Directors after being notified of such failure, or (c) engages in embezzlement or a misappropriation of corporate funds or other acts of fraud, dishonesty or self-dealing, or commits a felony or any significant violation of any material statutory or common law duty of loyalty to Interpublic.

Brian Brooks' Separation Agreement

        Effective February 27, 2004, Mr. Brooks resigned from all positions that he held at Interpublic and its subsidiaries. In connection with his resignation, Mr. Brooks entered into a Confidential Separation Agreement and General Release with Interpublic (the "Separation Agreement") which provides that Interpublic will (a) as severance continue to make salary payments to Mr. Brooks for a period of one year ending February 27, 2005 (the "Severance Period") at his annual base salary of $495,000, and (b) retain Mr. Brooks to provide, as requested by Interpublic, executive recruiting and human resource services during the Severance Period and for a period of one year thereafter (the "Consulting Period"). Under the Separation Agreement, Mr. Brooks is entitled to compensation at an hourly rate of $400 per hour as consideration for services other than in connection with executive recruitment and at a commission of 25% of the first year's total cash compensation of salary and bonus not to exceed $500,000 per person of individuals placed at Interpublic or its subsidiaries as a result of Mr. Brooks' executive recruitment efforts. During the Severance Period, Mr. Brooks will be entitled to receive consultancy compensation to the extent such compensation is in excess of his base salary of $495,000, up to a total of $700,000. During the Consulting Period, Mr. Brooks will be entitled to receive a guaranteed minimum annual compensation of $400,000.

        The Separation Agreement also provides that during the Severance Period, Mr. Brooks (i) will continue to be entitled to his current employee benefits, including medical, life insurance, profit sharing, club, automobile and financial planning allowances, (ii) will remain eligible for a bonus for 2003 and (iii) will remain eligible for deferral amounts under Interpublic's Senior Executive Retirement Income Plan, which is described below under the heading "The Interpublic Senior Executive Retirement Income Plan".

        In addition, under the Separation Agreement, all shares of restricted stock granted to Mr. Brooks will continue to vest on a pro rata basis through the end of the Severance Period, and in the case of a November 10, 2003 award of 102,233 shares of restricted stock, the award will vest in full on January 31, 2008 if Mr. Brooks abides by a non-solicitation provision of the Separation Agreement through that date. All stock options granted to Mr. Brooks will continue to vest through the end of the Severance Period and, to the extent then exercisable, will remain exercisable for a 90-day period following the end of the Severance Period. At the end of the Severance Period, Mr. Brooks will be entitled to receive 3,611 performance units out of the 5,000 performance units originally granted to Mr. Brooks under Interpublic's LTPIP for the 2003-2005 performance period.

Executive Severance Agreements

        Interpublic has entered into an agreement with each of the named executive officers, other than Messrs. Bell and Wilmot, pursuant to which a cash severance payment would become payable to the executive individual if, within two years after a "change of control," (i) the executive's employment is terminated by Interpublic other than for "cause" or (ii) the executive's resigns for "good reason."

        The agreements provide that a "change of control" occurs if: (a) any person other than Interpublic or any of its subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of 30% or more of the combined voting power of Interpublic's then outstanding voting securities; (b) the stockholders approve an agreement to merge or consolidate with another corporation (other than a subsidiary of Interpublic) or an agreement to sell or dispose of all or substantially all of the business or assets of Interpublic; or (c) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by Interpublic's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

        Under the agreements, Interpublic shall have "cause" to terminate an executive, following a "change of control", if the executive: (a) engages in conduct that constitutes a felony and that results in the personal enrichment of the executive at Interpublic's expense; (b) refuses to substantially perform his responsibilities for Interpublic; or (c) deliberately and materially breaches any agreement between himself and Interpublic and fails to remedy that breach within a 30-day cure period. An executive may resign for "good reason" following a "change in control" if, without his consent, in any circumstance other than his disability, his office in Interpublic or the geographical area of his employment should be changed or his compensation should not continue to be paid and increased on the same basis as had been in effect prior to the "change of control" or the individual should determine in good faith that Interpublic had, without his consent, effected a significant change in his status within, or the nature or scope of his duties or responsibilities with, Interpublic and Interpublic failed to cure such situation within 30 days after written notice from the individual.

        The severance payment to which an executive, other than Messrs. Camera and Krakowsky, would be entitled is equal to three times the individual's average annual compensation during the two calendar years ended prior to the date of a "change of control". Messrs. Camera and Krakowsky are entitled to receive two times such executive's average annual compensation. In addition, each executive is entitled to receive a partial annual bonus based on the most recent bonus paid to such executive within the two years preceding the year such executive is terminated prorated for the elapsed portion of the year in which employment terminated. In general, if no bonus was paid to an executive in such prior years, such executive would be entitled to a pro rata bonus based on the greater of the last bonus actually awarded to such executive and the target bonus award established for such executive. The average compensation used in calculating the severance payment would be the executive's taxable compensation plus any deferred compensation accrued during the two relevant years, but would not include any deferred compensation earned in prior years but paid during the two years and would not include any taxable compensation relating to any stock option or restricted stock plan of Interpublic.

        Each agreement also provides that if the executive's employment terminates in circumstances entitling him to a severance payment, he will, for a period of 18 months following the termination of his employment, neither (a) solicit any employee of Interpublic or any of its subsidiaries to leave such employ to enter into the employ of the individual, or any person or entity with which the individual is associated, nor (b) solicit or handle, on his own behalf or on behalf of any person or entity with which he is associated, the advertising, public relations, sales promotion or market research business of any advertiser which was a client of Interpublic or any of its subsidiaries on the date the individual's employment terminates.

        The agreements give the executive an option to limit payment under the agreements to such sum as would avoid subjecting the individual to the excise tax imposed by Section 4999 of the Internal Revenue Code.

        Also under the severance agreements, sums previously deferred by the executive pursuant to employment agreements and under the Management Incentive Compensation Plans of Interpublic and its subsidiaries and amounts payable under Special Deferred Benefit Agreements would become payable within 30 days following a "change of control" if the individual has elected to receive the distribution prior to the "change of control."

The Interpublic Senior Executive Retirement Income Plan

        Effective as of August 1, 2003, Interpublic established a new plan to provide U.S.-based senior executives of Interpublic and its subsidiaries with certain retirement benefits. This new plan is intended to replace Interpublic's prior program of providing Special Deferred Benefit Agreements to key executives. In general, under the Senior Executive Retirement Income Plan ("SERIP"), Interpublic will provide an eligible participant with an annual payment for 15 years, payable when the participant attains the age of 60 or older and after the participant's employment has terminated with Interpublic or its subsidiaries. Under certain conditions, payments may begin as early as age 55 and may be paid over ten years. Each participant must execute a Participation Agreement that provides for the amount of the annual benefit to be paid. Any portion of a participant's benefit that is not vested will be forfeited upon termination of employment. Generally, the retirement benefit will begin to vest after three years of participation in the SERIP and will vest in full after ten years. Any participant who is a party to a Special Deferred Benefit Agreement at the time the participant begins to participate in the SERIP is deemed to have participated in the SERIP for up to three years. At the end of three years of participation in the SERIP, 30% of the annual benefit is vested, with the vested portion increasing by 10% for the next seven years.

        If a participant becomes disabled or dies, the participant (or the participant's beneficiary) may be entitled to a full or reduced annual benefit, depending upon his age and years of participation under the SERIP at the time his employment is terminated by reason of death or disability.

        Of the named executive officers, only Mr. Brooks participates in the SERIP. Under his Participation Agreement, Mr. Brooks' annual benefit is $247,500 per year which, in accordance with his Separation Agreement, will vest as to 40% of this amount at the end of his Severance Period. Consequently, Mr. Brooks will be entitled to receive an annual payment of $99,000 for 15 years beginning on his 60th birthday.

Retirement Plan

        As of January 1, 1992, Interpublic adopted the Interpublic Retirement Account Plan to provide benefits under a "cash balance formula" to employees of Interpublic and most of its domestic subsidiaries who have at least five years of service. Each year a participant's account balance is credited with an amount equal to a percentage of the participant's annual compensation and interest credits. The percentage of annual compensation varies based on the sum of the participant's age and years of service from 1.5% for participants with a sum less than 40 years to 5% for participants with a sum of 80 or more years. Interest credits are based on the 1-year U.S. Treasury bill rate plus 1 percentage point, compounded quarterly, and are guaranteed to be at least 5% per year, compounded quarterly.

        Until July 31, 1987, employees of Interpublic and most of its domestic subsidiaries were entitled in general to receive at retirement a monthly retirement benefit pursuant to a defined benefit pension formula computed as a percentage of average monthly compensation during the five consecutive calendar years with highest compensation with certain exclusions. The percentage of average monthly compensation used to calculate the monthly benefit was determined by multiplying the number of years of accredited service (which is defined in the Plan as the period of participation in the Plan) by 1.3%.

        Beginning July 31, 1987, the method of calculating the pension benefit was changed to a career average formula based on annual compensation. The percentage of annual compensation used to calculate the benefit was 1% of each year's compensation up to $15,000 plus 1.3% of any compensation in excess of that amount.

        Participants under the defined benefit pension formula on December 31, 1991, had their normal retirement benefit converted on an actuarial basis into an "opening cash balance" as of January 1, 1992. In addition, participants continued to accrue benefits pursuant to the career average formula and became eligible to receive upon retirement the higher of (1) the participant's benefit under the cash balance formula or (2) the participant's accrued retirement benefit under the career average formula as of December 31, 1991, plus any accrual after that date calculated pursuant to the career average formula. Employees joining Interpublic after December 31, 1991, were eligible to accrue benefits only under the cash balance formula.

        With certain minor exceptions, "compensation" under the career average formula as well as the cash balance formula includes all compensation subject to federal income tax withholding. Annual compensation for pension accruals since December 31, 1988 has been limited by federal tax law.

        As of March 31, 1998, Interpublic froze benefit accruals under the Interpublic Retirement Account Plan and participants whose benefits were not already vested became fully vested as of April 1, 1998. Retirement account balances as of that date will continue to be credited with interest until benefits begin in accordance with the generally applicable Plan provisions, but additional Company allocations have been discontinued as of March 31, 1998.

        Effective April 1, 1998, employees with five or more years of Retirement Account Plan participation began to participate in a new Compensation Plan. Under the new Compensation Plan, an account is established for each eligible employee and credited with up to ten annual allocations depending on the employee's years of participation in the Retirement Account Plan. Each annual allocation approximates the discontinued allocations under the Retirement Account Plan. In general, the balance in each employee's account begins to vest gradually after five years of participation in the new Compensation Plan. Payouts generally are made while the employee is still employed by Interpublic or one of its subsidiaries.

        The estimated annual retirement benefit that each of the following named executive officers would receive at the normal retirement age of 65 years old, payable as a straight life annuity under the Interpublic Retirement Account Plan is as follows: Mr. Camera—$3,519; Mr. Dooner—$62,185; Mr. Nelson—$58,259 and Mr. Wilmot—$37,447. Alternatively, each of them could take the benefit as a lump sum estimated as follows: Mr. Camera—$40,699; Mr. Dooner—$735,889; Mr. Nelson—$689,431 and Mr. Wilmot—$442,205.

        Prior to normal retirement age, under the New Compensation Plan, Mr. Dooner will receive a total distribution of $108,500.

        Prior to normal retirement age, under the New Compensation Plan, Mr. Wilmot will receive a total distribution of $97,441.

        Mr. Camera is not eligible to participate under the New Compensation Plan because he had less than five years of participation under the Interpublic Retirement Account Plan at the time benefit accruals were frozen.

        Mr. Nelson is ineligible to participate under the New Compensation Plan because he was not employed with Interpublic at the time the New Compensation Plan became effective.

        Each of Messrs. Bell, Brooks, Coughlin and Krakowsky is not entitled to receive benefits under the Interpublic Retirement Account Plan or the New Compensation Plan because he was hired by Interpublic after the Retirement Account Plan was frozen.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Committee's Responsibilities

        The Compensation Committee of the Board is responsible for setting and administering the policies that govern executive compensation. The Committee is composed entirely of independent, non-employee directors, based on the New York Stock Exchange Listing Standards. Reports of the Committee's actions and recommendations are presented to the full Board and independent directors who are not Committee members will, on occasion, attend and participate in Committee meetings. The purpose of this report is to summarize the philosophical principles, specific program elements and other factors considered by the Committee in making decisions about executive compensation.

        The Committee approves all of the policies under which compensation is paid or awarded to Interpublic's executives, and individually reviews the performance of, and all compensation actions pertaining to, Interpublic's senior executive group. The Committee has delegated to the Management Human Resources Committee, consisting of Interpublic's Chairman, President and CEO, its COO and CFO, its General Counsel, and its Chief Talent and Human Resources Officer, responsibility for the review of the performance of, and compensation actions affecting, a broader management group based on guidelines established by the Compensation Committee. Both the Compensation Committee and the Management Human Resources Committee use qualified outside advisers to assist in making pay practice decisions.

        The Committee's basic goal in establishing compensation guidelines is to attract, motivate, reward and retain executives who contribute to the creation of long-term investor value. The Committee adheres to the following principles when making compensation decisions:

  •
  Pay is performance-based. Pay practices at Interpublic have historically followed those found more broadly in the advertising and marketing services industry. Pay based upon Interpublic's performance has been an important philosophical underpinning for pay decisions and its effect has been evident in reduced, or in some cases the absence of, annual and long-term incentive awards for recent years. The Committee intends to continue to maintain the strong linkage between executive compensation and Interpublic's performance.

  •
  Stock ownership is emphasized. The Committee believes that management stock ownership effectively aligns the interests of employees with those of shareholders and provides a strong motivation to build shareholder value. Under the new 2004 Performance Incentive Plan, which is being submitted to stockholders for approval at the 2004 Annual Meeting, the Committee expects to reduce the number of recipients of stock-based incentives to include only those executives expected to have the most significant potential impact on future operational health, financial results, and shareholder value, but to increase for executives who receive stock-based incentives the emphasis on stock awards as a form of incentive compensation.

  •
  Compensation opportunities must be competitive to attract and retain talented employees. The Committee periodically compares the actual and targeted compensation of Interpublic's executives with data for advertising and professional services companies, and general industry, in an effort to ensure that Interpublic's compensation arrangements are competitive.

Program Elements

        Interpublic's executive compensation program consists of base salary, annual incentive and long-term incentive compensation. Incentive opportunities are weighted toward the long-term for Interpublic's most senior executives and a major portion of long-term incentives are equity-oriented. Interpublic's shareholder-approved 2002 Performance Incentive Plan, provides for equity and cash incentive awards under one or more of the following programs:

  •
  The Management Incentive Compensation Program (the "MICP"), an annual bonus plan under which bonus pools are funded based on corporate and operating unit operating income for the last-completed fiscal year. Eligible individuals receive awards from funded bonus pools based on their achievement of established performance criteria and other contributions. Awards are typically paid in cash, but may be paid in stock.

  •
  The Long-Term Performance Incentive Program (the "LTPIP"), which provides for annual awards of performance units generally having a three-year term. These awards entitle a participating executive to receive cash payments based on the extent to which operating income and margin targets are achieved over the performance period. The performance targets may be tied to a particular operating entity, a division of the company or the entire company depending on the responsibilities of the executive.

  •
  The Stock Incentive Program, which provides for the issuance of stock options and restricted stock. These instruments increase in value over time only if the market price of Interpublic Common Stock increases. They are forfeited if an executive fails to remain employed by Interpublic for a specified period following the date of the award, unless the Committee elects to waive this requirement given the merits of a specific case.

        The determination of the amount and form of executive compensation, including incentive compensation, paid to each Interpublic executive officer is made by the Committee based on an evaluation, after taking into account a range of factors that include:

  (i)
  Interpublic's financial results and anticipated developments in the marketing communications industry.

  (ii)
  The total annualized compensation for the particular executive including salary, benefits, and short-term and long-term incentive compensation.

  (iii)
  The cumulative value of previously provided incentive compensation, such as stock options, restricted stock and/or performance units.

  (iv)
  The current and expected future financial impact on Interpublic and the executive of benefits under Interpublic's compensation plans.

  (v)
  The executive's level of achievement against annual performance expectations and contributions in a dynamic environment.

  (vi)
  The executive's skills, talents, experiences, and relationships and their importance to Interpublic's future performance.

  (vii)
  The competitive environment in which Interpublic operates.

        Although the Committee does not assign a pre-determined weight to any of these factors, its compensation decisions are greatly influenced by Interpublic's annual financial performance.

        During 2003, the Committee retained the services of an independent executive compensation firm to review the competitive pay positioning for approximately 40 senior corporate and operating company positions. The consultants' analyses and findings were presented to the Committee in November 2003. During the course of 2003, these and other consultants provided the Committee with data, findings and/or recommendations related to executive compensation, benefits, and other related topics. The Committee considered this input in its deliberations.

2003 Compensation of Executive Officers

        Base Salary.    Salary increases for executive officers are based on individual performance, role and responsibilities, competitive labor market conditions, and Interpublic's overall financial results. Base salaries for executive officers and other senior executives of Interpublic are established by reference to the factors noted above and with the advice of outside compensation consultants. The Compensation Committee has established a policy of setting base salary levels within 15% above or below mid-market levels for comparable positions in the marketing communications industry. The salaries of executive officers continuing to serve in the same position are generally reviewed every two years.

        Annual Incentive.    For purposes of bonus awards under the MICP, the executive officers of Interpublic participate in the Interpublic corporate bonus pool, unless they are employed by one of Interpublic's operating units, in which case they participate in that operating subsidiary's MICP bonus pool. Under the terms of the MICP, the corporate bonus pool may not exceed 5% of the amount by which consolidated pre-tax income on a worldwide basis, and before provision for the payment of incentive compensation, for the calendar year in which the bonuses are to be paid exceeds 15% of the average equity capital of Interpublic in the immediately preceding calendar year. In 2003, due in part to substantial restructuring, litigation, and asset impairment charges, Interpublic incurred a pre-tax loss, and as a consequence under the terms of the MICP no funds were available for the payment of incentive awards from the corporate bonus pool. After not making MICP awards to executive officers in 2002, and recognizing the significant progress made in 2003 in implementing of the company's turnaround plan, the Committee concluded that it was necessary to acknowledge and reward the participants in the corporate bonus pool who made this progress possible. Accordingly, the Committee authorized a waiver for 2003 of the earnings requirement for funding of the corporate bonus pool and approved a corporate bonus pool in the aggregate amount of $6.3 million. The 2003 bonus pools of the operating units reflected each unit's specific operating results and progress toward improving future operating performance. Bonus awards to executive officers in 2003 were generally made at 75% of target, with this percentage varying among individuals based on relative contribution to Interpublic's ongoing financial and operating turnaround.

        Long-term Incentives.    In 2003, the Committee made both long-term incentive awards to executive officers and key employees of Interpublic and its subsidiaries in the form of cash-based LTPIP awards and equity grants and also cancelled or modified LTPIP awards made in 2003.

        LTPIP Awards.    In early 2003, the Committee cancelled the 2002-2004 LTPIP units granted Corporate Participants due to the financial performance of Interpublic, which indicated that no payout under the awards was likely.

        In March 2003, new grants of performance units under the LTPIP for the 2003-2005 performance period were made to executive officers including those listed in the Long-Term Incentive Plan Table. In determining individual LTPIP awards to executive officers, the Committee considered several factors including, but not limited to, the executive's recent performance and expected future contributions, current role and responsibilities, and history of past grants. However, in December 2003, the Committee decided to terminate the LTPIP because it has determined that it no longer meets the Committee's goal of more closely aligning executive incentives with shareholder interests. Accordingly, no future awards will be made under the LTPIP. In addition, due to Interpublic's financial performance during 2003, it became apparent to the Committee that the performance goals of Interpublic and its operating units as contemplated by the terms of the 2003-2005 awards would not be achieved. The Committee, therefore, in order to prepare for the implementations of a new incentive compensation program elected to determine the payouts under the awards in advance of the completion of the performance period in the following manner:

  •
  2003 – 2005 LTPIP units granted to Interpublic executives other than those employed by one of the operating divisions of Interpublic ("Corporate Participants") have been assigned a value of $38.33, which is equal to 1/3 the original unit target value of $115. The awards will be paid as originally scheduled: (i) one third of the award in early 2005 and (ii) the remaining two-thirds of the award in early 2006.

  •
  2003 – 2005 LTPIP units granted to participants employed by an operating division, have been valued using 2003 actual results and 2004 budgeted performance of the applicable operating division. The awards will be paid as originally scheduled: (i) one-third of the award in early 2005 and (ii) the remaining two-thirds in early 2006.

        In connection with the Committee's decision to discontinue the LTPIP, the Committee also decided to shorten by one year the 2002-2004 LTPIP performance period for operating division participants. For such participants, 2002-2004 LTPIP units have been valued using the 2002 and 2003 actual results of the applicable operating division. Awards will be paid as originally scheduled: (i) one-half of the award in early 2004 and (ii) the remaining one-half in early 2005.

        Equity Grants.    In 2003, the Committee provided officers and key employees of Interpublic and its subsidiaries with a long-term incentive opportunity in the form of stock options and/or restricted stock awards. Such awards are designed to focus the recipients on the long-term performance of Interpublic. Stock options are granted on such terms as are approved by the Committee, provided that the term of the option may not exceed ten years and the exercise price may not be less than the fair market price of the Common Stock on the date of grant. The majority of stock options granted in 2003, and all options granted to executive officers in 2003, vest in increments of one-third on the second, third and fourth anniversaries of the date of grant. Grants to the named executive officers are shown in the preceding tables.

        The sale or transfer of shares granted as restricted stock are typically restricted for a period of three to five years from date of grant and are forfeited if the executive should leave the employment of Interpublic before the restrictions expire, unless the Committee determines otherwise.

        In determining grants of stock options and restricted stock, the Committee considers the executive's current total compensation, recent performance, expected future contributions and impact on shareholder value, equity grant history, and potential retention risk; competitive need to provide equity-based compensation to a given position; and Interpublic's financial performance in terms of operating margin, revenue and operating income growth, and total shareholder return. The Committee also reviews outside survey data describing the equity grant practices within Interpublic's relevant labor markets, including by other companies having similar business interests, capitalization and scope of operations to those of Interpublic (including some companies included in the Peer Group Index appearing in the performance graph that follows this Report).

Compensation of Chief Executive Officer

        Mr. Bell assumed the role of Chairman, President and Chief Executive Officer, and became a member of the Board of Directors on February 27, 2003, at which time Mr. Dooner assumed the role of Chairman and Chief Executive Officer of McCann-Erickson WorldGroup.

        At the time of his promotion, the Committee reviewed Mr. Bell's compensation and that for his industry peers. The Committee decided not to adjust his base salary and it remained at $1,000,000 for the year. To secure his services in his new role, the Committee elected to provide Mr. Bell with a $100,000 signing bonus, 20,000 LTPIP units for the 2003-2005 performance period and 200,000 stock options. In addition, Mr. Bell entered into a special deferred benefit agreement under which he elected to forego $150,000 of salary per year for 8 years to fund a retirement benefit payable over 15 years. See "Employment Agreements, Termination of Employment and Change-in-Control Arrangements—Deferred Benefit Arrangements—Special Deferred Benefit Agreements".

        In 2003, Mr. Bell received an MICP award in the amount of $1,200,000, representing 78% of his target award. Mr. Bell's performance goals in 2003 included improving Interpublic's balance sheet, developing a long-term strategy for Interpublic and improved financial performance. In determining the payout amount, the Committee also gave considerable weight to the circumstances under which he assumed the Chairman and CEO role at the end of February. Under the leadership of Mr. Bell, Interpublic began a turnaround in 2003 and achieved the following:

  •
  Improvements in second half 2003 revenues and operating margins (excluding principally restructuring charges and asset impairment charges) in comparison to those of the second half of 2002;

  •
  Improvements in second half 2003 operating margins (excluding principally restructuring charges and asset impairment charges) in comparison with those of the first half of 2003; and

  •
  A significant improvement in Interpublic's balance sheet in 2003 in the form of an improved cash position and lower debt.

        In 2002, Mr. Bell received a 2002-2004 LTPIP grant of 5,000 units tied to the performance of Interpublic's Foote, Cone & Belding division. As discussed above, the 2002-2004 performance period for awards to operating division employees has been shortened by one year, with the value of the units based on the actual performance of the applicable division for the years 2002 and 2003. Based on the results of Foote, Cone & Belding, Mr. Bell's 2002-2004 units were valued at $0, and accordingly he will not receive a payment. A 2002-2004 LTPIP grant of 5,000 units tied to the financial performance of Interpublic, like those of other executives, was cancelled.

        In conjunction with his promotion, Mr. Bell received 20,000 units under the LTPIP for the 2003-2005 performance period tied to Interpublic performance, each with a target value of $115. As discussed above, when the Committee decided to terminate the LTPIP program, it elected to fix the payouts with respect to the 2003-2005 performance period in advance of the completion of the performance period at a value of $38.33 per unit. As a result, Mr. Bell will receive a payment of $255,533 representing one-third of the award in early 2005, and a payment of $511,067, representing the remaining two-thirds will be paid in early 2006.

        The 200,000 stock options awarded to Mr. Bell have an exercise price of $9.64 per share, based on the average of the high and low market prices of Interpublic Common Stock on the March 26, 2003 grant date and will become exercisable 33%, 33% and 34% after two, three and four years, respectively, from date of grant. The Committee's objective in awarding Mr. Bell this grant of stock options, was to begin to bring Mr. Bell's compensation up to external competitive practices and levels among other marketing communications companies.

        Mr. Dooner's compensation during 2003 consisted of a cash salary of $1,250,000 per year as specified in his Employment Agreement. Mr. Dooner also received a grant of 176,709 stock options with an exercise price of $9.64 per share, based on the average of the high and low market prices of Interpublic Common Stock on the March 26, 2003 grant date. The options will become exercisable 33%, 33% and 34% after two, three and four years, respectively, from date of grant. The Committee's objective in awarding Mr. Dooner this grant of stock options, was to secure Mr. Dooner's services in leading the McCann-Erickson WorldGroup turnaround amid ongoing concerns that Mr. Dooner could be lured away with sizable option grants from other companies. Mr. Dooner also received an LTPIP grant of 20,000 performance units for the 2003-2005 performance period linked to McCann-Erickson WorldGroup performance. After giving effect to the shortened performance period, as described above, this grant had no value based on 2003 actual results and 2004 budgeted performance. Therefore, Mr. Dooner will not receive any payment under the 2003-2005 performance period. A 2002-2004 LTPIP grant of 20,000 units tied to the financial performance of Interpublic like those of other executives, was cancelled.

        Finally, the Committee elected to pay Mr. Dooner an MICP award of $750,000, or 45% of his target, to reflect its balanced assessment of his performance, including consideration of the improvement in McCann-Erickson's operating results under his direction, his mid-year reduction in responsibilities and its belief that stronger performance would be required to warrant an award closer to or above target.

2004 Performance Incentive Plan

        At the 2004 Annual Meeting, shareholders will be asked to consider the proposed 2004 Performance Incentive Plan, which, if approved by shareholders, will replace the 2002 Performance Incentive Plan. The purpose of the new plan is to facilitate a shift in Interpublic's long-term incentive compensation practices from an emphasis on cash awards and stock options to focus more heavily on restricted stock awards, particularly restricted stock awards the receipt of which is tied to future performance. For a description of the 2004 Performance Incentive Plan, please refer to the discussion in the proxy statement under the heading "Proposal to Adopt the 2004 Performance Incentive Plan" and the text of the new plan, which is attached as Appendix B.

Deductibility of Executive Compensation

        Under federal income tax laws, the deduction that a publicly-held company is allowed for compensation paid to its chief executive officer and to its other four most highly compensated executive officers generally is limited to $1 million exclusive of qualifying performance-based compensation. The Committee has and will continue to consider ways to maximize the deductibility of executive compensation, including the utilization of performance-based plans, while retaining the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. The 2002 Performance Incentive Plan and the proposed 2004 Performance Incentive Plan each contain provisions relating to MICP awards, stock option grants and performance units that are intended to make the awards eligible for exclusion from the $1 million limitation. Due to the waiver of the earnings requirement for the funding of the Interpublic corporate bonus pool, the 2003 MICP payments to Interpublic's executive officers will not qualify as performance-based compensation. The aggregate amount of such disqualified MICP compensation, which is payable in 2004, cannot exceed, but likely will be less than, $3.4 million. Likewise, due to the modifications of the terms of the LTPIP awards for the 2003-2005 performance period, as described above, none of the payments pursuant to such awards to Interpublic's executive officers will qualify as performance-based compensation. The aggregate amount of such disqualified LTPIP compensation cannot exceed, but likely will be less than, $0.5 million in 2005 and $1.1 in 2006.

Conclusion

        The Committee is satisfied that the compensation and long-term incentive plans provided to executives of Interpublic foster a performance-oriented culture and create strong alignment with the long-term best interests of Interpublic's shareholders. The Committee is further satisfied that the compensation levels are reasonable in light of performance, industry practice and, in isolated cases, historical practice. Finally, the Committee will continue in its search to further tighten the relationship between pay and meaningful performance.

Reginald K. Brack, Chairman H. John Greeniaus J. Phillip Samper Michael I. Roth

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN (1)
THE INTERPUBLIC GROUP OF COMPANIES, INC. COMMON STOCK,
THE S&P 500 AND PEER GROUP INDICES (2)

	1998	1999	2000	2001	2002	2003
Interpublic	100.00	145.75	108.50	76.33	37.06	41.07
S & P 500	100.00	121.04	110.02	96.96	75.54	97.19
Peer Group	100.00	181.16	145.13	126.21	83.36	107.46

(1)
Assumes $100 is invested on December 31, 1998, and that all dividends are reinvested.

(2)
The Peer Group index for 2003 consists of Interpublic, Omnicom, Grey Advertising and WPP Group. The Peer Group also included, for years prior to 2003, Cordiant plc which was acquired by WPP Group on August 1, 2003, for years prior to 2001, True North Communications, Inc., which was acquired by Interpublic in June 2001, and for the years prior to 2000, Young and Rubicam, Inc., which was acquired by WPP Group in October 2000. Total shareholder return is weighted according to market capitalization at the beginning of each annual period.

Section 16(a) Beneficial Ownership Reporting Compliance

        On March 26, 2003, certain executive officers of Interpublic received awards of stock options. The respective Form 4s of each of David Bell, Brian Brooks, Nicholas Camera, Albert Conte, Thomas Dowling, Philippe Krakowsky, Bruce Nelson, and Gunnar Wilmot reporting the grant were filed with the SEC three business days after the date the filing was due, and the respective Form 4s of Sean Orr and Susan Watson were filed five business days after the date the filing was due.

        On March 26, 2003, Richard Sneeder received awards of stock options and restricted stock. His Form 4 reporting the grants was filed with the SEC three business days after the date the filing was due, and the Form 4s of Sean Orr and Susan Watson were filed ten business days after the date the filing was due.

        H. John Greeniaus, in his initial statement of beneficial ownership on Form 3 originally filed with the SEC on December 24, 2001, failed to include 925 shares of Interpublic Common Stock among the securities identified as beneficially owned by him. These shares were included in an amended Form 3 filed by Mr. Greeniaus with the SEC on October 13, 2003. During 2002, Mr. Greeniaus purchased an aggregate of 1,704 shares of Interpublic Common Stock in two separate transactions and sold an aggregate of 2,629 shares of Interpublic Common Stock in 11 separate transactions, none of which were timely reported as required on corresponding Form 4s. The transactions subsequently were reported on an amended Form 5 filed by Mr. Greeniaus with the SEC on October 13, 2003.

Related Party Transactions

        Christopher J. Coughlin, who is the Executive Vice President, Chief Operating Officer and Chief Financial Officer of Interpublic and a Director, has a brother who, from April 1, 2003 through December 31, 2003, provided services as an independent consultant to one of Interpublic's subsidiaries that specializes in sports marketing and events planning activities. Mr. Coughlin's brother received $155,000 in the aggregate in consulting fees for his services. Effective January 1, 2004, Mr. Coughlin's brother became an employee of this subsidiary at an annual salary of $250,000.

        Gunnar Wilmot, who is Chief Operating Officer of Lowe+Draft (an operating unit of Interpublic) and former Senior Vice President, Planning and Business Development of Interpublic, has a brother who is employed by Interpublic at an annual salary of $275,000 per year.

2. PROPOSAL TO ADOPT THE 2004 PERFORMANCE INCENTIVE PLAN

        The Board of Directors has adopted, and is submitting to stockholders for approval, The Interpublic Group of Companies, Inc. 2004 Performance Incentive Plan (the "Plan").

Background

        At the 2002 Annual Meeting, the stockholders of Interpublic approved The Interpublic Group of Companies, Inc. 2002 Performance Incentive Plan (the "2002 Plan"). Under the 2002 Plan a maximum of 12.5 million shares of Common Stock were reserved for issuance, of which approximately 2.6 million shares (net of the addition of shares surrendered or forfeited under the 2002 Plan and prior plans) have been issued or are reserved for issuance pursuant to outstanding awards, leaving approximately 9.9 million shares of Common Stock available for future awards. If the Plan is approved by stockholders at the Annual Meeting, no further awards will be made under the 2002 Plan.

        In recent years, Interpublic's long-term incentive awards under the 2002 Plan have consisted primarily of cash awards based on performance over a three-year period and stock options. Based on a reevaluation of Interpublic's incentive compensation practices, the Board of Directors has determined such cash-based awards are not adequately tailored to the goal of closely aligning Interpublic's long-term incentive arrangements with the interests of the company's stockholders and that stock option awards raise accounting issues and stockholder dilution concerns. Accordingly, the Board of Directors believes that it is in the best interests of Interpublic and its stockholders to focus more heavily on restricted stock awards, particularly restricted stock awards the receipt of which is tied to future performance, as the company's primary form of long-term incentive compensation. The Plan is designed to facilitate this change in Interpublic's incentive compensation objectives.

        Among the key features of the Plan, which the Board of Directors believes reflect Interpublic's strong commitment to sound compensation and governance practices, are the following:

  •
  The authorization for future issuance of up to 18.5 million shares, representing approximately 4.4 percent of the shares currently outstanding, of which only 4 million shares are available for stock option awards, with any increase in authorized shares subject to stockholder approval.

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  Prohibitions of stock option repricings, discounted stock options, reload stock options and loans to plan participants.

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  The administration of the Plan by the Compensation Committee, which is comprised solely of non-employee directors who qualify as independent under the rules of the NYSE.

        While future needs will depend on actual grant practices, potential future hires and the price of the Common Stock, the Board of Directors currently believes that the shares of Common Stock authorized for issuance under the Plan will be sufficient to meet the company's incentive compensation needs for at least a three-year period.

        If the Plan is approved by stockholders, the Board of Directors currently anticipates that restricted stock awards under the Plan in 2004 will predominantly have service-based vesting provisions. However, the Board of Directors expects that in future years the Compensation Committee will place increasing emphasis on restricted stock awards that vest only if pre-established performance criteria are satisfied.

Description of the Plan

        The text of the Plan is attached hereto as Appendix B and is hereby incorporated by reference. The following description of the Plan is qualified in its entirety by reference to the text of the Plan.

Purposes of the Plan

        The purposes of the Plan are to promote the interests of Interpublic by enabling Interpublic to:

  •
  attract, retain, and motivate talented individuals who are the participants in the Plan,

  •
  provide the participants in the Plan with incentives tied to the achievement of business, financial and strategic objectives of Interpublic and its subsidiaries and affiliates and

  •
  provide the participants in the Plan with equity-based incentives and subsequent equity ownership opportunities, including incentives and opportunities tied to Interpublic's Common Stock.

Administration

        The term of the Plan requires that it be administered by a committee (the "Committee") appointed by the Board of Directors that satisfies the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under Rule 16b-3, the committee responsible for the administration of the plan must be composed solely of two or more members of the Board of Directors who are not employees of Interpublic and who do not have any other disqualifying affiliations with Interpublic. The Board of Directors has assigned the responsibility for the administration of the Plan to the Compensation Committee.

        If the Committee deems it advisable, it may delegate its authority under the Plan to the extent permitted by applicable law to one or more of its members or to one or more persons other than its members, except that no such delegation of authority is permitted with respect to the participation in the Plan of persons who are subject to Section 16 of the Exchange Act. No member of the Committee is eligible to receive an award under the Plan.

Eligibility

        Any employee of Interpublic, or any of its subsidiaries or affiliates (defined generally to include any corporation or other entity in which Interpublic directly or indirectly owns at least a 40% interest), that the Committee determines to be responsible for, or able to contribute to, the growth, profitability, and success of Interpublic is eligible to participate in the Plan. Approximately 5,600 employees of Interpublic and its subsidiaries and affiliates will be eligible to participate in the Plan. Directors who are not employees of Interpublic or any of its subsidiaries or affiliates are not eligible to participate in the Plan.

Shares Available for Awards

        Under the Plan:

    •
    stock options may be granted in respect of a maximum of 4.5 million shares of Common Stock, of which no more than 200,000 shares may be the subject of incentive stock option awards in any calendar year; and

    •
    awards other than stock options may be granted in respect of 14 million shares of Common Stock.

        In determining at any time the number of shares of Common Stock available in the respective share pools for future awards under the Plan, the following rules will apply:

    •
    If a participant tenders shares, or shares otherwise issuable are withheld, in payment of all or any part of the exercise price of a stock option granted under the Plan or any prior stock incentive plan of Interpublic (a "Prior Plan"), or shares otherwise issuable are withheld to satisfy a tax withholding obligation in connection with the exercise of a stock option granted under the Plan or a Prior Plan, the shares so tendered or withheld will be added to the pool of shares available for future stock option awards under the Plan.

    •
    If shares issued, issuable in respect of awards other than stock options, made, under the Plan or any Prior Plan are forfeited or if shares are surrendered in satisfaction of tax withholding obligations associated with the grant or vesting of an award under the Plan or a Prior Plan, other than stock options, the forfeited or surrendered shares will be added to the pool of shares available under the Plan, for future awards other than stock options.

In addition, any shares of Common Stock underlying awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by Interpublic or one of its subsidiaries or affiliates or with which Interpublic or one of its subsidiaries or affiliates combines, will not, unless required by law or regulation, be counted against the number of shares of Common Stock available for awards under the Plan.

        The shares of Common Stock issuable under the Plan may be either authorized but unissued shares or shares held in treasury and not reserved for some other purpose.

Types of Awards

        The following types of awards may be made to eligible employees under the Plan:

  •
  stock options,

  •
  restricted stock,

  •
  restricted stock units,

  •
  performance units,

  •
  management incentive compensation performance awards,

  •
  shares in lieu of cash, and

  •
  dividend equivalents.

        The selection of employees to receive awards, the type and amount of an award, and the terms and conditions of an award all are matters that are determined in the sole discretion of the Committee.

        Stock Options    Stock options granted under the Plan may be either incentive stock options ("ISOs") that are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that are not intended to meet such requirements ("nonstatutory stock options"). No participant may receive stock options with respect to more than 500,000 shares of Common Stock in any calendar year. The Plan prohibits the Committee from granting any stock option with a so-called "reload" feature (under which the holder of a stock option is automatically granted additional stock options to the extent the holder tenders shares of Common Stock in payment of the exercise price of the stock option or to satisfy tax withholding obligations associated with the exercise).

        The exercise price of a stock option may not be less than 100% of the fair market value of the Common Stock on the date of the grant and the term of a stock option may not be longer than 10 years. Each stock option may be exercised at such times and subject to such terms and conditions as the Committee may specify at the time of the grant or thereafter; provided that, except in the event of the retirement, death or disability of the holder or upon the occurrence of a "change of control" (as hereinafter defined), a stock option may not be exercised in whole or in part during the twelve-month period following the grant. Payment of the exercise price of a stock option may be made (i) in cash or its equivalent, (ii) if and to the extent permitted by the Committee, by the delivery of or attestation to the ownership of shares of Common Stock that have been owned by the optionholder without restriction for a period of at least six months, or (iii) by a combination of the foregoing. The Plan prohibits the Committee form authorizing a loan to a holder of a stock option for the purpose of enabling the holder to pay all or any portion of the option exercise price or the associated tax withholding obligations.

        Restricted Stock    Restricted stock is Common Stock that is granted to an employee that will become vested, and therefore nonforfeitable, upon the satisfaction of such terms and conditions as the Committee may determine. Vesting may be employment-based, performance-based, or both. Employment-based awards of restricted stock vest if the holder completes a period of employment designated by the Committee. Performance-based awards of restricted stock vest to the extent that performance objectives established by the Committee are attained.

        The performance criteria selected by the Committee for performance-based awards of restricted stock must be based on one or more of the following criteria:

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  earnings per share,

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  operating income or operating income growth,

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  operating margin,

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  revenue or revenue growth,

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  organic revenue growth,

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  return on equity,

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  total shareholder return,

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  cash flow,

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  earnings before interest, taxes, depreciation and amortization or

  •
  any other criteria selected by the Committee in the case of any recipient of an award who is not a "covered employee" within the meaning of Section 162(m)(3) of the Internal Revenue Code.

The foregoing performance criteria may relate to the performance of (i) Interpublic, (ii) a subsidiary of Interpublic, (iii) an affiliate of Interpublic, (iv) a division or unit of Interpublic or any subsidiary or any affiliate of Interpublic, (v) an office, group of agencies, or all or part of any agency system of Interpublic, (vi) the recipient of the award, or (vii) any combination of the foregoing, over a period established by the Committee, as measured either in absolute terms or in comparison with the performance of other companies.

        In any calendar year, no participant may be granted performance-based awards of restricted stock and restricted stock units relating in the aggregate to more than 300,000 shares of Common Stock.

        Until such time as the restrictions imposed by the Committee lapse (the "restricted period"), shares of restricted stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of by the holder. Except in the event of the retirement, death or disability of the holder or upon the occurrence of a "change of control", the restricted period may not be less than one year. Subject to such terms, conditions, and restrictions as may be imposed by the Committee, the holder, during the restricted period, otherwise has absolute ownership of the restricted shares, including the right to vote and receive dividends on the shares. A holder of restricted stock may irrevocably elect to have any withholding tax obligation associated with the lapse of restrictions on restricted stock satisfied by (i) having Interpublic withhold shares of restricted stock otherwise deliverable to the participant or (ii) delivering to Interpublic such restricted stock or other shares of Common Stock; provided that the Committee may, in its discretion, disapprove any such election.

        Restricted Stock Units    A restricted stock unit is a contractual right to receive a payment, in cash or in shares of common stock, as determined by the Committee that is based on the fair market value of a share of common stock and that becomes vested and nonforfeitable in whole or in part, upon the attainment of conditions established by the Committee. Vesting may be employment-based, performance-based, or both. Employment-based awards of restricted stock units vest if the holder completes a period of employment designated by the Committee. Performance-based awards of restricted stock units vest to the extent that performance objectives established by the Committee are attained. The performance criteria that may be selected by the Committee for performance-based awards of restricted stock units are the same as those described above with respect to the vesting of performance-based restricted stock awards.

        In any calendar year, no participant may be granted performance-based awards of restricted stock and restricted stock units relating in the aggregate to more than 300,000 shares of Common Stock.

        Restricted stock units may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of by the holder at any time. Except in the event of the retirement, death or disability of the holder or upon the occurrence of a "change of control", the restricted period may not be less than one year. The holder of a restricted stock unit has no ownership interest in the shares of Common Stock to which the restricted stock unit relates unless and until a payment in respect thereof is made in shares of Common Stock.

        Performance Units    Performance units represent a contractual right of the holder to receive a payment that becomes vested upon the attainment of performance objectives established by the Committee relating to one or more of the same criteria described above with respect to the vesting of performance-based restricted stock awards. The number of performance units granted to an employee, the applicable performance objectives, the performance period and all other terms and conditions of a performance unit are determined in the discretion of the Committee. Performance units may be settled in cash, in shares of Common Stock or a combination of cash and shares, as determined by the Committee. The maximum amount that may be paid to a holder with respect to a performance unit award for any three-year performance period is $4 million. If the performance period is longer or shorter than three years, this limit is subject to proportionate increase or reduction to reflect the length of the performance period. No employee may participate in more than three performance periods at one time.

Management Incentive Compensation Performance Awards

        Under the management incentive compensation performance award component of the Plan, the Committee in its sole discretion is authorized to make management incentive compensation awards ("MICP awards") to employees of Interpublic and its subsidiaries and affiliates, subject to the limitation that no single individual is permitted to receive in any calendar year an award in excess of $5 million (prorated to reflect the length of the period for which the MICP award is granted). The amount of any MICP awards is determined by the Committee and is contingent upon the achievement of performance objectives relating to one or more of the performance criteria that are the same as those described above with respect to the vesting of performance-based restricted stock awards.

        MICP awards may be made in cash, shares of Common Stock, or a combination of cash and shares. The Committee in its discretion may direct that up to 75% of an individual's MICP award may be paid on a deferred basis, subject to such terms and conditions as the Committee may prescribe.

        Shares in Lieu of Cash    The Committee may award shares of Common Stock in lieu of all or part of any compensation that otherwise is payable in cash to an employee by Interpublic or any of its subsidiaries or affiliates. If shares of Common Stock are issued in lieu of cash, the number of shares to be issued must have a fair market value equal to or less than the amount of cash otherwise payable.

        Dividend Equivalents    Dividend equivalents represent the right to receive a payment equal to the aggregate dividend payment on a corresponding number of shares of Common Stock, and may be paid in cash, shares of Common Stock, or a combination of cash and shares. In connection with any award under the Plan, the Committee in its discretion may grant dividend equivalents, which may be paid on a current, deferred, or contingent basis.

Foreign Benefits

        The Committee may grant awards to employees of Interpublic and its subsidiaries and affiliates who reside in jurisdictions outside the United States. The Committee may adopt such supplements to the Plan as may be necessary to comply with applicable laws of such jurisdictions and to afford participants favorable treatment under such laws; provided that no award may be granted under any such supplement on the basis of terms or conditions that are inconsistent with provisions of the Plan.

Termination of Employment

        If the employment of the holder of an award terminates for any reason, any nonvested portion of the award will be forfeited, unless the Committee in its sole discretion determines otherwise, except that only in the case of the retirement, death or disability of the holder may the Committee allow an award to become vested prior to the first anniversary of the grant.

Nontransferability

        Unless the Committee shall permit (on such terms and conditions as it shall establish) an award to be transferred to a member of a participant's immediate family or to a trust, partnership, corporation, or similar vehicle, the parties in interest in which are limited to the participant and members of the participant's immediate family, no award may be assignable or transferable except by will or by the laws of descent and distribution.

Change of Control

        Upon the occurrence of a "change of control" all awards then outstanding will immediately become fully vested. A change of control is defined by the Plan to mean the occurrence of any of the following events: (i) any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Interpublic or any of its subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the combined voting power of Interpublic's then outstanding voting securities, (ii) a tender offer or exchange offer (other than an offer by Interpublic), pursuant to which 20% or more of the then outstanding shares of Common Stock were purchased, expires, (iii) the stockholders of Interpublic approve an agreement to merge or consolidate with another corporation and the surviving corporation is neither Interpublic nor a corporation that was, prior to the merger or consolidation, a subsidiary of Interpublic, (iv) the stockholders approve an agreement (including a plan of liquidation) to sell or otherwise to dispose of all or substantially all of Interpublic's assets, or (v) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for the election by Interpublic's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or who were elected by directors who were directors at the beginning of the period.

Adjustments

        If the Committee at any time determines that a "corporate transaction" has occurred that affects the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits available under the Plan, the Committee may, in such manner as the Committee deems equitable, adjust any or all of (i) the number and kind of shares that thereafter may be made the subject of awards, (ii) the number and kind of shares that are subject to outstanding awards, and (iii) the grant, exercise, or conversion price of any award. In addition, the Committee may make provisions for a cash payment to a participant or other person holding an outstanding award. A "corporate transaction" is defined by the Plan to mean any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar event.

Repricing of Options

        Except adjustments to preserve, or prevent the enlargement of, benefits of a participant in the Plan in connection with a corporate transaction (as defined above), the Committee is not permitted to reprice stock options without the approval of Interpublic's shareholders.

Amendment of the Plan

        The Board of Directors or the Committee may amend, suspend, or terminate the Plan, or any portion thereof, at any time; provided that no amendment may be made without shareholder approval if (i) shareholder approval is required by law, regulation or stock exchange listing requirement or (ii) if the amendment would increase the number of shares of Common Stock available for awards under the Plan, other than in connection with a corporate transaction as described above. Without the written consent of an affected participant, no termination, suspension, or modification of the Plan may adversely affect any right of such participant under the terms of an award granted before the date of such termination, suspension, or modification.

Use of Proceeds

        All proceeds received by Interpublic from the sale of shares of Common Stock under the Plan will be used for general corporate purposes.

Effective Date and Duration of the Plan

        The Plan will become effective on the date that it is approved by Interpublic's stockholders. No awards may be granted under the Plan after the annual meeting of Interpublic's stockholders in 2010. Upon stockholder approval of the Plan, no further awards may be made under the 2002 Plan.

Federal Income Tax Consequences

        The material federal income tax consequences of awards under the Plan, based on the current provisions of the Internal Revenue Code and the regulations thereunder, are as follows:

        The grant of an option to an employee will have no tax consequences to the employee or to Interpublic or its subsidiaries or affiliates. In general, upon the exercise of an ISO, the employee will not recognize income, and the employer will not be entitled to a tax deduction. However, the excess of the acquired shares' fair market value on the exercise date over the exercise price is included in the employee's income for purposes of the alternative minimum tax. When an employee disposes of ISO shares, the difference between the exercise price and the amount realized by the employee will, in general, constitute capital gain or loss, as the case may be. However, if the employee fails to hold the ISO shares for more than one year after exercising the ISO and for more than two years after the grant of the ISO, the portion of any gain realized by the employee upon the disposition of the shares that does not exceed the excess of the fair market value of the shares on the exercise date over the exercise price generally will be treated as ordinary income, the balance of any gain or any loss will be treated as a capital gain or loss, and the employer generally will be entitled to a tax deduction equal to the amount of ordinary income recognized by the employee. If an employee exercises an ISO, but fails to remain employed by Interpublic (or a subsidiary in which Interpublic holds at least 50% of the voting power) from the date of grant until three months preceding the date of exercise (one year preceding the date of exercise if the employee's employment terminated due to disability), the option will be treated for tax purposes as a nonstatutory stock option, as described below.

        In general, upon the exercise of a nonstatutory stock option, the employee will recognize ordinary income equal to the excess of the acquired shares' fair market value on the exercise date over the exercise price, and the employer generally will be entitled to a tax deduction in the same amount.

        With respect to other awards that are settled either in cash or in shares that are transferable or are not subject to a substantial risk of forfeiture, the employee will recognize ordinary income equal to the excess of (a) the cash or the fair market value of any shares received (determined as of the date of settlement) over (b) the amount, if any, paid for the shares by the employee, and the employer generally will be entitled to a tax deduction in the same amount.

        In the case of an award to an employee that is settled in shares that are nontransferable and subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income equal to the excess of (a) the fair market value of the shares received (determined as of the date on which the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs first) over (b) the amount, if any, paid for the shares by the employee, and the employer generally will be entitled to a tax deduction in the same amount.

        An employee whose shares are both nontransferable and subject to a substantial risk of forfeiture may elect to recognize income when the shares are received, rather than upon the expiration of the transfer restriction or risk of forfeiture. If an employee makes this election, the amount of ordinary income, and the amount of the employer's tax deduction, are determined as of the date of receipt, rather than upon the expiration of the applicable restrictions.

        When an employee sells any shares acquired under a nonqualified stock option or any other award other than an ISO, the employee will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the shares and the employee's basis in the shares. In general, the employee's basis in any such shares will be equal to the amount of ordinary income recognized in connection with the receipt of the shares plus any amount paid for the shares.

        When a cash payment is made to an employee, the employee will recognize the amount of the cash payment as ordinary income, and the employer generally will be entitled to a tax deduction in the same amount.

        In general, a corporation is denied a deduction for any compensation paid to its chief executive officer or to any of its four most highly compensated officers (other than the chief executive officer) to the extent that the compensation paid to the officer exceeds $1,000,000 in any year. "Performance-based compensation" is not subject to this deduction limit. The Plan permits the grant of both awards that qualify as performance-based compensation, such as options, performance-based restricted stock and restricted stock units, performance units and incentive compensation awards, and awards that do not so qualify, such as restricted stock and restricted stock units that are not performance-based, awards of shares of Common Stock in lieu of cash, and dividend equivalents.

        Any acceleration, vesting, or increase in the amount of an award under the Plan as a result of a change of control might under certain circumstances be deemed to be a "parachute payment" for tax purposes. In general, if the present value of all parachute payments to a "disqualified individual" (any one of a limited class of stockholders, officers, and highly compensated employees) equals or exceeds three times the individual's "base amount" (annualized compensation over a five-year period), the individual will be subject to a 20% excise tax on the excess of the parachute payments over the individual's base amount, and the employer will be denied a tax deduction for such excess, except to the extent it is established that the excess represents a reasonable compensation for services actually rendered. Payments outside of the Plan also may constitute parachute payments.

New Plan Benefits

        The selection of employees to receive awards under the Plan will be determined by the Committee in its discretion. Therefore, the benefits under the Plan that will be received by any individual or group are not determinable. On April 6, 2004, the closing price of the Common Stock on the New York Stock Exchange was $16.15 per share.

Vote Required

        The affirmative vote of a majority of the shares of the Common Stock, present in person or by proxy and entitled to vote at the Annual Meeting, is required to approve the Plan.

The Board of Directors recommends a vote FOR this proposal.

3. PROPOSAL TO ADOPT THE INTERPUBLIC NON-MANAGEMENT
DIRECTORS' STOCK INCENTIVE PLAN

        The Board of Directors has adopted, and is submitting to stockholders for approval, the Interpublic Non-Management Directors' Stock Incentive Plan.

Background

        In 1994, the stockholders of Interpublic approved the Interpublic Outside Directors' Stock Incentive Plan (formerly called the Interpublic Outside Directors' Stock Option Plan) for the purpose of enabling Interpublic to make equity compensation awards to its non-management directors. A description of the awards currently provided to non-management directors under the plan is set forth in this Proxy Statement under the heading "Election of Directors—Corporate Governance Practices and Board Matters—Non-Management Directors' Compensation".

        The Outside Directors' Stock Incentive Plan will expire by its terms on June 7, 2004. The Board of Directors believes that it is in the best interest of Interpublic and its stockholders to adopt a new plan that will permit Interpublic to continue to provide equity compensation to its non-management directors after expiration of the current plan.

        On March 25, 2004, the Board of Directors adopted the Interpublic Non-Management Directors' Stock Incentive Plan (the "Plan"), subject to approval by Interpublic's stockholders. The Board believes that the new plan will enable Interpublic to continue to attract and retain qualified people to serve as directors, and to enhance shareholder value by aligning the interests of the participating directors with stockholders through the granting of equity awards.

Description of the Non-Management Directors' Stock Incentive Plan

        The text of the Plan is annexed hereto as Appendix C and is hereby incorporated by reference. The following description of the Plan is qualified in its entirety by reference to the text of the Plan.

Administration

        The Plan is administered by the Corporate Governance Committee of the Board of Directors (the "Committee").

Eligibility

        Participation in the Plan is limited to directors who are not employees of Interpublic or any of its subsidiaries ("Non-Management Directors"). Each of the seven nominees for election as a director at this Annual Meeting who is not an employee of Interpublic or its subsidiaries will be eligible participants.

Shares Available

        An aggregate of 200,000 shares of Common Stock will be reserved for issuance under the Plan. These shares may be either authorized but unissued shares, treasury shares or shares purchased by Interpublic in the open market. The number of shares reserved for issuance under the Plan is subject to proportionate adjustment by the Corporate Governance Committee to the extent required to prevent dilution or enlargement in the event of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, exchange of shares or other similar event.

Awards

        The following types of awards are granted in accordance with the specifications of the Plan or are available for grants as the Committee may determine from time to time in its discretion:

        Unrestricted Shares.    Unrestricted shares are shares of Common Stock that are not subject to forfeiture and are free of any and all restrictions on transfer.

        Restricted Shares.    Restricted shares are shares of Common Stock that for an initial period of time are not transferable and are subject to forfeiture. A Non-Management Director who receives a grant of restricted shares has all rights of ownership with respect to the restricted shares, including the right to vote and to receive dividends, except that, prior to the expiration of a three-year restriction period that begins on the date of grant, the Non-Management Director is prohibited from selling, assigning, pledging, hypothecating or otherwise transferring the restricted shares. If a Non-Management Director's service as a director terminates for any reason (including death) on or after the first anniversary of a grant of restricted shares, that portion of the restricted shares corresponding to the number of months of the three-year restriction period that have elapsed since the date of grant will vest and become immediately transferable, and the remainder of the restricted shares will be forfeited. If a Non-Management Director's service terminates for any reason (including death) before the first anniversary of a grant of restricted shares, all of such restricted shares will be forfeited.

        Restricted Share Units.    Restricted share units entitle the holder to receive at the time of the grantee's cessation of service as a Non-Management Director (or at such earlier time as the Committee may approve) a payment in an amount equal to the fair market value of the corresponding number of shares of Common Stock as of the date of cessation of service, payable in cash or in shares of Common Stock, as determined by the Committee. If a Non-Management Director's service as a director terminates for any reason (including death) prior to the first anniversary of a grant of restricted share units, the restricted share units will be immediately forfeited without any payment to the Non-Management Director. If a Non-Management Director's service as a director terminates for any reason (including death) on or after the first anniversary of a grant of restricted share units, the Non-Management Director will retain that portion of the restricted share units corresponding to the number of months of the three-year restriction period that have elapsed since the date of grant, and the remainder of the restricted share units will be forfeited. The Committee, in its discretion may credit the restricted share unit balance of a Non-Management Director with additional restricted share units corresponding to the dividends that are paid from time to time on the Common Stock. Restricted share units are not transferable other than by will or the laws of descent and distribution.

        Stock Options    Stock options entitle the holder to purchase shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Any options granted become exercisable three years after the date of grant and have a term of ten years, unless sooner terminated. If the holder of an option ceases to be a Non-Management Director before the option is exercisable, the option is forfeited. Any options that are not so forfeited will remain exercisable by the Non-Management Director or his or her legal representatives, heirs or beneficiaries for up to 36 months, but in no event after the expiration of the ten-year option term.

Automatic Annual Grants

        Under the terms of the Plan, the following awards automatically will be made annually to each Non-Management Director:

  •
  On or about January 15 of each year, each Non-Management Director who is serving on the Board of Directors as of that date automatically will receive a grant of 800 unrestricted shares of Common Stock. This grant constitutes part of the director's annual retainer for service on the Board.

  •
  On or about January 15 of each year, each Non-Management Director who is serving on the Board of Directors as of that date automatically will receive a grant, at the election of the Non-Management Director, of either (i) 1,600 restricted shares or (ii) 1,600 restricted share units.

        Any other awards made under the Plan are at the sole discretion of the Committee.

Termination and Amendment of the Plan

        The Plan may be terminated or amended by the Committee or the Board of Directors as it deems advisable; provided however that no amendment may revoke or alter in a manner unfavorable to a participant any grant of options, unrestricted shares, restricted shares or restricted share units then outstanding, nor may the Committee or the Board of Directors amend the Plan without stockholder approval if such approval is required by any applicable law, regulation or securities exchange listing requirement. No awards under the Plan may be made after May 31, 2009.

Federal Income Tax Consequences

        The material federal income tax consequences of awards under the Plan, based on the current provisions of the Internal Revenue Code and regulations thereunder, are as follows:

        In the case of a grant to a director of restricted shares that are nontransferable and subject to a substantial risk of forfeiture, the director generally will recognize ordinary income equal to the fair market value of the shares received (determined as of the date on which the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs first), and Interpublic generally will be entitled to a tax deduction in the same amount.

        A director whose shares are both nontransferable and subject to a substantial risk of forfeiture may elect to recognize income when the shares are received, rather than upon the expiration of the transfer restriction or risk of forfeiture. If a director makes this election, the amount of ordinary income, and the amount of Interpublic's tax deduction, are determined as of the date of receipt, rather than upon the expiration of the applicable restrictions.

        In the case of a grant to a director of unrestricted shares, the director generally will recognize ordinary income equal to the fair market value of the shares received (determined as of the date of grant), and Interpublic generally will be entitled to a tax deduction in the same amount.

        When a cash payment is made to a director, the director will recognize the amount of the cash payment as income, and Interpublic generally will be entitled to a tax deduction in the same amount.

        The grant of a stock option to a director will not have tax consequences to the director or to Interpublic. In general, upon the exercise of a stock option, the director will recognize ordinary income equal to the excess of the acquired shares' fair market value on the exercise date over the exercise price, and Interpublic generally will be entitled to a tax deduction in the same amount.

        When a director sells shares that Interpublic granted to the director or shares that the director acquired under a stock option granted by Interpublic, the director will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the shares and the director's basis in the shares. In general, the director's basis in any such shares will be equal to the amount of ordinary income that the director recognized in connection with the receipt or acquisition of the shares plus, in the case of shares acquired under a stock option, the exercise price.

New Plan Benefits—2004

        The following table presents the benefits that would have been received in 2003 by each of the following persons and groups if the Plan had been in effect in 2003 to the extent such benefits would have been determinable.

Name and Position	Unrestricted Shares	Restricted Shares	Aggregate Dollar Value
David A. Bell	0	0	0
Chairman of the Board,
President and Chief Executive Officer
John J. Dooner, Jr.	0	0	0
Chairman and CEO of McCann-Erickson
WorldGroup
Brian J. Brooks	0	0	0
Former Executive Vice President,
Chief Talent and Human Resources Officer
Nicholas J. Camera	0	0	0
Senior Vice President, General Counsel and
Secretary
Christopher J. Coughlin	0	0	0
Executive Vice President, Chief Operating
Officer, Chief Financial Officer
Philippe Krakowsky	0	0	0
Senior Vice President,
Director of Corporate Communications
Bruce S. Nelson	0	0	0
Executive Vice President
and Chief Marketing Officer
Gunnar P. Wilmot	0	0	0
Chief Operating Officer of Lowe +
Draft
Executive Group	0	0	0
Non-Executive Director Group	5,600	11,200	$269,304	(1)
Non-Executive Officer Employee Group	0	0	0

(1)
Assumes that the restricted stock and unrestricted shares of Common Stock were issued to the Non-Management Directors' on April 6, 2004, on which date the average of the high and low trading prices of the Common Stock, as reported on NYSE, was $16.03 per share.

Vote Required

        The favorable vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

The Board of Directors recommends a vote FOR this proposal.

4. APPOINTMENT OF INDEPENDENT AUDITORS

        PricewaterhouseCoopers has been appointed and is acting as independent auditors of Interpublic for 2004. This firm has been Interpublic's independent auditors since 1952. PricewaterhouseCoopers has advised Interpublic that they are independent auditors with respect to Interpublic and its subsidiaries within the meaning of the rules and regulations of the SEC.

        A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

        Interpublic is submitting this proposal to you because the Board of Directors believes that such action follows sound corporate practice. If you do not confirm the appointment of independent auditors, the Board of Directors will consider it a direction to consider selecting other auditors for next year. However, even if you confirm the appointment, the Board of Directors may still appoint new independent auditors at any time during the year if it believes that such a change would be in the best interests of Interpublic and its stockholders.

Fees Paid to PricewaterhouseCoopers

        The following table sets forth the aggregate fees billed by PricewaterhouseCoopers for audit services performed in connection with the consolidated financial statements and reports for fiscal years 2003 and 2002, respectively, and for other services rendered during those years with respect to Interpublic and its subsidiaries.

Fee Category	Fiscal 2003	% of Total	Fiscal 2002	% of Total
Audit Fees	26,540,000	67%	19,934,000	73%
Audit Related Fees	3,909,000	10%	3,100,000	11%
Tax Fees	8,918,900	23%	4,264,000	16%
All Other Fees	—		—

Total Fees	$39,367,900	100%	$27,298,000	100%

        Audit Fees:    Consists of fees billed for professional services rendered for the audit of Interpublic's consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

        2002 Audit Fees have been revised to include additional international fees previously not reported.

        Audit Related Fees:    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Interpublic's consolidated financial statements and are not reported under "Audit Fees". These services include employee benefit plan audits, accounting consultations in connections with acquisitions/divestitures, working with Interpublic as it prepares for compliance with Section 404 of the Sarbanes Oxley Act of 2002, advice on policies and procedures regarding the financial statement close process, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

        Tax Fees:    Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consist of fees billed for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, assistance with custom and duties audits, expatriate tax services and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services include miscellaneous tax consulting and planning.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. The permissible non-audit services may include audit-related services, tax-related services and all other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed non-audit service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee has delegated pre-approval authority to its Chairman for projects less than $100,000, who must report any decision to the Audit Committee at the next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR CONFIRMATION
OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS.

5. STOCKHOLDERS' PROPOSAL REGARDING NORTHERN IRELAND

        Interpublic is advised that three stockholders intend to present the proposal set forth below for consideration and action by stockholders at the Annual Meeting. The names and addresses of these three stockholders and the number of shares of Common Stock each has stated that it owns will be furnished to any shareholder by Interpublic promptly upon receipt by Interpublic of an oral or written request for such information. The stockholders' proposal is as follows:

        WHEREAS, Interpublic Group of Companies, Inc. has a wholly-owned subsidiary in Northern Ireland;

        WHEREAS, the securing of a lasting peace in Northern Ireland encourages us to promote means for establishing justice and equality;

        WHEREAS, employment discrimination in Northern Ireland was cited by the International Commission of Jurists as being one of the major causes of sectarian strife;

        WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace Laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

  1.
  Increasing the representation of individuals from under-represented religious groups in the workforce, including managerial, supervisory, administrative, clerical and technical jobs.

  2.
  Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

  3.
  The banning of provocative religious or political emblems from the workplace.

  4.
  All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from under-represented religious groups.

  5.
  Layoff, recall, and termination procedures should not in practice, favor particular religious groupings.

  6.
  The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

  7.
  The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

  8.
  The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

  9.
  The appointment of a senior management staff member to oversee the Company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

RESOLVED: Shareholders request the Board of Directors to:

        Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

Supporting Statement

        We believe that our company benefits by hiring from the widest available talent pool. An employee's ability to do the job should be the primary consideration in hiring and promotion decisions.

        Implementation of the MacBride Principles by Interpublic Group of Companies, Inc. will demonstrate its concern for human rights and equality of opportunity in its international operations.

        Please vote your proxy FOR these concerns.

Interpublic's Statement in Opposition

        Interpublic has two agencies in Northern Ireland: McCann-Erickson Belfast, an agency with approximately 30 employees, which Interpublic acquired in June 1986 (hereinafter referred to as "MEB"); and Weber Shandwick Northern Ireland, an agency with approximately 17 employees, which Interpublic acquired in October 1998 (hereinafter referred to as "WSNI").

        The Board of Directors believes that the policies and practices of MEB and of WSNI are consistent with Interpublic's policy to recruit, employ and promote all qualified personnel without regard to race, creed, color, national origin, sex, age, veteran status or disability.

        Interpublic shares the proponents' concern for human rights and equality of opportunity as well as the need to encourage employment and opportunity in Northern Ireland. It believes that an effective commitment to fair employment has been made in good faith by MEB and by WSNI, and that implementation of all of the MacBride Principles is not necessary or desirable under the circumstances. Furthermore, the Board of Directors believes that it is not practical or prudent for Interpublic to develop solutions in the United States to problems unique to Northern Ireland.

        Interpublic believes that MEB and WSNI are in full compliance with the Fair Employment and Treatment (Northern Ireland) Order 1998, effective in Northern Ireland. Under this law, an employee designated as the Monitoring Officer is required to monitor the religious composition of the workforce and to submit a statutory annual report to the Fair Employment Commission. The Monitoring Officers for MEB and for WSNI report that they have found no evidence of religious or political discrimination in the composition of its workforce.

        MEB has adopted and implements the following Policy Statement on Religious Equality of Opportunity in Employment:

  1.
  Overall responsibility for policy and practice has been undertaken by the Managing Director, although it is emphasized that employees at every level within the organization have a responsibility in the promotion of equality of opportunity in employment.

  2.
  MEB endorses the merit principle, namely that the best individual for a job will be selected without regard for his or her religious belief or perceived religious affiliation. This principle applies both to permanent payroll and temporary positions. The merit principle is confirmed as applying to recruitment to Interpublic, training, transfer and promotion.

  3.
  Job vacancies which require external candidates will be advertised in the press or lodged with accredited organizations including the job centers in a way which ensures that qualified candidates across the community are made aware of such opportunities. Word of mouth as a means of securing applicants is discontinued.

  4.
  MEB will periodically review its selection criteria and procedures to maintain a system where individuals are selected, promoted and treated solely on the basis of their merits and those abilities which are appropriate to the job. Such reviews may include the evaluation of existing and new objective tests related to clearly defined job attributes.

  5.
  MEB will monitor the religious composition of the total employee body by defined job groupings and will carry out compositional analyses of all applicants for vacancies at every level. The religious affiliation records will be maintained, summarized and analyzed by the Monitoring Officer.

  6.
  Where compositional analysis points to the need for further affirmative action, MEB will determine what action is required to be taken and will diligently implement appropriate action.

  7.
  MEB will distribute and publicize this policy statement throughout the premises and elsewhere as is from time to time appropriate.

  8.
  MEB will ensure through the grievance procedure that any employee who believes that inequitable treatment has been applied to him or her within the scope of this policy is afforded full opportunity to raise the matter.

  9.
  All employees have responsibility to accept their personal involvement in the practical application of this policy, but specific responsibility falls upon management who are involved in recruitment, employee administration and training.

  10.
  It is the responsibility of all employees in conjunction with MEB to foster and encourage a harmonious working atmosphere in which no section of the community feels threatened or intimidated because of their religion.

        WSNI has advised that it has completed a review of its employment and recruitment practices and procedures as required by Article 55 of the Fair Employment and Treatment (Northern Ireland) Order 1998 and has implemented the following policies with respect to religious equality of opportunity in employment:

  1.
  WSNI is committed to the twin principles of fair employment and equality in the workplace.

  2.
  Staff at all levels of WSNI are made aware of WSNI's commitment to fairness and equity of esteem.

  3.
  All vacancies are advertised widely in the press to ensure that all members of society in Northern Ireland, regardless of creed, religion, sex, age or race have the opportunity to learn of such employment opportunities.

  4.
  WSNI adheres to a strict recruitment process which is based entirely on the merit principle of the best person for the job, based on experience and qualifications.

  5.
  Overall responsibility for policy and practice has been undertaken by the Managing Director, although it is emphasized that employees at every level within the organization have a responsibility in the promotion of equality of opportunity in employment.

  6.
  WSNI will periodically review its selection criteria and procedures to maintain a system where individuals are selected, promoted and treated solely on the basis of their merits and those abilities which are appropriate to the job. Such reviews may include the evaluation of existing and new objective tests related to clearly defined job attributes.

  7.
  WSNI will ensure through the grievance procedure that any employee who believes that inequitable treatment has been applied to him or her within the scope of this policy is afforded full opportunity to raise the matter.

  8.
  All employees have responsibility to accept their personal involvement in the practical application of this policy, but specific responsibility falls upon management who are involved in recruitment, employee administration and training.

  9.
  It is the responsibility of all employees in conjunction with WSNI to foster and encourage a harmonious working atmosphere in which no section of the community feels threatened or intimidated because of their religion.

Vote Required

        The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the stockholders' proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE
STOCKHOLDERS' PROPOSAL REGARDING NORTHERN IRELAND.

INFORMATION FOR STOCKHOLDERS THAT HOLD INTERPUBLIC COMMON STOCK THROUGH A BANK OR BROKER.

        Under SEC rules, brokers and banks that hold stock for the account of their customers are permitted to elect to deliver a single Annual Report and proxy statement (as well as other shareholder communications from the issuer) to two or more shareholders that share the same address. If you and other residents at your mailing address own shares of Common Stock through a broker or bank, you may have received a notice notifying you that your household will be sent only one copy of Interpublic's 2003 Annual Report and this Proxy Statement. If you did not notify your broker or bank of your objection, you may have been deemed to have consented to the arrangement. If you determine that you would prefer in the future to receive a separate copy of Interpublic's Annual Reports and Proxy Statements, you may revoke your consent at any time by notifying Interpublic by letter addressed to The Interpublic Group of Companies, Inc., 1271 Avenue of the Americas, New York, NY 10020, Attention: Secretary or by calling Corporate Communications at (212) 399-8000. Your notification should include the name of your brokerage firm or bank and the number of your account.

        If you would like to receive a separate copy of the 2003 Annual Report or this Proxy Statement, please contact Interpublic at the above address or telephone number. If you hold your shares of Common Stock through a broker or bank and are receiving multiple copies of our Annual Reports and Proxy Statements at your address and would like to receive only one copy for your household, please contact your broker or bank.

INFORMATION FOR PARTICIPANTS IN THE INTERPUBLIC GROUP OF COMPANIES, INC. SAVINGS PLAN.

        Participants in The Interpublic Group of Companies, Inc., Savings Plan (the "Plan") may vote the number of shares of Interpublic's Common Stock equivalent to the interest in Interpublic's Common Stock credited to their accounts under the Plan as of the record date. Participants may vote by instructions given to JPMorgan Chase Bank ("JPMorgan"), the trustee of the Plan, pursuant to the proxy card being mailed with this document to Plan participants. JPMorgan has informed us that it will vote shares in accordance with duly executed instructions if received on or before May 13, 2004. JPMorgan further informs us that if JPMorgan does not receive timely instructions, the Common Stock credited to that participant's account, pursuant to the terms of the Trust Agreement executed by Interpublic and JPMorgan, will not be voted by JPMorgan. JPMorgan will vote any shares of Common Stock held by the Plan that are not specifically allocated to any individual Plan participant (known as the suspense account) in the same proportion that JPMorgan votes the Common Stock for which it receives timely instructions.

SOLICITATION OF PROXIES

        This solicitation of proxies is made on behalf of the Board of Directors of Interpublic. Solicitation of proxies will be primarily by mail. In addition, proxies may be solicited in person or by telephone, telefax, e-mail or other means by officers, directors and employees of Interpublic, for which they will receive no additional compensation. Banks, brokers and others holding stock in their names or in the names of nominees for the account of their customers will be reimbursed for out-of-pocket expenses incurred in sending proxy material to the beneficial owners of such shares. The cost of solicitation will be borne by Interpublic. D.F. King & Co., New York, N.Y., has been retained to assist Interpublic in the distribution of proxy materials to, and the solicitation of proxies from, brokers and other institutional holders at a fee of $9,000, plus reasonable out-of-pocket expenses. Interpublic also has agreed to indemnify D.F. King for certain liabilities, including liabilities arising under the federal securities laws.

        The Board of Directors is not aware of any other matters which may be brought before the meeting. If other matters not now known come before the meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their best judgment.

                      By Order of the Board of Directors,

                      Nicholas J. Camera
                       Secretary

April 23, 2004

APPENDIX A

The Interpublic Group of Companies, Inc.
AUDIT COMMITTEE CHARTER

Purpose of Committee

        The purpose of the Audit Committee of the Board of Directors of The Interpublic Group of Companies, Inc. (IPG) is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of IPG's financial statements, (ii) the qualifications, independence and performance of IPG's independent auditors, (iii) the performance of IPG's internal audit function, and (iv) compliance by IPG with legal and regulatory requirements.

        The Committee also:

  •
  Prepares the Audit Committee report that Securities and Exchange Commission ("SEC") rules require to be included in IPG's annual proxy statement, and

  •
  Provides an avenue for communication between internal audit, the independent auditors, financial management and the Board. The Committee should have a clear understanding with the independent auditors that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent auditors is to the Board and the Committee.

        The Committee shall report to the Board on a regular basis.

Committee Membership

        The Committee shall comprise three or more directors, each of whom, in the business judgment of the Board, shall satisfy the independence and experience requirements of the New York Stock Exchange and any other legal and regulatory requirements. At least one member shall be a financial expert as defined by the SEC.

        Members of the Committee shall be recommended by the IPG Directors and be elected by the full Board. The Committee members will be listed in the annual report to stockholders.

Resources and Authority of the Committee

        The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including full access to IPG employees and officers and internal or external advisors or consultants. If in the course of fulfilling its duties, the Committee wishes to consult with outside legal, accounting or other advisors, the Committee may retain these advisors without seeking Board Approval. IPG shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

Committee Structure and Operations

        The Board shall designate one member of the Committee as its Chair. The Committee may meet in person or telephonically or act by unanimous written consent. The Committee Chair, in consultation with Committee members, shall determine the schedule of meetings of the Committee, but no less than at least quarterly. Further meetings shall occur, or matters submitted for action by unanimous written consent, when deemed necessary or desirable by the Committee, its Chair or the Chairman of IPG. The Committee is to meet periodically in separate executive sessions with the Chief Financial Officer (and/or other management personnel) internal audit and the independent auditors.

        The scheduling of meetings is the responsibility of the Committee Chair. The Committee Chair, who may consult with internal audit, management or other Committee members, develops the Committee's agenda for its meetings. Where practicable, materials should be distributed to Committee members prior to each Committee meeting.

Delegation to Subcommittee

        The Committee may delegate all or a portion of its duties and responsibilities to subcommittees of the Committee.

Attendance

        The Committee Chair may invite such members of management, the Board, representatives of the independent accountants and internal audit and other persons to the Committee's meetings, as he or she may deem desirable or appropriate.

Committee Authorities, Duties and Responsibilities

        The following are the authorities, duties and responsibilities of the Committee:

1.
To have the sole authority to select, (subject to shareholder ratification) retain and terminate IPG's independent auditors. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Committee. The Committee shall:

•
Review and discuss with the independent auditors the scope, staffing and general extent of the audit. The Committee's review should include an explanation from the independent auditors of the factors considered by the auditors in determining the audit scope, including the major risk factors. The independent auditors should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures.

•
Pre-approve all services, both audit (including all audit engagement fees and terms), and permitted non-audit, to be performed for IPG by the independent auditors. The Committee:

•
may consult with management in the decision making process, but may not delegate this authority to management.

•
may, from time to time, delegate its authority to pre-approve such services to one or more Committee members, provided that any such approvals are presented to the full Committee at the next scheduled Audit Committee meeting.

•
hereby delegates to the Chair of the Committee the authority to pre-approve audit or non-audit services whenever compensation for such services is $100,000 or less, provided that any such approvals are presented to the full Committee at the next scheduled Audit Committee meeting.

•
Evaluate the independent auditors' qualifications, performance and independence, including considering whether the independent auditors' quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditors' independence and present the Committee's conclusions and recommendations with respect to the independent auditors to the full Board on at least an annual basis. As part of such evaluation, the Committee shall:

    •
    Review a report or reports prepared at least annually by the independent auditors:

    •
    describing their internal quality control procedures,

    •
    describing any material issues raised by (i) the most recent peer or internal quality control review of the firm or (ii) by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more audits carried out by the firm and any steps taken to deal with any such issues, and

    •
    describing all relationships between the independent auditors and IPG and providing confirmations with respect to the SEC's auditor independence rules.

    •
    Review and evaluate the senior members of the independent auditors' team, particularly the lead partner of the independent auditors.

    •
    Discuss with management and internal audit their views of the independent auditors' performance.

        The Committee shall set clear policies with management for the hiring of current or former employees of the independent auditors, who participated in any capacity in the audit of IPG.

2.
To review and discuss with management and the independent auditors, in separate meetings if the Committee deems it appropriate:

•
the annual audited financial statements, including IPG's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to the filing of IPG's Form 10-K and recommend to the Board whether the audited financial statements should be included in IPG's Form 10-K,

•
the quarterly financial statements, including IPG's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to the filing of IPG's Form 10-Q including the results of the independent auditors' review of the quarterly financial statements,

•
any major issues regarding accounting principles and financial statement presentations, alternatively—significant financial reporting issues and judgments made in connection with the preparation of IPG's financial statements, including any significant changes in IPG's selection or application of accounting principles,

•
any analyses or other written communications prepared by management, and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements,

•
the effect of regulatory and accounting initiatives including any SEC investigations or proceedings, as well as off-balance sheet structures, on the financial statements of IPG,

•
any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding IPG's financial statements or accounting policies, and

•
disclosures made to the Audit Committee by IPG' Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Qs about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in IPG's internal controls.

3.
To review and discuss with the independent IPG's auditors:

•
reports from the independent auditors on:

•
all critical accounting policies and practices to be used,

•
all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and

•
other material written communications between the independent auditors and IPG management, such as any management letter or schedule of unadjusted differences;

•
their judgments about the quality of IPG's accounting principles used in financial reporting.

4.
To discuss with the independent auditors any audit problems or difficulties and management's response thereto, including those matters required to be communicated by the independent auditors by Statement on Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit, including:

•
Any restrictions on the scope of activities or access to requested information,

•
any significant disagreements with management,

•
any accounting adjustments that were noted or proposed by the independent auditors but were "passed" as immaterial or otherwise,

•
any significant consultation on matters that otherwise are required to be disclosed to the Committee made with the external auditors' national office, and any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to IPG.

        The Committee shall receive a written communication provided by the independent auditors concerning their judgment about the quality of IPG's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

5.
To review with IPG's management, internal audit and independent auditors IPG's significant accounting and financial reporting controls, any major issues as to the adequacy of IPG's internal controls and any special audit steps adopted in light of material control deficiencies. Obtain annually, the independent auditors management letter as to their commentary on internal control recommendations.

6.
To meet with management, internal audit and the independent auditors to discuss any relevant significant recommendations that the independent auditors may have, particularly those characterized as "material", "reportable" or "serious".

7.
To discuss with management, IPG's policies with respect to earnings press releases and all financial information, such as earnings guidance, provided to analysts and rating agencies, including the types of information to be disclosed and the types of presentation to be made and paying particular attention to the use of "pro forma" or "adjusted" non-GAAP information. The Committee or its Chair may review any of IPG's earnings press releases as the Committee or the Chair deems appropriate.

8.
To discuss with management and internal audit IPG's major financial risk exposures and the steps that have been taken to monitor and control such exposures, including IPG's risk assessment and risk management policies.

9.
To review the scope of internal audit's work plan for the year. The Committee should discuss the responsibilities, budget and staffing of internal audit with the independent auditors. The Committee should also receive regular reports of major findings by internal audit and how management is addressing the conditions reported.

10.
To review the appointment and replacement of the senior internal audit executive.

11.
To oversee compliance with IPG's Code of Ethics and report on such compliance to the Board. Review reports and disclosures of insider and affiliated party transaction. The Committee shall consider any reports from the independent auditors pursuant to Section 10AQ(b) of the Securities Exchange Act of 1934.

12.
To establish procedures for:

•
The receipt, retention and treatment of complaints received by IPG regarding accounting, internal accounting controls or auditing matters, and

•
The confidential, anonymous submission by employees of IPG of concerns regarding questionable accounting or auditing matters.

        The Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

13.
To review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NYSE Audit Committee requirements.

14.
Any other duties or responsibilities expressly delegated to the Committee by the Board.

Committee Report

        The Committee shall produce and provide to the Board the Audit Committee Report for inclusion in IPG's proxy statement in accordance with applicable SEC rules and regulations.

Performance Evaluation

        The Committee shall evaluate at least annually its own performance.

Limitation of Committee Role

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that IPG's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. IPG's financial statements are the responsiblity of management. The independent auditors are responsible for planning and conducting audits to determine whether the financial statements present fairly in all material respects the financial position of IPG. Furthermore, while the Audit Committee is responsible for reviewing IPG's policies and practices with respect to risk assessment and management, it is the responsibility of the Chief Executive Officer and senior management to determine the appropriate level of IPG's exposure to risk.

Approved by the Board of Directors (2004)

APPENDIX B

THE INTERPUBLIC GROUP OF COMPANIES, INC.

2004 PERFORMANCE INCENTIVE PLAN

Section 1.    Purpose.

        The purposes of the Plan are to promote the interests of the Company and its shareholders by enabling the Company to:

  (a)
  attract, retain, and motivate talented individuals as Eligible Employees;

  (b)
  provide Eligible Employees with incentives tied to the achievement of business, financial, and strategic objectives of the Company and its Subsidiaries and Affiliates; and

  (c)
  provide Eligible Employees with equity-based incentives and subsequent equity ownership opportunities, including incentives and opportunities tied to the Company's Common Stock.

Section 2.    Definitions.

        Unless the context clearly indicates otherwise, the following terms, when used in the Plan in capitalized form, shall have the meanings set forth below:

        "Affiliate" means any corporation or other entity (other than the Company or one of its Subsidiaries) in which the Company directly or indirectly owns at least forty percent (40%) of the combined voting power of all classes of stock of the entity or at least forty percent (40%) of the ownership interests in the entity.

        "Award" means any grant or award under the Plan, as evidenced in a written document delivered to a Participant as provided in Section 12(a) hereof.

        "Board" means the Board of Directors of the Company.

        "Change of Control" means the occurrence of any of the following events:

  (a)
  any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any of its Subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities; or

  (b)
  a tender offer or exchange offer (other than an offer by the Company), pursuant to which twenty percent (20%) or more of the then outstanding shares of Common Stock were purchased, expires; or

  (c)
  the stockholders of the Company approve an agreement to merge or consolidate with another corporation and the surviving corporation is neither the Company nor a corporation that was, prior to the merger or consolidation, a subsidiary of the Company; or

  (d)
  the stockholders approve an agreement (including a plan of liquidation) to sell or otherwise to dispose of all or substantially all of the Company's assets; or

  (e)
  during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or who were elected by directors who were directors at the beginning of the period.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the committee established by the Board pursuant to Section 3 hereof.

        "Common Stock" means the Company's $0.10 par value common stock.

        "Company" means The Interpublic Group of Companies, Inc.

        "Corporate Transaction" means any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar event.

        "Disability" means long-term disability as defined under the terms of the Company's applicable long-term disability plans or policies.

        "Dividend Equivalent" means an Award, granted in accordance with the provisions of Section 10 hereof, that provides for payments equivalent in amount to the dividends on Shares.

        "Eligible Employee" means any employee of the Company, its Subsidiaries, or its Affiliates determined by the Committee to be responsible for, or able to contribute to, the growth, profitability, and success of the Company. However, this term does not include directors who are not employees of such entities.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        "Executive Officer" means those persons who are officers of the Company within the meaning of Rule 16a-l(f) of the Exchange Act.

        "Incentive Stock Option" or "ISO" means an Option intended to meet the requirements of Section 422 of the Code.

        "Management Incentive Compensation Performance Award" or "MICP Award" means an Award granted under Section 8 hereof and payable wholly in cash, wholly in Shares, or partly in cash and partly in Shares in accordance with the terms of the Award.

        "Nonstatutory Stock Option" means an Option that is not intended to be an Incentive Stock Option.

        "Option" means the right to purchase the number of Shares specified by the Committee, at a price and during a term fixed by the Committee in accordance with the Plan and subject to any other limitations and restrictions (required by law or otherwise) as the Plan and the Committee shall impose.

        "Participant" means an Eligible Employee selected by the Committee to receive an Award under the Plan.

        "Performance Criteria" means earnings per share, operating income, operating income growth, operating margin, revenue, revenue growth, organic revenue growth, return on equity, total shareholder return, cash flow, earnings before interest, taxes, depreciation, and amortization ("EBITDA"), or any other criteria selected by the Committee; provided that any such other criteria shall not apply to an Award to a "covered employee" within the meaning of Section 162(m)(3) of the Code. Performance Criteria may relate to the performance of (a) the Company, (b) a Subsidiary, (c) an Affiliate, (d) a division or unit of the Company, any Subsidiary, or any Affiliate, (e) an office, group of agencies, or all or part of any agency system, (f) the Participant, or (g) any combination of the foregoing, as measured either in absolute terms or in comparison with the performance of other companies.

        "Performance Period" means a period during which an Award of Performance Units is subject to forfeiture. The Performance Period that applies to an Award made to a Participant may overlap or coincide with the Performance Period that applies to another Award made to that Participant. The duration of a Performance Period shall not be less than one year.

        "Performance Units" means any Award of a contractual right granted under Section 7 hereof to receive cash or Shares that becomes vested upon the attainment, in whole or in part, of performance objectives determined by the Committee.

        "Plan" means The Interpublic Group of Companies, Inc. 2004 Performance Incentive Plan, set forth herein, and as it may be amended from time to time.

        "Plan Year" means the calendar year.

        "Prior Plan" means The Interpublic Group of Companies, Inc. 2002 Performance Incentive Plan, The Interpublic Group of Companies, Inc. 1997 Performance Incentive Plan, The Interpublic Group of Companies, Inc. 1996 Performance Incentive Plan, The Interpublic Group of Companies, Inc. 1988 Stock Option Plan, and The Interpublic Group of Companies, Inc. 1986 Stock Incentive Plan.

        "Restricted Period" means a period during which an Award of Restricted Stock is subject to forfeiture. The Restricted Period that applies to an Award made to a Participant may overlap or coincide with the Restricted Period that applies to another Award made to that Participant. The duration of a Restricted Period shall not be less than one year; provided that a Restricted Period may terminate before the expiration of one year, pursuant to Section 11 hereof, in connection with the termination of the Participant's employment due to retirement, death, or Disability or, pursuant to Section 12(d) hereof, by reason of a Change of Control.

        "Restricted Stock" means any Award of Common Stock granted under Section 6 hereof that becomes vested and nonforfeitable, in whole or in part, upon the attainment, in whole or in part, of conditions established by the Committee.

        "Restricted Stock Unit" means any Award of a contractual right granted under Section 6 hereof to receive an amount (payable in cash or Shares, as determined by the Committee) that is based on the fair market value of a Share and that becomes vested and nonforfeitable, in whole or in part, upon the attainment, in whole or in part, of conditions established by the Committee.

        "Shares" means shares of Common Stock.

        "Subsidiary" means a subsidiary of the Company that meets the definition of a "subsidiary corporation" in Section 424(f) of the Code.

Section 3.    Administration.

  (a)
  The Committee. The Plan shall be administered by a committee (the "Committee") that satisfies the requirements of Rule 16b-3 under the Exchange Act. Members of the Committee shall be appointed by and shall serve at the pleasure of the Board. No member of the Committee shall be eligible to receive an Award under the Plan.

  (b)
  Committee Powers. The Committee shall have and may exercise all of the powers granted to it by the provisions of the Plan. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations, and procedures as it deems advisable for the conduct of its affairs, and may appoint one of its members to be its chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall have full authority to direct the proper officers of the Company to issue or transfer Shares pursuant to the issuance or exercise of an Award under the Plan.

  (c)
  Committee Action. The Committee may act at a duly called meeting by the vote of a majority of its members or without a meeting by unanimous written consent. The decisions of the Committee shall be final and binding unless otherwise determined by the Board. Each member of the Committee and each member of the Board shall be without liability, to the fullest extent permitted by law, for any action taken or determination made in good faith in connection with the Plan.

  (d)
  Awards. Subject to the provisions of the Plan, the Committee shall have the authority to grant the following Awards:

  (1)
  Options,

  (2)
  Restricted Stock,

  (3)
  Restricted Stock Units,

    (4)
    Performance Units,

    (5)
    Management Incentive Compensation Performance Awards,

    (6)
    Shares in Lieu of Cash, and

    (7)
    Dividend Equivalents.

  (e)
  Participants. Subject to the provisions of the Plan, the Committee shall have the authority to designate the Eligible Employees who shall receive Awards and to determine the nature and size of the Award that an Eligible Employee shall receive.

  (f)
  Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, remedy any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it deems desirable to carry out the intent of the Plan and such Award.

  (g)
  Delegation. If the Committee deems it advisable, the Committee may delegate its authority under this Section 3 to one or more of its members or to one or more persons other than its members to the extent permitted by applicable law, except that no such delegation shall be permitted with respect to the participation in the Plan of persons who are subject to Section 16 of the Exchange Act. Any person to whom the Committee delegates its authority under this Section 3 may receive Awards only if the Awards are granted directly by the Committee without delegation.

Section 4.    Maximum Amount Available for Awards.

  (a)
  Basic Limitations. Subject to the provisions of subsections (b) through (g) of this Section 4, Options may be granted hereunder with respect to a maximum of 4,500,000 Shares, and Awards other than Options may be granted hereunder with respect to a maximum of 14,000,000 Shares. As provided in Section 12(q) hereof, the Shares available for Awards under the Plan shall be in lieu of the Shares available for additional awards under The Interpublic Group of Companies, Inc. 2002 Performance Incentive Plan immediately before the approval of this Plan by the Company's shareholders.

  (b)
  Additional Shares. In addition to the Shares authorized by Section 4(a) hereof, the following Shares may be the subject of Awards under the Plan:

  (1)
  Surrender of Shares. If a Participant tenders, or has withheld, Shares in payment of all or part of the option price under an Option granted under the Plan or a Prior Plan, or in satisfaction of withholding tax obligations in connection with the exercise of an Option issued under the Plan or a Prior Plan, the Shares tendered by the Participant or so withheld shall immediately become available for Option Awards.

  (2)
  Forfeiture of Shares. If Shares that are issued under the Plan or a Prior Plan are subsequently forfeited (or if an Award with respect to such Shares is forfeited) in accordance with the terms of the Award, or if Shares under an Award, other than an Option Award, that are issued under the Plan or a Prior Plan are surrendered in satisfaction of withholding tax obligations, the forfeited or surrendered Shares shall immediately become available for Awards other than Option Awards.

  (c)
  Aggregate Limitations on ISOs. Subject to the adjustment provisions of Section 4(f) hereof, in any Plan Year no more than 200,000 Shares may be the subject of ISOs.

  (d)
  Individual Limitations on Options. Subject to the adjustment provisions in Section 4(f) hereof, an individual Participant may not receive, in any Plan Year, Options with respect to more than 500,000 Shares.

  (e)
  Shares Available for Issuance. Shares of Common Stock may be made available from the authorized but unissued Shares or from Shares held in the Company's treasury and not reserved for some other purpose. If an Award is payable solely in cash, no Shares shall be deducted from the number of Shares available for issuance under this Section 4 by reason of that Award.

  (f)
  Adjustment for Corporate Transactions. If the Committee determines that any Corporate Transaction affects the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits available under the Plan, the Committee may, in such manner as the Committee deems equitable, adjust any or all of

  (1)
  the number and kind of shares that thereafter may be made the subject of Awards,

  (2)
  the number and kinds of shares that are subject to outstanding Awards, and

  (3)
  the grant, exercise, or conversion price with respect to any of the foregoing.

        Any shares received as a result of a Corporate Transaction affecting Restricted Stock shall have the same status, be subject to the same restrictions, and bear the same legend as the Restricted Stock with respect to which the shares were issued. Additionally, the Committee may make provisions for a cash payment to a Participant or other person holding an outstanding Award. However, the number of shares subject to any Award shall always be a whole number.

  (g)
  Acquisitions. Any Shares underlying awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or a Subsidiary or Affiliate or with which the Company or a Subsidiary or Affiliate combines, shall not, unless required by law or regulation, be counted against the Shares available for Awards under the Plan.

Section 5.    Stock Options.

  (a)
  Grant. The Committee shall have the authority to grant both Incentive Stock Options and Nonstatutory Stock Options; provided that Incentive Stock Options may not be granted to any Eligible Employee who is not an employee of the Company or one of its Subsidiaries at the time of grant. However, the Committee shall not have the authority to grant "reload" Options (i.e., Options that are automatically granted to an optionee when the optionee uses Shares to pay the exercise price, or to satisfy withholding tax obligations associated with the exercise, of previously granted Options).

  (b)
  Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the fair market value of the Shares subject to the Option on the date of grant. Except as provided in Section 4(f) hereof, the Committee may not reprice Options without the approval of the Company's shareholders.

  (c)
  Exercise. Each Option shall be exercised at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter; provided that unless the Option becomes vested earlier pursuant to Section 11 or 12(d) hereof, an Option may not be exercised in whole or in part during the twelve-month period commencing with the date on which the Option was granted. The Committee may impose such conditions on the exercise of Options as it determines to be appropriate, including, without limitation, conditions relating to the application of federal or state securities laws. No Shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made in cash or, if and to the extent permitted by the Committee, by exchanging Shares owned (without restriction for a period of at least six months), or the ownership of which is attested to, by the optionee (which are not the subject of any pledge or other security interest and which are fully vested), or by a combination of the foregoing, provided that the combined value of all cash and the fair market value of any Shares tendered to the Company, valued as of the date of such tender, is at least equal to the exercise price. The Committee may not, however, authorize a loan to an optionee to assist the optionee in making payment of the exercise price under an Option or in meeting the optionee's tax obligations associated with the exercise of an Option.

  (d)
  Term. An Option shall be exercisable for a term determined by the Committee, which shall not be longer than ten years from the date on which the Option is granted.

  (e)
  Termination of Employment. An Option shall be exercisable following the termination of a Participant's employment to the extent determined pursuant to Sections 11 and 12(d) hereof, provided that:

  (1)
  If the Participant's employment terminates due to the Participant's retirement with the approval of the Company, the Participant (or, following the Participant's death, the Participant's beneficiary or personal representative) may exercise any Option held by the Participant at the time of such termination, to the extent such Option is vested in accordance with the terms of the Option and Sections 11 and 12(d) hereof, for a period of three years following such termination (but not after the date the Option otherwise expires).

  (2)
  If the Participant's employment terminates due to the Participant's death or Disability, the Participant (or, following the Participant's death, the Participant's beneficiary or personal representative) may exercise any Option held by the Participant at the time of such termination, to the extent such Option is vested in accordance with the terms of the Option and Sections 11 and 12(d) hereof, for a period of one year following such termination (but not after the date the Option otherwise expires).

  (3)
  If the Participant's employment terminates for any reason not described in Section 5(e)(1) or (2) hereof, the Participant (or, following the Participant's death, the Participant's beneficiary or personal representative) may exercise any Option held by the Participant at the time of such termination, to the extent such Option is vested in accordance with the terms of the Option and Sections 11 and 12(d) hereof, for a period of three months following such termination (but not after the date the Option otherwise expires).

Section 6.    Restricted Stock and Restricted Stock Units.

  (a)
  Grant. The Committee shall have the authority to determine the number of Shares of Restricted Stock and the number of Restricted Stock Units to be granted to a Participant and the other terms and conditions applicable to such Restricted Stock and Restricted Stock Units. In addition, as provided in Section 6(e) hereof, the Committee shall have the authority to make the grant of an Award of Restricted Stock or Restricted Stock Units contingent on the achievement of performance objectives specified by the Committee. Regardless of whether the grant was contingent on the achievement of performance objectives, an Award of Restricted Stock or Restricted Stock Units shall become vested when the Participant completes the period of employment designated by the Committee (the "Restricted Period"). Payment (if any) with respect to a Restricted Stock Unit shall be made as soon as administratively practicable after the conclusion of the applicable Restricted Period. Each Award of Restricted Stock or Restricted Stock Units shall be subject to the following terms and conditions, and to such additional terms and conditions as the Committee shall deem appropriate; provided that none of these additional terms and conditions shall be more favorable to a Participant than the terms and conditions set forth herein.

  (b)
  Rights of Participant. A Participant to whom Shares of Restricted Stock has been granted shall have absolute ownership of such Shares, including the right to vote the same and to receive dividends thereon, subject to the terms, conditions, and restrictions described in the Plan and in the Award. A Participant to whom Restricted Stock Units have been granted shall have no ownership interest in the Shares to which such Restricted Stock Units relate until and unless payment with respect to such Restricted Stock Units is actually made in Shares.

  (c)
  Restrictions. Until the restrictions applicable to Restricted Stock shall lapse, the Restricted Stock shall be subject to the following conditions:

  (1)
  Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of; and

  (2)
  if the Participant ceases to be an Employee for any reason, except as provided in Sections 11 and 12(d) hereof, any Restricted Stock that had been delivered to, or held in custody for, the Participant shall be returned to the Company forthwith, accompanied by any instrument of transfer requested by the Company, and all of the rights of the Participant with respect to such Shares shall immediately terminate without any payment of consideration by the Company.

        Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of at any time. Until the restrictions applicable to Restricted Stock Units shall lapse, if the Participant ceases to be an Employee for any reason, except as provided in Sections 11 and 12(d) hereof, such Restricted Stock Units shall be immediately forfeited, and all of the rights of the Participant with respect to such Restricted Stock Units shall immediately terminate without any payment of consideration by the Company.

  (d)
  Lapse of Restrictions. Unless the Restricted Stock or Restricted Stock Unit vests earlier pursuant to Section 11 or 12(d) hereof, the restrictions set forth in Section 6(c) hereof shall lapse at the end of the Restricted Period.

  (e)
  Performance-Based Grants. The Committee may make either the grant or the vesting of Awards of Restricted Stock and Restricted Stock Units contingent on the achievement of performance objectives relating to one or more of the Performance Criteria during a Plan Year or during the Restricted Period. If the performance objective or objectives specified by the Committee are satisfied, the Award shall be granted or become vested, as the case may be, but the restrictions imposed by Section 6(c) hereof shall apply to the Award until the end of the Restricted Period designated by the Committee. If the performance objectives specified by the Committee are not satisfied, the Award shall not be granted or become vested, as the case may be. Partial achievement of such performance objectives may result in the grant or vesting of a portion of the Award corresponding to the degree of achievement.

  (f)
  Maximum Annual Performance-Based Award. In any Plan Year, no individual Participant may be granted performance-based Awards of Restricted Stock and Restricted Stock Units in accordance with Section 6(e) hereof relating to more than 300,000 Shares in the aggregate.

  (g)
  Agreement by Participant Regarding Withholding Taxes. Each Participant who receives Restricted Stock shall agree that, subject to the provisions of Section 6(c) hereof:

  (1)
  no later than the date of the lapse of the restrictions applicable to the Restricted Stock, the Participant will pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to the Restricted Stock, and

  (2)
  the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Participant any taxes of any kind required by law to be withheld with respect to the Restricted Stock. A Participant may irrevocably elect to have any withholding tax obligation satisfied by:

  (A)
  having the Company withhold shares otherwise deliverable to the Participant in connection with the Award of Restricted Stock, or

  (B)
  delivering to the Company such Restricted Stock or delivering to the Company other Shares; provided that the Committee may, in its sole discretion, disapprove any such election.

  (h)
  Election to Recognize Gross Income in Year of Grant. If a Participant properly elects, within 30 days of the date of grant of Restricted Stock, to include in gross income for federal income tax purposes an amount equal to the fair market value of the Shares awarded on the date of grant, he shall make arrangements satisfactory to the Committee to pay in the year of such grant any taxes required to be withheld with respect to such Shares. If he fails to make the payments, the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Participant any taxes of any kind required by law to be withheld with respect to the Shares.

  (i)
  Interpretation. Notwithstanding any other provision of this Section 6 to the contrary, if the Committee's authority to exercise any discretionary authority under this Section 6 with respect to a performance-based Award of Restricted Stock or Restricted Stock Units granted in accordance with Section 6(e) hereof would cause such Award to fail to qualify as "other performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall not be entitled to exercise such discretion with respect to that Award. For example, in the case of such an Award, the Committee may not exercise discretion to increase the size of the Award that is contingent upon the attainment of one or more designated performance objectives.

  (j)
  Foreign Laws. Notwithstanding any provisions of the Plan to the contrary, if Restricted Stock is to be awarded to a Participant who is subject to the laws, including but not limited to the tax laws, of any country other than the United States, the Committee may, in its discretion, direct the Company to sell, assign, or otherwise transfer the Restricted Stock to a trust or other entity or arrangement, rather than grant the Restricted Stock directly to the Participant.

Section 7.    Performance Units.

  (a)
  Grant. The Committee shall have the authority to determine the number of Performance Units to be granted to a Participant and the other terms and conditions of the Performance Units. The Performance Units shall become vested upon the determination by the Committee that the performance objectives established by the Committee for the Performance Units have been attained, in whole or in part. Payment (if any) with respect to a Performance Unit shall be made as soon as administratively practicable after the conclusion of the applicable Performance Period. An individual Participant may not participate in more than three Performance Periods at any one time.

  (b)
  Performance Objectives. The performance objectives shall relate to the achievement of performance objectives relating to one or more of the Performance Criteria. Partial achievement of the objective(s) may result in a payment corresponding to the degree of achievement.

  (c)
  Maximum Payment. The maximum amount that may be paid to any Participant in respect of an Award of Performance Units shall be $4 million for a three-year Performance Period. If the Performance Period is longer or shorter than three years, the $4 million limit shall be proportionately increased or reduced to reflect the length of the Performance Period. Payment may be made in cash, in Shares, or both, as determined by the Committee.

  (d)
  Termination of Employment. The rights of a Participant with respect to an Award of Performance Units outstanding at the time of the termination of the Participant's employment shall be governed by Sections 11 and 12(d) hereof.

  (e)
  Interpretation. Notwithstanding any other provision of this Section 7 to the contrary, if an Award of Performance Units is intended at the time of grant to be "other performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, and if the Committee's authority to exercise any discretion under this Section 7 with respect to the Award would cause the Award to fail to qualify as "other performance-based compensation," the Committee shall not be entitled to exercise such discretion with respect to that Award. For example, in the case of such an Award, the Committee may not exercise discretion to increase the amount otherwise due upon the attainment of one or more designated performance objectives.

Section 8.    Management Incentive Compensation Performance Awards

  (a)
  MICP Awards. The Committee may, in its sole discretion, grant MICP Awards with respect to a full or partial Plan Year.

  (b)
  Determination of MICP Amounts. The amount of an MICP Award shall be determined by the Committee and shall be contingent upon the achievement of performance objectives relating to one or more of the Performance Criteria determined by the Committee. Partial achievement of such performance objective(s) may result in an Award corresponding to the degree of achievement. The Committee may, however, authorize payment of less than the amount corresponding to the degree of achievement of such performance objectives.

  (c)
  Maximum Individual MICP Awards. The maximum individual MICP Award permitted, with respect to any Plan Year, is $5,000,000; provided that if an MICP Award is granted with respect to a partial Plan Year, the $5,000,000 limit shall be prorated to reflect the length of the period for which the MICP Award is granted.

  (d)
  Form and Timing of MICP Awards. The Committee shall be responsible for determining the form and timing of MICP Awards under the Plan. In its discretion, the Committee may make any Award wholly in cash, wholly in Shares, or partly in cash and partly in Shares. For purposes of Section 8(a) hereof, any Shares awarded under this Section 8 shall be valued by using the average closing price of the Shares on the New York Stock Exchange on the last ten trading days of the calendar month preceding the month in which the Shares are awarded. Individual MICP Awards shall be paid on a current basis except that, in any instance, the Committee may direct that up to 75% of an individual's Award be paid on a deferred basis subject to such terms and conditions as the Committee may prescribe. MICP Awards shall normally be made as soon as possible after the end of each Plan Year.

Section 9.    Shares in Lieu of Cash.

        The Committee may grant Awards of Shares in lieu of all or part of any compensation otherwise payable in cash to an Eligible Employee by the Company or any Subsidiary or Affiliate. If Shares are issued in lieu of cash, the number of Shares to be issued shall be equal to the number of whole Shares that have an aggregate fair market value (determined on the date the cash otherwise would have been payable) equal to or less than the amount of such cash.

Section 10.    Dividend Equivalents.

        The Committee may grant to a Participant, in connection with any Award, Dividend Equivalents, which may be paid in cash, in Shares, or both, and which may be paid on a current, deferred, or contingent basis, as determined by the Committee in its discretion.

Section 11.    Termination of Employment.

        If the Participant's employment terminates for any reason, the Participant (or, following the Participant's death, the Participant's beneficiary or personal representative) shall be vested only in the portion of the Award (if any) in which the Participant was vested immediately before the termination of the Participant's employment except to the extent that the Committee in its sole discretion determines otherwise. Notwithstanding the preceding sentence, and subject to Section 12(d) hereof, the Committee may not determine that an Award shall be vested before the first anniversary of the date on which the Award was granted unless the Participant's employment terminated due to retirement, death, or Disability.

Section 12.    General Provisions.

  (a)
  Awards. Each Award hereunder shall be evidenced in writing. The written terms of the Award shall be delivered to the Participant and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

  (b)
  Withholding. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under the Plan or otherwise) any taxes required by law to be withheld in respect of Awards under the Plan. In the case of any Award satisfied in the form of Common Stock, no Shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

  (c)
  Nontransferability. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant's immediate family or to a trust, partnership, corporation, or similar vehicle the parties in interest in which are limited to the Participant and members of the Participant's immediate family (collectively, the "Permitted Transferees"), no Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or, if applicable, the Permitted Transferees.

  (d)
  Change of Control. Upon the occurrence of a Change of Control, all Awards then outstanding shall immediately become fully vested.

  (e)
  No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, any Subsidiary or any Affiliate. Further, the Company and each Subsidiary and Affiliate expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

  (f)
  No Rights to Awards; No Shareholder Rights. No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Participants and Eligible Employees. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a shareholder with respect to any Shares of Common Stock to be issued under the Plan prior to the issuance thereof.

  (g)
  Foreign Benefits. The Committee may grant Awards to Eligible Employees of the Company and its Subsidiaries and Affiliates who reside in jurisdictions outside the United States. The Committee may adopt such supplements to the Plan as may be necessary to comply with applicable laws of such jurisdictions and to afford participants favorable treatment under such laws; provided that no Award shall be granted under any such supplement on the basis of terms or conditions that are inconsistent with provisions of the Plan.

  (h)
  Amendment of Plan. The Board or the Committee may amend, suspend, or terminate the Plan or any portion thereof at any time; provided that no amendment shall be made without shareholder approval if (1) shareholder approval is required by law, regulation, or securities exchange listing requirement or (2) if the amendment would increase the number of Shares available for Awards under the Plan, except pursuant to Section 4(f) hereof. Without the written consent of an affected Participant, no termination, suspension, or modification of the Plan shall adversely affect any right of such Participant under the terms of an Award granted before the date of such termination, suspension, or modification.

  (i)
  Application of Proceeds. The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

  (j)
  Compliance with Legal and Exchange Requirements. The Plan, the grant and exercise of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the grant and exercise of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of Shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or otherwise to sell or issue Shares in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or stock issuable thereunder) that shall lapse because of such postponement.

  (k)
  Deferrals. The Committee may postpone the exercise of Awards, the issuance or delivery of Shares, the payment of cash under any Award, or any action permitted under the Plan to prevent the Company or any of its Subsidiaries or Affiliates from being denied an income tax benefit with respect to any Award. The Committee also may establish rules under which a Participant may elect to postpone receipt of Shares or cash under any Award.

  (l)
  Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

  (m)
  Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Committee, the Board, the Company, and all other parties with respect thereto.

  (n)
  Rules of Construction. Whenever used in the Plan, words in the masculine gender shall be deemed to refer to females as well as to males; words in the singular shall be deemed to refer also to the plural; and references to a statute or statutory provision shall be construed as if they referred also to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted.

  (o)
  Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

  (p)
  Applicable Law. The validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New York (without regard to its rules regarding choice of law).

  (q)
  Effective Date. The Plan shall become effective on the date the Plan is approved by the Company's shareholders. No Awards may be granted under the Plan after the annual meeting of the Company's shareholders in 2010; provided that any Awards granted before such annual meeting shall continue in effect thereafter in accordance with the terms of the Awards and the Plan. Upon shareholder approval of the Plan, no further awards may be made under The Interpublic Group of Companies, Inc. 2002 Stock Incentive Plan.

APPENDIX C

THE INTERPUBLIC NON-MANAGEMENT DIRECTORS' STOCK INCENTIVE PLAN

ARTICLE I
INTRODUCTION

        1.1.    Name of Plan.    The name of the Plan is the "Interpublic Non-Management Directors' Stock Incentive Plan."

        1.2.    Purpose of Plan.    The Plan is being established to attract, retain and compensate for service highly qualified individuals to serve as members of the Board of Directors of the Corporation, but not current employees of the Corporation or any of its Subsidiaries, and to enable them to increase their ownership in the Corporation's Common Stock. The Plan will be beneficial to the Corporation and its stockholders since it will allow these directors to have a greater personal financial stake in the Corporation through the ownership of the Corporation's Common Stock, in addition to strengthening their common interest with stockholders in increasing the value of the Corporation's Common Stock longer term.

        1.3.    Effective Date.    The Plan shall be effective as of the date of the Company's 2004 Annual Meeting of Stockholders held on May 18, 2004, if at the Annual Meeting the Plan is duly approved by stockholders. If the stockholders do not approve the Plan at the 2004 Annual Meeting, the Plan shall be of no force or effect.

ARTICLE II
DEFINITIONS

        When used in capitalized form in the Plan, the following terms shall have the following meanings, unless the context clearly indicates otherwise:

          Committee.    "Committee" means the Corporate Governance Committee of the Corporation.

          Common Stock.    "Common Stock" means shares of the Corporation's $.10 par value common stock.

          Corporation.    "Corporation" means The Interpublic Group of Companies, Inc.

          Fair Market Value.    "Fair Market Value" means the mean of the high and low prices at which the Common Stock of the Corporation is traded on the date in question, as reported on the composite tape for New York Stock Exchange issues.

          Option.    "Option" means an option to purchase shares of Common Stock that has the terms and conditions set forth in Article VI of the Plan.

          Non-Management Directors.    "Non-Management Directors" means members of the Board of Directors of the Corporation who are not employees of the Corporation or any of its Subsidiaries.

          Plan.    "Plan" means the Interpublic Non-Management Directors' Stock Incentive Plan, as amended from time to time.

          Restricted Share Units.    "Restricted Share Units" means awards having the terms and conditions set forth in Article VIII of the Plan.

          Restricted Shares.    "Restricted Shares" means shares of Common Stock that are subject to the restrictions and other terms and conditions set forth in Article VII of the Plan.

          Subsidiary.    "Subsidiary" means a subsidiary of the Corporation that meets the definition of a "subsidiary corporation" in Section 424(f) of the Internal Revenue Code of 1986, as amended.

          Unrestricted Shares.    "Unrestricted Shares" means shares of Common Stock granted pursuant to Section 5.1 of the Plan.

ARTICLE III
ELIGIBILITY

        3.1.    Condition.    An individual who is a Non-Management Director on or after May 18, 2004, shall be eligible to participate in the Plan.

ARTICLE IV
SHARES AVAILABLE

        4.1.    Number of Shares Available.    An aggregate of Two Hundred Thousand (200,000) shares of Common Stock are reserved for issuance under the Plan pursuant to the exercise of Options, the award of Unrestricted Shares and Restricted Shares and the settlement of Restricted Share Units. Such shares of Common Stock may be authorized but unissued shares, treasury shares, or shares purchased on the open market.

        4.2.    Adjustments.    The number of shares of Common Stock of the Corporation reserved for awards under the Plan, the number of shares comprising outstanding awards under the Plan, and the exercise price and the number of shares issuable upon the exercise of any outstanding Options, shall be subject to proportionate adjustment by the Committee to the extent required to prevent dilution or enlargement of shares issuable under the Plan and the rights of the grantee in the event of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, exchange of shares, or other similar event. All determinations made by the Committee with respect to adjustment under this Section 4.2 shall be conclusive and binding for all purposes of the Plan.

        4.3.    Effect of Stock Splits, etc. on Restricted Shares.    Any shares of Common Stock of the Corporation received by a grantee as a stock dividend on Restricted Shares, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations, or other events affecting Restricted Shares, shall have the same status, be subject to the same restrictions, and bear the same legend as the shares with respect to which they were issued.

ARTICLE V
AWARDS

        5.1.    Unrestricted Shares.    Each year, on or about January 15, commencing with the year 2005, the Corporation shall grant Eight Hundred (800) shares of Common Stock to each person who is serving as a Non-Management Director as of such date. Such shares shall not be subject to forfeiture and shall be free of any and all restrictions on transfer.

        5.2.    Restricted Shares or Restricted Share Units.    Each year, on or about January 15, commencing with the year 2005, the Corporation shall grant to each person who is serving as a Non-Management Director as of such date, at the election of such person, either (i) One Thousand Six Hundred (1,600) Restricted Shares or (ii) One Thousand Six Hundred (1,600) Restricted Share Units.

        5.3.    Options.    The Committee shall have the authority to grant Options at any time, and from time to time, to any one or more Non-Management Directors covering such number of shares of Common Stock as the Committee deems appropriate.

        5.4.    Restricted Shares.    The Committee shall have the authority to grant Restricted Shares, in addition to the Restricted Shares referred to in Section 5.2, at any time, and from time to time, to any one or more Non-Management Directors in such number and having such terms and conditions, subject to the terms of the Plan, as the Committee deems appropriate.

        5.5.    Restricted Share Units.    The Committee shall have the authority to grant Restricted Share Units, in addition to the Restricted Share Units referred to in Section 5.2, at any time, and from time to time, to any one or more Non-Management Directors in such number and having such terms and conditions, subject to the terms of the Plan, as the Committee deems appropriate.

ARTICLE VI
OPTIONS

        6.1.    Type of Options.    The Options granted under the Plan are not intended to be options that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1996, as amended.

        6.2.    Option Exercise Price.    The exercise price per share of an Option shall be the Fair Market Value of the Common Stock on the date of the grant and shall be paid in cash in U.S. Dollars on the date of exercise.

        6.3.    Duration.    An Option granted under the Plan shall become exercisable in full three years after the date of grant and shall expire ten years after the date of grant (the "Option Period"), unless it is sooner terminated in accordance with Section 6.5.

        6.4.    Exercise After Termination of Service.    If the recipient of an Option grant ceases to be a Non-Management Director for any reason (including without limitation death), such Option, if exercisable immediately prior to the date of cessation of service, shall continue to be exercisable by the grantee, or by the grantee's legal representatives, heirs or beneficiaries, for a period of thirty-six months following the date of cessation of service, but in no event after the expiration of the Option Period.

        6.5.    Forfeiture.    If an Option is not exercisable on the date on which the grantee ceases to serve as a Non-Management Director, or if an Option has not been exercised in full before it ceases to be exercisable in accordance with Section 6.4, the Option shall, to the extent not previously exercised, thereupon be forfeited.

ARTICLE VII
RESTRICTED SHARES

        7.1.    Rights with Respect to Restricted Shares.    A grantee to whom Restricted Shares have been granted shall have absolute ownership of such shares, including the right to vote the same and to receive dividends thereon, subject, however, to the terms, conditions, and restrictions described in this Article 7. The grantee's absolute ownership shall become effective only after he or she has received a certificate or certificates for the number of shares of Common Stock awarded, or after he or she has received notification that such certificate or certificates have been issued and are being held in custody by the Corporation.

        7.2.    Restrictions.    Until the expiration of the period beginning on the date on which the Restricted Shares are granted and ending on the third anniversary of the date of grant (the "Restricted Stock Restriction Period"), Restricted Shares shall be subject to the following conditions:

  (i)
  Restricted Shares shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of; and

  (ii)
  if the grantee ceases to serve as a Non-Management Director for any reason, all the rights of the grantee with respect to such Restricted Shares, except as otherwise provided in Section 7.3, shall immediately terminate without any payment of consideration by the Corporation. If the grantee has custody of the shares, upon such forfeiture, the grantee shall forthwith deliver to the Secretary or any Assistant Secretary of the Corporation the certificate or certificates for the shares so forfeited, accompanied by such instrument of transfer as may be required by the Secretary or any Assistant Secretary of the Corporation.

        7.3.    Lapse of Restrictions in Connection With Cessation of Service.    Upon a grantee's cessation of service as a Non-Management Director for any reason (including death), on or after the first anniversary of the date on which Restricted Shares were granted, the restrictions set forth in Section 7.2 shall lapse on the date of the grantee's cessation of service with respect to a fraction of the Restricted Shares awarded to such grantee. The numerator of the fraction shall be the number of months that have elapsed since the Restricted Shares were granted, and the denominator of the fraction shall be the number of months in the Restricted Share Restriction Period; provided that in the case of a fractional month, a period of fifteen days or more shall be treated as a full month, and a period of less than fifteen days shall be disregarded.

        7.4.    Restrictive Legends; Certificates May be Held in Custody.    Certificates evidencing Restricted Shares shall bear an appropriate legend referring to the terms, conditions, and restrictions described in the Plan. Any attempt to dispose of such Restricted Shares in contravention of the terms, conditions, and restrictions described in the Plan shall be ineffective. The Committee may enact rules that provide that the certificates evidencing Restricted Shares may be held in custody by a bank or other institution, or that the Corporation may itself hold the certificates evidencing Restricted Shares in custody, until the restrictions thereon shall have lapsed.

ARTICLE VIII
RESTRICTED SHARE UNITS

        8.1.    Rights with Respect to Restricted Share Units.    A grantee to whom Restricted Share Units have been granted shall have the right to receive at the time of the grantee's cessation of service as a Non-Management Director (or at such earlier time as the Committee shall approve), a payment in an amount equal to the Fair Market Value of the corresponding number of shares of Common Stock as of the date of cessation of service, payable in cash or in shares of Common Stock, as determined by the Committee, subject, however, to the terms, conditions, and restrictions set forth in this Article 8.

        8.2.    Restrictions.    Except as otherwise provided in Section 8.3, until the expiration of the period beginning on the date on which the Restricted Share Units are granted and ending on the third anniversary of the date of grant (the "Restricted Share Unit Restriction Period"), the Restricted Share Units shall be immediately forfeited without any payment to the grantee of consideration by the Corporation if the grantee ceases to serve as a Non-Management Director for any reason.

        8.3.    Lapse of Restrictions in Connection With Cessation of Service.    Upon a grantee's cessation of service as a Non-Management Director for any reason (including death), on or after the first anniversary of the date on which Restricted Share Units were granted, the restrictions set forth in Section 8.2 shall lapse on the date of the grantee's cessation of service with respect to a fraction of the Restricted Share Units awarded to such grantee. The numerator of the fraction shall be the number of months that have elapsed since the Restricted Share Units were granted, and the denominator of the fraction shall be the number of months in the Restricted Share Unit Restriction Period; provided that in the case of a fractional month, a period of fifteen days or more shall be treated as a full month, and a period of less than fifteen days shall be disregarded.

        8.4    Dividend Equivalent Credits.    At the discretion of the Committee, the Restricted Share Unit balance of a Non-Management Director may be credited with additional Restricted Share Units corresponding to the dividends that are paid from time to time on the Common Stock.

ARTICLE IX
ADMINISTRATION, AMENDMENT AND TERMINATION OF THE PLAN

        9.1.    Administration.    The Plan shall be administered by the Committee.

        9.2.    Amendment and Termination.    The Plan may be terminated or amended by the Committee or the Board of Directors as it deems advisable. No amendment may revoke or alter in a manner unfavorable to the grantees any Options, Unrestricted Shares, Restricted Shares, or Restricted Share Units then outstanding, nor may the Committee or the Board of Directors amend the Plan without stockholder approval where the absence of such approval would cause the Plan to fail to comply with any requirement of any applicable law, regulation or securities exchange listing requirement.

        9.3.    Expiration of the Plan.    No Options, Unrestricted Shares, Restricted Shares or Restricted Share Units may not be granted under the Plan after May 31, 2009, but Options granted prior to that date shall continue to become exercisable and may be exercised according to the terms of the Plan.

ARTICLE X
NONTRANSFERABILITY

        10.1.    Options and Restricted Share Units Not Transferable.    The Options and Restricted Share Units granted under the Plan are not transferable by sale, assignment, pledge, hypothecation, or otherwise, other than by will or the laws of descent and distribution. During the grantee's lifetime, an Option may be exercised only by the grantee or the grantee's guardian or legal representative.

ARTICLE XI
RIGHTS OF DIRECTORS

        11.1.    Rights to Awards.    Except as provided in the Plan, no Non-Management Director shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action thereunder shall be construed as giving any Non-Management Director any right to be retained in the services of the Corporation in any capacity.

APPENDIX

FORM OF PROXY
THE INTERPUBLIC GROUP OF COMPANIES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE COMPANY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 18, 2004

The undersigned hereby constitutes and appoints David A. Bell, Christopher J. Coughlin and Nicholas J. Camera, and each of them, his true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of THE INTERPUBLIC GROUP OF COMPANIES, INC. to be held in the MT&R Theater of The Museum of Television & Radio, 25 West 52nd Street, New York, New York, on Tuesday, May 18, 2004 at 9:30 A.M. Eastern Time, and at any adjournments thereof, on all matters to come before the meeting. If you are a participant in The Interpublic Group of Companies, Inc. Savings Plan (the "Plan"), this card also constitutes voting instructions by the undersigned to JPMorgan Chase Bank ("JPMorgan"), the trustee of the trust maintained under the Plan, for all shares held of record by JPMorgan as to which the undersigned is entitled to direct the voting. Any shares for which voting instructions are not timely received, will not be voted by JPMorgan. JPMorgan will vote any unallocated shares held under the Plan in the same proportion as it votes shares for which timely instructions are received.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES, FOR PROPOSALS 2, 3 AND 4, AGAINST PROPOSAL 5 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. HOWEVER, THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD.

(Continued, and to be marked, dated and signed, on the other side)

^ Detach here from proxy voting card. ^
PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE ☒

THE INTERPUBLIC GROUP OF COMPANIES, INC. ANNUAL MEETING OF STOCKHOLDERS

MAY 18, 2004

9:30 A.M.

MT&R THEATER OF THE MUSEUM OF TELEVISION & RADIO 25 WEST 52ND STREET NEW YORK, NEW YORK

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES, FOR PROPOSALS 2, 3 and 4, AGAINST PROPOSAL 5 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.	Mark Here for Address Change or Comments	☐

1. Election of Directors
Nominees: 01. David A. Bell 02. Frank J. Borelli 03. Reginald K. Brack 04. Jill M. Considine 05. Christopher J. Coughlin	06. John J. Dooner, Jr. 07. Richard A. Goldstein 08. H. John Greeniaus 09. Michael I. Roth 10. J. Phillip Samper	FOR ☐	WITHHELD FOR ALL ☐	If you plan to attend the Annual Meeting please mark the WILL ATTEND box.	WILL ATTEND ☐
For, except vote withheld from the following nominee(s):
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 3 AND 4 AND AGAINST PROPOSAL 5
		FOR	AGAINST	ABSTAIN
ITEM 2	Approval of 2004 Performance Incentive Plan	☐	☐	☐
ITEM 3	Approval of the Interpublic Non-Management Directors Stock Incentive Plan	☐	☐	☐
ITEM 4	Confirmation of PricewaterhouseCoopers as independent auditors for 2004.	☐	☐	☐
ITEM 5	Approval of Proposed Shareholder Resolution on Northern Ireland	☐	☐	☐
Signature	Signature	Date

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.
NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^ Detach here from proxy voting card. ^

Vote by Internet, Telephone, or Mail
24 Hours a Day, 7 Days a Week

Telephone and Internet voting is available through 11:59 PM EST the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

INTERNET http://www.eproxy.com/ipg	OR	TELEPHONE 1-800-435-6710	OR	MAIL
Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		Mark, sign and date your proxy card and return it in the postage-paid envelope.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement on the Internet at: http://www.Interpublic.com

QuickLinks

THE INTERPUBLIC GROUP OF COMPANIES, INC. 1271 Avenue of the Americas New York, New York 10020
THE INTERPUBLIC GROUP OF COMPANIES, INC. 1271 Avenue of the Americas New York, New York 10020
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 18, 2004
TABLE OF CONTENTS
THE INTERPUBLIC GROUP OF COMPANIES, INC.
PROXY STATEMENT
GENERAL
1. ELECTION OF DIRECTORS
CORPORATE GOVERNANCE PRACTICES AND BOARD MATTERS
AUDIT COMMITTEE REPORT
CODE OF CONDUCT
CHANGE OF ADDRESS
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
Stock Option Grants In 2003
Individual Grants
Aggregated Option Exercises in 2003 and Fiscal Year-End Option Values
Long-Term Incentive Plan Awards in 2003
Equity Compensation Plan Information
EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN (1) THE INTERPUBLIC GROUP OF COMPANIES, INC. COMMON STOCK, THE S&P 500 AND PEER GROUP INDICES (2)
2. PROPOSAL TO ADOPT THE 2004 PERFORMANCE INCENTIVE PLAN
3. PROPOSAL TO ADOPT THE INTERPUBLIC NON-MANAGEMENT DIRECTORS' STOCK INCENTIVE PLAN
4. APPOINTMENT OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR CONFIRMATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS.
5. STOCKHOLDERS' PROPOSAL REGARDING NORTHERN IRELAND
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDERS' PROPOSAL REGARDING NORTHERN IRELAND.
SOLICITATION OF PROXIES
The Interpublic Group of Companies, Inc. AUDIT COMMITTEE CHARTER
THE INTERPUBLIC GROUP OF COMPANIES, INC. 2004 PERFORMANCE INCENTIVE PLAN
THE INTERPUBLIC NON-MANAGEMENT DIRECTORS' STOCK INCENTIVE PLAN
ARTICLE I INTRODUCTION
ARTICLE II DEFINITIONS
ARTICLE III ELIGIBILITY
ARTICLE IV SHARES AVAILABLE
ARTICLE V AWARDS
ARTICLE VI OPTIONS
ARTICLE VII RESTRICTED SHARES
ARTICLE VIII RESTRICTED SHARE UNITS
ARTICLE IX ADMINISTRATION, AMENDMENT AND TERMINATION OF THE PLAN
ARTICLE X NONTRANSFERABILITY
ARTICLE XI RIGHTS OF DIRECTORS